      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 27, 1998

                                                     REGISTRATION NO. [   ]
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                 OMNICARE, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                    5912                                   31-1001351
    (State of or other jurisdiction             (Primary Standard Industrial                    (I.R.S. Employer
   of incorporation or organization)            Classification Code Number)                   Identification No.)

                         ------------------------------

                     50 EAST RIVERCENTER BLVD.--SUITE 1530
                           COVINGTON, KENTUCKY 41011
                                 (606) 655-1180
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                         ------------------------------

                                CHERYL D. HODGES
                        C/O OMNICARE MANAGEMENT COMPANY
                               2800 CHEMED CENTER
                             255 EAST FIFTH STREET
                          CINCINNATI, OHIO 45202-4728
                                 (513) 762-6666
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:

               MORTON A. PIERCE                                THOMAS J. SHARBAUGH
               RICHARD D. PRITZ                            MORGAN, LEWIS & BOCKIUS LLP
             DEWEY BALLANTINE LLP                             2000 ONE LOGAN SQUARE
          1301 AVENUE OF THE AMERICAS                        PHILADELPHIA, PA 19103
           NEW YORK, NEW YORK 10019                              (215) 963-5000
                (212) 259-8000

                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions to the merger (the "Merger") of a subsidiary of the Registrant with and into IBAH, Inc. ("IBAH") pursuant to the Agreement and Plan of Merger described in the enclosed Proxy Statement/Prospectus have been satisfied or waived.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

              TITLE OF EACH CLASS OF                                     PROPOSED MAXIMUM    PROPOSED MAXIMUM
                 SECURITIES TO BE                      AMOUNT TO BE     OFFERING PRICE PER  AGGREGATE OFFERING      AMOUNT OF
                  REGISTERED(1)                         REGISTERED            SHARE               PRICE          REGISTRATION FEE
Common Stock, $1.00 par value                          5,336,338(2)            N/A           $161,707,203(3)      $47,703.62(4)
Warrants to Purchase Common Stock, $1.00 par value      430,696(5)             N/A                 (5)                 (5)

(1) This Registration Statement relates to Common Stock, par value $1.00 per share ("Omnicare Shares"), of the Registrant issuable to holders of Common Stock, par value $.01 per share, of IBAH ("IBAH Common Shares") and Series A Convertible Preferred Stock, par value $.01 per share, of IBAH ("IBAH Preferred Shares", and together with the IBAH Common Shares, the "IBAH Shares") and warrants to purchase Common Stock (the "Warrants") in connection with the Merger.

(2) The number of Omnicare Shares to be registered pursuant to this Registration Statement is based on the maximum number of Omnicare Shares issuable to holders of IBAH Common Shares, IBAH Preferred Shares, warrants to purchase IBAH Common Shares and options to purchase IBAH Common Shares in the Merger at an assumed maximum exchange ratio of .1650 of an Omnicare Share in exchange for each IBAH Common Share (assuming that all IBAH Shares are exchanged for Omnicare Shares) and assuming the maximum number of IBAH Shares to be acquired in the Merger for Omnicare Shares is 32,341,446.

(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f)(1) of the Securities Act of 1933, based upon the estimated market value of up to 32,341,446 IBAH Shares to be acquired by Omnicare in the Merger (based upon the average of the high and low prices of IBAH Common Shares on The Nasdaq National Market on May 22, 1998 of $5.00 per share).

(4) A fee of $34,123.78 was paid on May 6, 1998 pursuant to Section 14(g)(1)(A) of the Securities Exchange Act of 1934 and Rules 0-11 and 14a-(6)(i) promulgated thereunder in connection with the filing of preliminary proxy materials relating to the Merger as described herein, and pursuant to Rule 457(b), such fee has been credited against the registration fee payable in connection with this Registration Statement.

(5) Included in the amount shown above. See Notes 2, 3 and 4.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE TIME UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   IBAH, INC.
                               FOUR VALLEY SQUARE
                             512 TOWNSHIP LINE ROAD
                         BLUE BELL, PENNSYLVANIA 19422

                                                                    May 27, 1998

Dear Fellow Stockholder:

    I am pleased to inform you that on March 30, 1998, IBAH, Inc. and Omnicare, Inc. entered into a merger agreement under which each outstanding IBAH common share will be converted into the right to receive $5.75 market value (determined in accordance with, and subject to the terms of, the merger agreement) of Omnicare common shares and IBAH will become a wholly-owned subsidiary of Omnicare. The transaction is structured as a reorganization and a "pooling of interests".

    At a Special Meeting of Stockholders of IBAH to be held at 10:00 a.m. on June 29, 1998, you will be asked to vote upon the proposal to approve and adopt the merger agreement. The merger is conditioned on the approval of this proposal by IBAH stockholders holding a majority of the voting power of the outstanding shares of IBAH.

    The IBAH Board of Directors has unanimously approved the merger agreement and has determined that the merger contemplated by the merger agreement is fair to, and in the best interest of, IBAH and its stockholders. THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT.

    Salomon Smith Barney has acted as financial advisor to IBAH in connection with the merger and has delivered its opinion dated March 30, 1998 to the IBAH Board to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the consideration to be received by holders of IBAH common shares in the merger was fair, from a financial point of view, to such holders. The full text of Salomon Smith Barney's written opinion, which sets forth a description of the assumptions made, matters considered and limitations on the review undertaken, is attached as Appendix E to the accompanying Proxy Statement/Prospectus and should be read carefully in its entirety.

    Details of the proposed merger and other important information concerning IBAH and Omnicare are contained in the Proxy Statement/Prospectus. Please give this material your careful attention.

    Whether or not you plan to attend the Special Meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. Your prompt cooperation will be greatly appreciated.

    We are gratified by your continued support.

                                          Sincerely yours,

                                                        [LOGO]

                                          Geraldine A. Henwood
                                          Chief Executive Officer

                                   IBAH, INC.
                               FOUR VALLEY SQUARE
                             512 TOWNSHIP LINE ROAD
                         BLUE BELL, PENNSYLVANIA 19422

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 29, 1998

To the Stockholders of
  IBAH, Inc.:

    NOTICE IS HEREBY GIVEN that IBAH, Inc. ("IBAH") will hold a Special Meeting of its Stockholders on June 29, 1998 at 10:00 a.m., local time, at the Sheraton Valley Forge Hotel, 1160 First Avenue, King of Prussia, Pennsylvania (including any adjournment or postponement thereof, the "Special Meeting"), for the following purposes:

    1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of March 30, 1998 (the "Merger Agreement"), among IBAH, Omnicare, Inc., a Delaware corporation ("Omnicare"), and Impala Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Omnicare ("Sub"), and the transactions contemplated thereby. Upon the terms and subject to the conditions of the Merger Agreement, Sub will be merged (the "Merger") with and into IBAH, and IBAH will become a wholly-owned subsidiary of Omnicare.

    2. To transact such other business as may properly come before the Special Meeting.

    IBAH has fixed the close of business on May 21, 1998 (the "Record Date") as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Special Meeting.

    THE IBAH BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE AND ADOPT THE MERGER AGREEMENT. The affirmative vote of a majority of the outstanding voting power of the shares of common stock of IBAH, par value $.01 per share (the "IBAH Common Shares"), and shares of Series A Convertible Preferred Stock, par value $.01 per share ("IBAH Preferred Shares"), voting together as a single class, entitled to vote at the Special Meeting is required to approve and adopt the Merger Agreement. IBAH Common Shares are entitled to one vote per share, while IBAH Preferred Shares are entitled to three votes per share. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE SPECIAL MEETING WILL GENERALLY HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER. Holders of IBAH Preferred Shares who did not vote for the Merger may, by complying with the procedures prescribed in the Delaware General Corporation Law, be entitled to appraisal rights as described therein. See "APPRAISAL RIGHTS AVAILABLE TO HOLDERS OF IBAH PREFERRED SHARES."

    Stockholders are invited to attend the Special Meeting. Whether or not you expect to attend, WE URGE YOU TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. If you attend the meeting, you may vote your shares in person, which will revoke any previously executed proxy.

    If your shares are held of record by a broker, bank or other nominee, you must instruct your broker, bank or other nominee on how to vote your shares, or else your shares will not be voted. If you require assistance in completing your proxy card or if you have questions about the voting procedure, please contact D.F. King & Co., Inc., 77 Water Street, New York, NY 10005, (212) 269-5500 (collect), (800) 628-8532 (toll-free).

    Regardless of how many shares you own, your vote is very important. Please SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD TODAY.

                                          By Order of the Board of Directors

                                                         [LOGO]

                                          Winston J. Churchill

                                          Chairman of the Board

Blue Bell, Pennsylvania
May 27, 1998

                                   IBAH, INC.
                                PROXY STATEMENT
                               ------------------

                                 OMNICARE, INC.
                                   PROSPECTUS

RELATING TO THE OFFERING OF UP TO 5,336,338 OMNICARE COMMON SHARES AND WARRANTS
                                       TO
                 PURCHASE UP TO 430,696 OMNICARE COMMON SHARES.

    This Proxy Statement/Prospectus is being furnished to the holders of common stock, par value $.01 per share ("IBAH Common Shares"), and to the holders of Series A Convertible Preferred Stock, par value $.01 per share ("IBAH Preferred Shares", and together with the IBAH Common Shares, the "IBAH Shares"), of IBAH, Inc. ("IBAH") in connection with the solicitation of proxies by the Board of Directors of IBAH (the "IBAH Board") for use at the special meeting of stockholders of IBAH to be held at the Sheraton Valley Forge Hotel, 1160 First Avenue, King of Prussia, Pennsylvania on June 29, 1998 commencing at 10:00 a.m., local time, and any adjournments or postponements thereof (the "Special Meeting").

    At the Special Meeting, stockholders of IBAH as of the close of business on May 21, 1998 (the "Record Date") will consider and vote on the proposed merger described in this Proxy Statement/Prospectus by which Impala Acquisition Corp. ("Sub"), a wholly-owned subsidiary of Omnicare, Inc. ("Omnicare"), will merge (the "Merger") with and into IBAH and IBAH will become a wholly-owned subsidiary of Omnicare, pursuant to the terms of the Agreement and Plan of Merger, dated as of March 30, 1998, among Omnicare, Sub and IBAH (the "Merger Agreement"). If the Merger is consummated, (i) each outstanding IBAH Common Share will be converted into the right to receive a number of shares of the common stock, par value $1.00 per share, of Omnicare (the "Omnicare Shares"), as set forth below (the "Conversion Number") and (ii) each outstanding IBAH Preferred Share (other than shares as to which appraisal rights are properly exercised under Delaware law) will be converted into the right to receive a number of Omnicare Shares equal to three times the Conversion Number, in each case determined pursuant to a formula based upon the average of the closing price per Omnicare Share on the New York Stock Exchange for the fifteen consecutive trading days immediately prior to the second trading day prior to the closing of the Merger (the "Omnicare Average Market Price"). If the Omnicare Average Market Price is (a) greater than $43.83, then the Conversion Number is equal to $6.50 divided by the Omnicare Average Market Price; (b) greater than $38.77 and less than or equal to $43.83, then the Conversion Number is equal to 0.1483; (c) greater than $34.85 and less than or equal to $38.77, then the Conversion Number is equal to $5.75 divided by the Omnicare Average Market Price; (d) greater than or equal to $30.30 and less than or equal to $34.85, then the Conversion Number is equal to 0.1650; or (e) less than $30.30, then, subject to certain conditions, the Conversion Number is equal to $5.00 divided by the Omnicare Average Market Price. If the Omnicare Average Market Price is less than $30.30, Omnicare shall have the right to fix the Conversion Number at 0.1650 and, after the exercise of such right by Omnicare, IBAH shall have the right to terminate the Merger Agreement. Assuming that the Merger had been consummated on May 28, 1998, the Omnicare Average Market Price would have been $35.89 and (i) each IBAH Common Share surrendered in the Merger would have been converted into the right to receive 0.1602 Omnicare Shares and
(ii) each IBAH Preferred Share surrendered in the Merger would have been converted into the right to receive 0.4806 Omnicare Shares. The actual conversion ratio will be determined immediately prior to the closing of the Merger (the "Closing") and, therefore, may not be known at the time of the Special Meeting.

    FOR A MORE COMPLETE DESCRIPTION OF THE TERMS OF THE MERGER, INCLUDING A DESCRIPTION OF THE CONSIDERATION TO BE RECEIVED BY IBAH STOCKHOLDERS, SEE "THE MERGER."

    Omnicare Shares are quoted on the New York Stock Exchange (the "NYSE") under the symbol "OCR." IBAH Common Shares are quoted on The Nasdaq National Market under the symbol "IBAH."

    This Proxy Statement also constitutes a Prospectus relating to the Omnicare Shares and warrants to purchase Omnicare Shares ("Omnicare Warrants") to be issued in connection with the proposed Merger and the Omnicare Shares issuable upon exercise of the Omnicare Warrants.

    The information contained in this Proxy Statement/Prospectus relating to Omnicare has been furnished by Omnicare. Omnicare is a leading independent provider of pharmacy and related services to long-term care institutions such as nursing homes, retirement centers and other institutional health care facilities. The principal executive offices of Omnicare are located at 50 East RiverCenter Blvd., Suite 1530, Covington, Kentucky 41011, telephone number (606) 291-6800.

    The information contained in this Proxy Statement/Prospectus relating to IBAH has been furnished by IBAH. IBAH is a worldwide leader in providing comprehensive product development services to client companies in the pharmaceutical, biotechnology, medical device and diagnostics industries. The principal executive offices of IBAH are located at Four Valley Square, 512 Township Line Road, Blue Bell, Pennsylvania 19422, telephone number (215) 283-0770.

    See "GLOSSARY" for a list of certain defined terms used in this Proxy Statement/Prospectus.

    This Proxy Statement/Prospectus and the accompanying proxy card are first being mailed to IBAH stockholders on or about May 28, 1998.

    FOR A DISCUSSION OF CERTAIN RISK FACTORS THAT STOCKHOLDERS SHOULD CONSIDER BEFORE VOTING FOR OR AGAINST THE MERGER, SEE "RISK FACTORS" BEGINNING ON PAGE 12.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
             PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY
              STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

          The date of this Proxy Statement/Prospectus is May 27, 1998

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
QUESTIONS AND ANSWERS ABOUT THE MERGER.....................................................................           1
FORWARD-LOOKING STATEMENTS.................................................................................           3
AVAILABLE INFORMATION......................................................................................           3
INCORPORATION OF DOCUMENTS BY REFERENCE....................................................................           4
SUMMARY....................................................................................................           5
RISK FACTORS...............................................................................................          12
OMNICARE SUMMARY SELECTED FINANCIAL DATA...................................................................          16
IBAH SUMMARY SELECTED FINANCIAL DATA.......................................................................          18
SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA.......................................................          20
MARKET PRICE INFORMATION...................................................................................          22
COMPARATIVE PER SHARE DATA.................................................................................          24
THE MERGER.................................................................................................          26
  Background of the Merger.................................................................................          26
  Reasons for the Merger...................................................................................          28
  Opinion of IBAH's Financial Advisor......................................................................          30
  Accounting Treatment of the Merger.......................................................................          34
  Governmental and Regulatory Approvals....................................................................          34
  Interests of Certain Persons in the Merger; Possible Conflicts of Interest...............................          34
  Certain Federal Income Tax Consequences of the Merger....................................................          36

THE MERGER AGREEMENT AND RELATED AGREEMENTS................................................................          38
  General..................................................................................................          38
  Consideration to be Received in the Merger...............................................................          38
  Exchange of Shares.......................................................................................          39
  Treatment of Options and Warrants........................................................................          39
  Representations and Warranties...........................................................................          40
  Conduct of IBAH's Business...............................................................................          40
  Exclusivity..............................................................................................          41
  Indemnification..........................................................................................          42
  Resales of Omnicare Shares...............................................................................          42
  Conditions to the Merger.................................................................................          43
  Termination of the Merger Agreement......................................................................          44
  Termination Fees; Expenses of the Merger.................................................................          45
  Stock Option Agreement...................................................................................          47
  Voting Agreement.........................................................................................          48
  Consent of Holders of IBAH Preferred Shares and IBAH Warrants............................................          49

APPRAISAL RIGHTS AVAILABLE TO HOLDERS OF IBAH PREFERRED SHARES.............................................          50

IBAH SPECIAL MEETING.......................................................................................          53

  Date, Time and Place.....................................................................................          53

  Matters to be Considered.................................................................................          53

                                                                                                                PAGE
                                                                                                                -----
  Record Date..............................................................................................          53

  Quorum...................................................................................................          53

  Required Vote............................................................................................          53

  Proxies and Revocation...................................................................................          53

  Solicitation of Proxies..................................................................................          54

  Independent Accountants..................................................................................          54

DESCRIPTION OF OMNICARE CAPITAL STOCK......................................................................          55

  General..................................................................................................          55

  Common Stock.............................................................................................          55

  Certain Antitakeover Provisions..........................................................................          55

  Transfer Agent...........................................................................................          55

COMPARISON OF STOCKHOLDER RIGHTS...........................................................................          56

  Authorized Capital.......................................................................................          56

  Election and Size of Board of Directors..................................................................          56

  Removal of Directors.....................................................................................          57

  Vacancies on the Board of Directors......................................................................          57

  Amendments to Charter....................................................................................          58

  Dividends................................................................................................          58

  Vote on Extraordinary Corporate Transactions; Business Combination Restrictions..........................          58

RECENT DEVELOPMENTS........................................................................................          60

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION.........................................................          61

EXPERTS....................................................................................................          68

LEGAL OPINIONS.............................................................................................          68

STOCKHOLDER PROPOSALS FOR NEXT IBAH ANNUAL MEETING.........................................................          68

GLOSSARY...................................................................................................          69

Appendices
-----------

Appendix A        -       Agreement and Plan of Merger, dated as of March 30, 1998, among Omnicare,
                            Inc., Impala Acquisition Corp. and IBAH, Inc.

Appendix B        -       Stock Option Agreement, dated as of March 30, 1998, between Omnicare, Inc.
                            and IBAH, Inc.

Appendix C        -       Voting Agreement, dated as of March 30, 1998, between the persons listed on
                            Schedule A thereto and Omnicare, Inc.

Appendix D        -       Section 262 of the Delaware General Corporation Law Regarding Appraisal
                            Rights

Appendix E        -       Opinion of Salomon Smith Barney

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

    THE IBAH BOARD UNANIMOUSLY RECOMMENDS VOTING IN FAVOR OF THE PROPOSED MERGER AND BELIEVES IT TO BE IN THE BEST INTERESTS OF IBAH AND THE IBAH STOCKHOLDERS.

Q:         WHAT WILL HAPPEN AS A RESULT OF THE PROPOSED MERGER?

A:         If the Merger is approved and consummated, each IBAH Share will be converted into the right to receive the merger consideration described below and IBAH will become a wholly-owned subsidiary of Omnicare.

Q:         WHAT DO I NEED TO DO NOW?

A:         After you have carefully read this Proxy Statement/Prospectus, just indicate on your proxy card how you want to vote, and sign and mail the proxy card in the enclosed return envelope as soon as possible, so that your IBAH Shares will be represented at the Special Meeting. If you sign and send in your proxy card and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the Merger. If you do not vote in favor of the Merger or you abstain, it will have the effect of a vote against the Merger.

Q:         IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR
           ME?

A:         Your broker will vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares, following the directions provided by your broker. Without instructions, your shares will not be voted, which for purposes of voting on the proposed Merger is the same as voting against the proposed Merger.

Q:         SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A:         No. After the Merger is completed, we will send former IBAH stockholders written instructions for exchanging their stock certificates.

Q:         WHAT WILL I RECEIVE IN THE MERGER?

A:         If the Merger is consummated, you will have the right to receive (i) in exchange for each IBAH Common Share you own, a number of Omnicare Shares determined based upon the average of the closing price per Omnicare Share on the New York Stock Exchange for the
           fifteen consecutive trading days immediately prior to the second trading day prior to the Closing (the "Omnicare Average Market Price") and (ii) in exchange for each IBAH
           Preferred Share you own (other than shares as to which appraisal rights are properly exercised under Delaware law), a number of Omnicare Shares equal to three times the number of Omnicare Shares exchanged for each IBAH Common Share.

           If the Omnicare Average Market Price is (a) greater than $43.83, then the number of
           Omnicare Shares exchanged for each IBAH Common Share (the "Conversion Number") is equal to $6.50 divided by the Omnicare Average Market Price; (b) greater than $38.77 and less than or equal to $43.83, then the Conversion Number is equal to 0.1483; (c) greater than $34.85 and less than or equal to $38.77, then the Conversion Number is equal to
           $5.75 divided by the Omnicare Average Market Price; (d) greater than or equal to $30.30 and less than or equal to $34.85, then the Conversion Number is equal to 0.1650; or (e)
           less than $30.30, then, subject to certain conditions, the Conversion Number is equal to $5.00 divided by the Omnicare Average Market Price. If the Omnicare Average Market
           Price is less than $30.30, Omnicare shall have the right to fix the Conversion Number at 0.1650 and, after the exercise of such right by Omnicare, IBAH shall have the right to terminate the Merger Agreement.

           Omnicare will not issue fractional shares. Instead, former IBAH stockholders will receive cash for any fractional Omnicare Shares owed to them based on the Omnicare
           Average Market Price.

           The following examples are based on the various prices of Omnicare Shares (which are, of course, not assured):

                                                        VALUE OF OMNICARE
                                                       SHARES RECEIVED PER
                  OMNICARE AVERAGE                      IBAH COMMON SHARE
                    MARKET PRICE                          IN THE MERGER
----------------------------------------------------  ---------------------

                        $30                                 $   5.00

                        $33                                 $   5.445

                        $36                                 $   5.75

                        $39                                 $   5.784

                        $44                                 $   6.50

           The value of Omnicare Shares received for each IBAH Common Share in the Merger is calculated by multiplying the Conversion Number by the market price of Omnicare Shares on the date the Merger closes (the "Closing Date"). The value of Omnicare Shares received for each IBAH Preferred Share is equal to three times the value received in exchange for each IBAH Common Share. The price of an Omnicare Share may not equal the
           Omnicare Average Market Price because (i) the Omnicare Average Market Price is calculated over the fifteen trading days immediately prior to the second trading day prior to the Closing, and (ii) the price per Omnicare Share may fluctuate between the date the Omnicare Average Market Price is determined and the Closing Date.

Q:         WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A:         We are working toward completing the Merger as quickly as possible. We hope to complete the Merger promptly following the Special Meeting.

Q:         WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO ME?

A:         The exchange of shares by IBAH stockholders is generally intended to be tax-free to
           IBAH stockholders for federal income tax purposes. However, IBAH stockholders will be subject to taxation with respect to cash received for fractional shares. To review certain federal income tax consequences to stockholders in greater detail, see pages 36 and 37. IBAH stockholders are urged to consult their own tax advisors as to the specific tax consequences to them of the Merger, including the applicable federal, state, local and foreign tax consequences.

Q:         ARE THERE ANY RISKS ASSOCIATED WITH THE MERGER?

A:         The Merger does involve risks. For a discussion of certain risk factors that should be considered in evaluating the Merger, see "RISK FACTORS," beginning on page 12.

WHO CAN HELP ANSWER YOUR QUESTIONS

           If you have more questions about the Merger you should contact:

           IBAH, Inc.
           Four Valley Square
           512 Township Line Road
           Blue Bell, Pennsylvania 19422

           Attention: Kathy E. Herman
           Phone Number: (215) 283-0770

           If you would like additional copies of the Proxy Statement/Prospectus, or have questions regarding the procedures for voting your shares or executing, changing or revoking a proxy, you should contact:

           D.F. King & Co., Inc.
               Attention: Daniel M. Sullivan
               Phone Number: (800) 628-8532

                           FORWARD-LOOKING STATEMENTS

    This Proxy Statement/Prospectus contains and incorporates by reference certain statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include all statements regarding the intent, belief or current expectations regarding the matters discussed or incorporated by reference in this Proxy Statement/ Prospectus (including statements as to "beliefs," "expectations," "anticipations," "intentions" or similar words) and all statements which are not statements of historical fact. Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, trends for the continued growth of the businesses of Omnicare and IBAH, the realization of anticipated revenues, profitability and cost synergies of the combined companies, and other risks and uncertainties described in "RISK FACTORS." Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, Omnicare's or IBAH's actual results, performance or achievements in 1998 and beyond could differ materially from those expressed in, or implied by, such forward-looking statements.

                             AVAILABLE INFORMATION

    Omnicare and IBAH file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission" or the "SEC"). You may read and copy any reports, statements or other information we file at the SEC's public reference rooms at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the SEC's site on the World Wide Web at http://www.sec.gov.

    Omnicare has filed a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933 (the "Securities Act"), to register with the SEC the Omnicare Shares and Omnicare Warrants to be issued pursuant to the proposed Merger and the Omnicare Shares issuable upon exercise of the Omnicare Warrants. As allowed by SEC rules, this Proxy Statement/Prospectus does not contain all the information you can find in the Registration Statement or the exhibits to the Registration Statement.

    Omnicare Shares are listed and traded on the NYSE. Reports, proxy statements and other information concerning Omnicare can be inspected at the NYSE, 20 Broad Street, New York, New York 10005. IBAH Common Shares are listed and traded on The Nasdaq National Market. Reports, proxy statements and other information concerning IBAH can be inspected at The Nasdaq National Market, Operations, 1735 K Street, N.W., Washington, D.C. 20006.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

    The SEC allows us to "incorporate by reference" information into this Proxy Statement/Prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement/Prospectus, except for any information superseded by information in this Proxy Statement/ Prospectus. This Proxy Statement/Prospectus incorporates by reference the following documents previously filed with the SEC by Omnicare (File No. 1-8269) and by IBAH (File No. 0-19892) pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"):

    1. Omnicare's Annual Report on Form 10-K for the year ended December 31,
1997.

    2. IBAH's Annual Report on Form 10-K/A-2 for the year ended December 31,
1997.

    3. Omnicare's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

    4. IBAH's Quarterly Report on Form 10-Q/A for the quarter ended March 31, 1998.

    5. IBAH's Current Report on Form 8-K, dated March 30, 1998.

    6. Omnicare's Current Reports on Form 8-K, dated February 18, 1998, April 17, 1998 and May 19, 1998.

    7. The description of Omnicare Shares in Omnicare's Registration Statement on Form 8-A under the Exchange Act filed September 14, 1993, including all amendments and reports filed for the purpose of updating such description.

    We are also incorporating by reference additional documents that we file with the SEC between the date of this Proxy Statement/Prospectus and the date of the Special Meeting.

    Omnicare has supplied all information contained or incorporated by reference in this Proxy Statement/Prospectus relating to Omnicare, and IBAH has supplied all information contained or incorporated by reference in this Proxy Statement/Prospectus relating to IBAH.

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS TO VOTE ON THE MERGER. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS. THIS PROXY STATEMENT/PROSPECTUS IS DATED MAY 27, 1998. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/ PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND NEITHER THE MAILING OF THIS PROXY STATEMENT/ PROSPECTUS TO STOCKHOLDERS NOR THE ISSUANCE OF ANY OMNICARE SECURITIES IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

    THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM OMNICARE, INC., ATTENTION: CHERYL D. HODGES, 50 EAST RIVERCENTER BLVD., SUITE 1530, COVINGTON, KENTUCKY 41011, TELEPHONE NUMBER (606) 291-6800. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY JUNE 22, 1998.

                                    SUMMARY

    THE FOLLOWING IS A BRIEF SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT/ PROSPECTUS. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS, IN ITS APPENDICES AND IN THE DOCUMENTS REFERRED TO HEREIN, TO WHICH REFERENCE IS MADE FOR A MORE COMPLETE STATEMENT OF THE MATTERS DISCUSSED BELOW.

THE COMPANIES

    OMNICARE

    Omnicare is a leading independent provider of pharmacy and related services to long-term care institutions such as nursing homes, retirement centers and other institutional health care facilities. Omnicare purchases, repackages and dispenses pharmaceuticals, both prescription and non-prescription, and provides computerized medical recordkeeping and third-party billing for residents in such facilities. Omnicare also provides consultant pharmacist services, including evaluating monthly patient drug therapy, monitoring the control, distribution and administration of drugs within the nursing facility and assisting in compliance with state and federal regulations. In addition, Omnicare provides ancillary services, such as infusion therapy, distributes medical supplies and offers clinical care plan and financial software information systems to its client nursing home facilities. Omnicare currently provides these services to over 463,000 residents in over 5,800 long-term care and other institutional health care facilities in 40 states. Omnicare also provides comprehensive clinical research services for the pharmaceutical and biotechnology industries.

    On February 23, 1998, Omnicare entered into a definitive merger agreement pursuant to which Omnicare is to acquire CompScript, Inc., a Florida corporation ("CompScript"). See "RECENT DEVELOPMENTS."

    Omnicare's executive offices are located at 50 East RiverCenter Blvd., Suite 1530, Covington, Kentucky 41011, and its telephone number is (606) 291-6800.

    IBAH

    IBAH is a worldwide leader in providing comprehensive product development services to client companies in the pharmaceutical, biotechnology, medical device and diagnostics industries. IBAH is a contract research organization which offers services for all stages of drug development. IBAH provides its services through two primary operating divisions, the Clinical Services Division and the Pharmaceutics Services Division. The Clinical Services Division's primary services are the design of product development programs, design and conduct of clinical trials, clinical data management and biostatistical analysis, writing reports of study findings, quality assurance consulting, health economics analysis and post-marketing studies, and regulatory dossier filings. The Pharmaceutics Services Division provides traditional product formulation services, manufacturing process development, manufacture of drugs and placebos for clinical trials, pilot plant manufacturing, analytical methods development, analytical testing and clinical trials drug packaging and distribution.

    IBAH's executive offices are located at Four Valley Square, 512 Township Line Road, Blue Bell, Pennsylvania 19422, and its telephone number is (215) 283-0770.

RECOMMENDATION OF THE IBAH BOARD

    The IBAH Board has unanimously approved the Merger Agreement and unanimously recommends that IBAH stockholders vote FOR the proposal to approve and adopt the Merger Agreement. This recommendation is based on a number of factors described in this Proxy Statement/Prospectus. See "THE MERGER--Reasons for the Merger."

OPINION OF IBAH'S FINANCIAL ADVISOR

    On March 30, 1998, Smith Barney Inc. and Salomon Brothers Inc (collectively doing business as, and referred to herein as, "Salomon Smith Barney") delivered its written opinion to the IBAH Board to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the consideration to be received by the holders of IBAH Common Shares in the Merger was fair, from a financial point of view, to such holders. A copy of Salomon Smith Barney's written opinion dated March 30, 1998, which sets forth the assumptions made, matters considered and limitations on the review undertaken by Salomon Smith Barney, is attached as Appendix E to this Proxy Statement/Prospectus. THE OPINION OF SALOMON SMITH BARNEY IS DIRECTED TO THE IBAH BOARD AND RELATES ONLY TO THE FAIRNESS OF THE CONSIDERATION TO BE RECEIVED BY THE HOLDERS OF IBAH COMMON SHARES FROM A FINANCIAL POINT OF VIEW, DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR RELATED TRANSACTIONS, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE SPECIAL MEETING. IBAH STOCKHOLDERS ARE URGED TO READ SUCH OPINION IN ITS ENTIRETY. See "THE MERGER--Opinion of IBAH's Financial Advisor."

MERGER CONSIDERATION

    If the Merger is consummated, (i) holders of IBAH Common Shares will have the right to receive, in exchange for each IBAH Common Share they own, the number of Omnicare Shares equal to the Conversion Number and (ii) holders of IBAH Preferred Shares will have the right to receive, in exchange for each IBAH Preferred Share they own (other than shares as to which appraisal rights are properly exercised under Delaware law), the number of Omnicare Shares equal to three times the Conversion Number. The Conversion Number is determined based upon the Omnicare Average Market Price.

    If the Omnicare Average Market Price is (a) greater than $43.83, then the Conversion Number is equal to $6.50 divided by the Omnicare Average Market Price; (b) greater than $38.77 and less than or equal to $43.83, then the Conversion Number is equal to 0.1483; (c) greater than $34.85 and less than or equal to $38.77, then the Conversion Number is equal to $5.75 divided by the Omnicare Average Market Price; (d) greater than or equal to $30.30 and less than or equal to $34.85, then the Conversion Number is equal to 0.1650; or (e) less than $30.30, then, subject to certain conditions, the Conversion Number is equal to $5.00 divided by the Omnicare Average Market Price. If the Omnicare Average Market Price is less than $30.30, Omnicare shall have the right to fix the Conversion Number at 0.1650 and, after the exercise of such right by Omnicare, IBAH shall have the right to terminate the Merger Agreement.

    The following examples are based on the various prices of Omnicare Shares (which are, of course, not assured):

                        VALUE OF OMNICARE
                       SHARES RECEIVED PER
  OMNICARE AVERAGE         IBAH COMMON
    MARKET PRICE       SHARE IN THE MERGER
---------------------  -------------------
      $      30             $    5.00
      $      33             $   5.445
      $      36             $    5.75
      $      39             $   5.784
      $      44             $    6.50

    The value of Omnicare Shares received for each IBAH Common Share in the Merger is calculated by multiplying the Conversion Number by the market price of Omnicare Shares on the Closing Date. The value of Omnicare Shares received for each IBAH Preferred Share is equal to three times the value received in exchange for each IBAH Common Share. The price of an Omnicare Share may not equal the Omnicare Average Market Price because (i) the Omnicare Average Market Price is calculated over the fifteen trading days immediately prior to the second trading day prior to the Closing, and (ii) the price per

Omnicare Share may fluctuate between the date the Omnicare Average Market Price is determined and the Closing Date.

    Assuming that the Merger had been consummated on May 28, 1998, the Omnicare Average Market Price would have been $35.89 and the Conversion Number would have been 0.1602. The actual Conversion Number will be determined immediately prior to the Closing Date and, therefore, may not be known at the time of the Special Meeting and will likely differ from the examples shown above.

    No fractional shares will be issued. Instead, former IBAH stockholders will receive a check in payment for any fractional shares based on the Omnicare Average Market Price.

    See "THE MERGER." See also "RISK FACTORS."

REQUIRED VOTE

    The approval of a majority of the voting power of the outstanding IBAH Common Shares and the outstanding IBAH Preferred Shares, voting as a single class, is required to approve and adopt the Merger.

    As of the Record Date, directors and executive officers of IBAH and their affiliates were beneficial owners of approximately 25.4% of the outstanding voting power of the IBAH Shares. Each of the directors and executive officers has indicated an intention to vote for the proposal to approve and adopt the Merger Agreement. In order to induce Omnicare to enter into the Merger Agreement, certain stockholders of IBAH (the "Securityholders"), including the Chairman of the Board and the Chief Executive Officer, who collectively hold approximately 23.9% of the voting power of the outstanding IBAH Shares (which percentage of outstanding shares is included within the 25.4% held by IBAH's directors and executive officers and their affiliates), entered into an agreement with Omnicare (the "Voting Agreement") pursuant to which each Securityholder has agreed, in general, to vote all of the IBAH Shares beneficially owned and all shares subsequently acquired (i) in favor of the Merger, the adoption by IBAH of the Merger Agreement and the approval of the other transactions contemplated by the Merger Agreement at any meeting of stockholders of IBAH at which such matters are considered and at every adjournment or postponement thereof and (ii) against any action or proposal that would impede, frustrate, prevent or nullify the Merger or the Merger Agreement. In addition, all holders of IBAH Preferred Shares have agreed that they will not consent to or otherwise facilitate any transaction that is inconsistent with the Merger. See "THE MERGER AGREEMENT AND RELATED AGREEMENTS--Voting Agreement" and "--Consent of Holders of IBAH Preferred Shares and IBAH Warrants." Attached as Appendix C is the full text of the Voting Agreement.

CONDITIONS TO THE MERGER

    Each party's obligation to complete the Merger is subject to a number of conditions, including the following:

        (a) the approval of a majority of the outstanding voting power of IBAH Shares,

        (b) the receipt of requisite governmental consents and approvals to consummate the Merger,

        (c) the receipt of letters from Omnicare's and IBAH's independent accountants to the effect that the Merger will qualify for "pooling of interests" accounting treatment,

        (d) the receipt of opinions of counsel to the effect that the Merger will be treated as a reorganization for federal income tax purposes,

        (e) the accuracy of the representations and warranties of the other party to the Merger Agreement and the performance of the obligations of the other party to the Merger Agreement,

        (f) the absence of an injunction or law prohibiting the Merger or any legal action likely to have a material adverse effect, and

        (g) the absence of a material adverse effect on the other party.

    In addition, Omnicare's obligation to complete the Merger is also conditioned on:

        (a) the receipt of certain consents from third parties,

        (b) the receipt of consents (which consents have been obtained) of the holders of the IBAH Preferred Shares and warrants to purchase IBAH Common Shares (the "IBAH Warrants"), and

        (c) IBAH's Chief Executive Officer entering into an employment and non-competition agreement (see "THE MERGER--Interests of Certain Persons in the Merger; Possible Conflicts of Interest--IBAH Employment Agreements") and IBAH having used commercially reasonable efforts to cause certain other employees of IBAH to enter into employment and non-competition agreements.

    The parties' obligations are also subject to certain other conditions set forth in the Merger Agreement.

    See "THE MERGER AGREEMENT AND RELATED AGREEMENTS--Conditions to the Merger."

TERMINATION

    The Merger Agreement is subject to termination:

        (a) by mutual consent of Omnicare and IBAH,

        (b) by either Omnicare or IBAH if (i) there is a permanent injunction prohibiting the Merger or the transactions contemplated thereby, (ii) the Merger is not consummated by October 31, 1998 or (iii) the other materially breaches its representations, warranties or covenants set forth in the Merger Agreement,

        (c) by Omnicare if the IBAH Board modifies or withdraws its approval or recommendation of the Merger, and

        (d) by IBAH if (i) the IBAH Board determines, under certain circumstances, that its fiduciary duties require it to terminate the Merger Agreement to execute a definitive agreement to implement another transaction, (ii) the required approval of IBAH's stockholders is not received, or (iii) the Omnicare Average Market Price is less than $30.30 and Omnicare shall have exercised its right to fix the Conversion Number at 0.1650.

    See "THE MERGER AGREEMENT AND RELATED AGREEMENTS--Termination of the Merger Agreement" and "--Consideration to be Received in the Merger."

INTERESTS OF CERTAIN PERSONS IN THE MERGER; POSSIBLE CONFLICTS OF INTEREST

    In considering the approval by the IBAH Board of the Merger, IBAH stockholders should be aware that certain members of the IBAH Board and senior management of IBAH have certain interests in, and will receive benefits from, the Merger that are in addition to, and differ from, the interests of, and benefits to, IBAH stockholders generally. Geraldine A. Henwood, director and Chief Executive Officer of IBAH and a major stockholder, (i) will enter into an employment agreement with IBAH, (ii) will enter into a non-competition agreement with IBAH and (iii) subject to the prior consummation of the Merger, will be nominated by Omnicare for election as a director of the Omnicare Board of Directors at Omnicare's 1999 annual meeting of stockholders. Other executive officers of IBAH and its subsidiaries will also enter into continuing employment agreements with IBAH. Omnicare has agreed that following the Merger it will cause IBAH, as the corporation surviving the Merger (the "Surviving Corporation"), to indemnify the officers and directors of IBAH against liability for acts undertaken by such persons during their tenure as officers and directors and to maintain the current policies of directors and officers liability insurance, all as set forth in the Merger Agreement. These interests and benefits may constitute potential conflicts of interest with the stockholders of IBAH in the negotiation, approval and consummation of the Merger. See "THE MERGER--Interests of Certain Persons in the Merger; Possible Conflicts of Interests."

TREATMENT OF OPTIONS AND WARRANTS

    At the date and time when the Merger shall become effective (the "Effective Time"), Omnicare shall assume IBAH's rights and obligations under each outstanding option to acquire IBAH Common Shares (each, an "IBAH Option"). Each holder of IBAH Options outstanding immediately prior to the Effective Time shall have the right to receive, in accordance with the terms and conditions of such IBAH Option, the number of Omnicare Shares equal to the Conversion Number had such holder of IBAH Options exercised such IBAH Options immediately prior to the Effective Time.

    Each IBAH Warrant outstanding immediately prior to the Effective Time shall be converted into and exchanged for an Omnicare Warrant exercisable for the Conversion Number of Omnicare Shares for each IBAH Common Share for which the IBAH Warrant is exercisable immediately prior to the Effective Time, at an exercise price per Omnicare Share that has been adjusted in accordance with the terms of the IBAH Warrant converted as a result of the Merger. The Omnicare Warrants shall have the terms and conditions of the IBAH Warrants converted as a result of the Merger.

    See "THE MERGER AGREEMENT AND RELATED AGREEMENTS--Treatment of Options and Warrants."

GOVERNMENTAL AND REGULATORY APPROVALS

    The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), prohibits IBAH and Omnicare from completing the Merger until after IBAH and Omnicare have furnished certain information and materials to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and a required waiting period has ended. The parties completed their required filings by May 7, 1998 and have received early termination of the waiting period. However, the Antitrust Division and the FTC will continue to have authority to challenge the Merger on antitrust grounds before or after the Merger is complete. See "THE MERGER--Governmental and Regulatory Approvals."

APPRAISAL RIGHTS AVAILABLE TO HOLDERS OF IBAH PREFERRED SHARES

    If the Merger is consummated, holders of IBAH Preferred Shares who did not vote for the Merger may, by complying with the procedures prescribed in Section 262 of the Delaware General Corporation Law (the "DGCL"), be entitled to appraisal rights as described therein. Attached as Appendix D is the full text of Section 262 of the DGCL. Holders of IBAH Preferred Shares as of March 30, 1998 have agreed to waive any appraisal rights that they may have pursuant to the DGCL. Failure to comply precisely with the requirements of the applicable provision will result in the loss of appraisal rights. See "APPRAISAL RIGHTS AVAILABLE TO HOLDERS OF IBAH PREFERRED SHARES" and "THE MERGER AGREEMENT AND RELATED AGREEMENTS--Consent of Holders of IBAH Preferred Shares and IBAH Warrants."

TERMINATION FEES; EXPENSES OF THE MERGER

    Under certain circumstances, including a termination by Omnicare if the IBAH Board withdraws, modifies or changes its recommendation of the Merger or a termination by IBAH to execute a definitive agreement to implement another transaction, upon termination of the Merger Agreement, IBAH shall be required to pay Omnicare a termination fee. The amount of the termination fee shall be $5 million if the termination fee is payable prior to the Option Termination Date (as defined below), and $8.366 million if the termination fee is payable thereafter (the "Termination Fee").

    The "Option Termination Date" shall mean the earlier of (i) the Effective Time, (ii) 90 days after the first anniversary of the termination of the Merger Agreement in accordance with its terms, (iii) six months from the latest date a stockholder vote occurs or is scheduled, and (iv) the termination of the Merger Agreement by IBAH, if the Omnicare Average Market Price is less than $30.30 and Omnicare shall have exercised its right to adjust the Conversion Number to 0.1650.

    Under certain other circumstances, upon the termination of the Merger Agreement, Omnicare or IBAH will be required to reimburse the other's expenses incurred in connection with the Merger Agreement, up to an aggregate of $1,500,000. Other than expenses incurred in connection with the filing, printing and mailing of this Proxy Statement/Prospectus, which shall be borne equally between Omnicare and IBAH, expenses incurred in connection with the Merger Agreement will be paid by the party incurring such expenses. See "THE MERGER AGREEMENT AND RELATED AGREEMENTS--Termination Fees; Expenses of the Merger."

STOCK OPTION AGREEMENT

    In order to induce Omnicare to enter into the Merger Agreement, IBAH entered into a stock option agreement with Omnicare, dated March 30, 1998 (the "Stock Option Agreement"). Pursuant to the Stock Option Agreement, Omnicare has the option (the "Option"), under certain circumstances, including a third party making an Acquisition Proposal (as defined in "THE MERGER AGREEMENT AND RELATED AGREEMENTS--Exclusivity"), to purchase up to 4,685,315 IBAH Common Shares (the "Option Shares") (or approximately 19.9% of the outstanding IBAH Common Shares as of March 30, 1998 prior to giving effect to the exercise of the Option), at a cash price equal to $5.75 per share (the "Option Price"). Subject to the terms and conditions of the Stock Option Agreement, the combined value of the Termination Fee described above and the Option is limited to $8.366 million. The Stock Option Agreement may make it more difficult and expensive for a third party to consummate a business combination with IBAH. See "THE MERGER AGREEMENT AND RELATED AGREEMENTS--Stock Option Agreement."

EXCLUSIVITY

    Pursuant to the Merger Agreement, IBAH has agreed not to initiate, solicit or encourage any Acquisition Proposal or, subject to the fiduciary duties of the IBAH Board to the IBAH stockholders, engage in any negotiations or discussions with, or provide any information to, any person relating to an Acquisition Proposal. See "THE MERGER AGREEMENT AND RELATED AGREEMENTS--Exclusivity."

ACCOUNTING TREATMENT OF THE MERGER

    Omnicare and IBAH believe that the Merger will qualify as a "pooling of interests" for accounting and financial reporting purposes, and have been so advised by their respective independent public accountants. The consummation of the Merger is subject to (i) receipt of a letter from Price Waterhouse LLP, independent public accountants for Omnicare, to the effect that Omnicare and the Merger and transactions contemplated thereby qualify for "pooling of interests" accounting treatment and (ii) receipt of a letter from Arthur Andersen LLP, independent public accountants for IBAH, to the effect that IBAH will qualify as a "combining company" as required for "pooling of interests" accounting treatment. See "THE MERGER--Accounting Treatment of the Merger."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

    Omnicare and IBAH have structured the Merger so that it will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the Merger is conditioned on the receipt of legal opinions that such is the case. Assuming the Merger so qualifies as a reorganization, in general, IBAH stockholders who exchange their IBAH Shares for Omnicare Shares pursuant to the Merger will not recognize any gain or loss for federal income tax purposes in the Merger (except for such gain or loss as may be recognized with respect to cash received in lieu of fractional shares).

    Holders of IBAH Shares are urged to consult their own tax advisors to determine the particular consequences of the Merger to them under federal, state, local and foreign tax laws. For a further discussion of certain federal income tax consequences of the Merger, see "THE MERGER--Certain Federal Income Tax Consequences of the Merger."

                                  RISK FACTORS

    IBAH STOCKHOLDERS SHOULD CAREFULLY CONSIDER THE FOLLOWING MATTERS, TOGETHER WITH THE OTHER INFORMATION CONTAINED ELSEWHERE IN THIS PROXY
STATEMENT/PROSPECTUS, BEFORE MAKING A DECISION WITH RESPECT TO THE MERGER.

    RISKS RELATING TO ACQUISITION PROGRAM. In accordance with its strategy for growth, which is to build its institutional pharmacy business into a national organization dedicated to serving the long-term care market, Omnicare is presently engaged in a geographic expansion program which incorporates an active acquisition program in the long-term care pharmacy industry. The success of Omnicare's acquisition program and of its underlying growth strategy will depend, among other things, on the continued availability of suitable acquisition candidates. Although Omnicare historically has not had difficulty in identifying suitable acquisition candidates, there can be no assurance that Omnicare will consummate any additional acquisitions due to the potential for increased competition for acquisitions from other firms seeking to enter this market or to enhance their institutional pharmacy businesses.

    Omnicare's strategy also contemplates the continued internal growth of the acquired businesses. Any business acquisition, however, involves inherent uncertainties, such as the effect on the acquired businesses of integration into a larger organization and the availability of management resources to oversee the operations of acquired businesses. Potential obstacles to the successful integration of acquired businesses include, among others, consolidation of financial and managerial functions and elimination of operational redundancies, achievement of purchasing efficiencies and the addition and integration of key personnel. Even though an acquired business may have enjoyed excellent growth as an independent company prior to an acquisition, there can be no assurance that such growth would continue after an acquisition. Over the past nine years, Omnicare has experienced no materially adverse consequences arising from its integration activities. There can be no assurance, however, that any acquisition will be integrated successfully or will not have an adverse impact on Omnicare's results of operations or financial condition.

    The Merger would involve the integration of companies that have previously operated independently. No assurances can be given that Omnicare will integrate the operations of Omnicare and IBAH without encountering difficulties or that the expected benefits of such integration will be realized. In addition, there can be no assurance that anticipated synergies will be realized.

    RISKS OF GOVERNMENT REGULATION. Omnicare's pharmacy business is subject to federal, state and local regulations, and its pharmacies are required to be licensed in the states in which they are located. The failure to obtain or renew any required regulatory approvals or licenses could adversely affect the continued operation of Omnicare's business. In addition, the long-term care facilities that contract for Omnicare's services are also subject to federal, state and local regulations and are required to be licensed in the states in which they are located. The failure by these institutions to comply with such regulations or to obtain or renew any required licenses could result in the loss of Omnicare's ability to provide pharmacy services to their residents. Omnicare is also subject to federal and state laws that prohibit certain direct and indirect payments between health care providers that are intended, among other things, to induce or encourage the referral of patients to, or the recommendation of, a particular provider of items or services. Violation of these laws can result in loss of licensure, civil and criminal penalties and exclusion from the Medicare, Medicaid and other federal health care programs.

    DEPENDENCE UPON GOVERNMENT-SPONSORED AND THIRD PARTY
REIMBURSEMENT. Approximately one-half of Omnicare's pharmacy services billings are reimbursed by government sponsored programs, largely Medicaid and to a lesser extent Medicare, and the remainder is paid or reimbursed by individual patients, long-term care facilities and other third party payors, including private insurers. Medicaid and Medicare are highly regulated. The failure, even if inadvertent, of Omnicare and/or its client institutions to comply with applicable reimbursement regulations could adversely affect Omnicare's business.

    Omnicare's sales and profitability are, and will continue to be, affected by the efforts of all payors to contain or reduce the cost of health care by lowering reimbursement rates, limiting the scope of covered services, and negotiating reduced or capitated pricing arrangements. Any changes which serve to lower reimbursement levels under Medicare, Medicaid or private pay programs, including managed care contracts, could adversely affect Omnicare. Furthermore, other changes in such reimbursement programs or in regulations related thereto, such as modifications in the timing or processing of payments and other changes intended to limit or decrease the growth of Medicaid, Medicare or third party expenditures, could adversely affect Omnicare's business.

    UNCERTAINTIES ASSOCIATED WITH HEALTH CARE REFORM AND FEDERAL BUDGET LEGISLATION. In recent years, a number of legislative proposals have been introduced in Congress that would effect major changes in the health care system, either nationally or at the state level. The Balanced Budget Act of 1997 ("Balanced Budget Act") signed into law on August 5, 1997, seeks to achieve a balanced federal budget by, among other things, reducing federal spending on the Medicare and Medicaid programs. With respect to Medicare, the law mandates establishment of a prospective payment system ("PPS") for services provided for Medicare qualified patients in Medicare skilled nursing facilities ("SNFs") under which facilities will be paid a federal per diem rate for virtually all covered SNF services. It is anticipated that the PPS will be phased-in over three cost reporting periods, starting with cost reporting periods beginning on or after July 1, 1998. In the accompanying Conference Report, the conferees specifically note that, to ensure that the frail elderly residing in SNFs receive needed and appropriate medication therapy, the Secretary of the Department of Health and Human Services is to consider, as part of the PPS for SNFs, the results of studies conducted by independent organizations, including those which examine appropriate payment mechanisms and payment rates for medication therapy, and to develop case mix adjustments that reflect the needs of such residents. The Balanced Budget Act also imposes limits on annual updates in payments for routine Medicare SNF services, and institutes consolidated billing for SNF services for most non-physician Medicare Part B items and services for SNF residents, effective beginning July 1, 1998. (In April 1998, the Health Care Financing Administration issued instructions on the SNF consolidated billing rules, including a transition period until January 1, 1999.) The Balanced Budget Act also imposes numerous other cost savings measures affecting Medicare SNF services. In addition, the law requires, as a condition of issuance or renewal of a Medicare Part B supplier number, for the supplier to obtain a surety bond. In January 1998, new rules were proposed to establish additional supplier standards, including the requirement to obtain a surety bond. A supplier must obtain a surety bond for each tax identification number for which it has a Medicare supplier number.

    The Balanced Budget Act also repeals the "Boren Amendment" federal payment standard for Medicaid payments to Medicaid nursing facilities effective October 1, 1997. There can be no assurance that budget constraints or other factors will not cause states to reduce Medicaid reimbursement to nursing facilities or that payments to nursing facilities will be made on a timely basis. The law also grants greater flexibility to states to establish Medicaid managed care projects without the need to obtain a federal waiver. Although these waiver projects generally exempt institutional care, including nursing facility and institutional pharmacy services, no assurances can be given that these projects ultimately will not change the Medicaid reimbursement system for long-term care, including pharmacy services, from fee-for-service to managed care negotiated or capitated rates. Omnicare anticipates that federal and state governments will continue to review and assess alternative health care delivery systems and payment methodologies. It is not possible to predict the effect of the recent budget legislation or the interpretation or administration of such legislation on Omnicare's business. Accordingly, there can be no assurance that these changes or any future health care legislation will not adversely effect Omnicare's business.

    COMPETITION. The long-term care pharmacy business is highly regionalized and, within a given geographic region of operations, highly competitive. In the geographic regions it serves, Omnicare competes with numerous local and regional institutional pharmacies, as well as the pharmacy operations owned by other long-term care facilities. In its program of acquiring institutional pharmacy providers, Omnicare competes with other companies with similar acquisition strategies. Certain of Omnicare's competitors have substantial financial resources. There can be no assurance that Omnicare will not encounter increased competition which could adversely affects its business, results of operations or financial condition.

    INTERESTS OF CERTAIN PERSONS IN THE MERGER; POSSIBLE CONFLICTS OF
INTEREST. In considering the approval by the IBAH Board of the Merger, IBAH stockholders should be aware that certain members of the IBAH Board and senior management of IBAH have certain interests in, and will receive benefits from, the Merger that are in addition to, and differ from, the interests of, and benefits to, IBAH stockholders generally. Geraldine A. Henwood, director and Chief Executive Officer of IBAH and a major stockholder, (i) will enter into an employment agreement with IBAH, (ii) will enter into a non-competition agreement with IBAH and (iii) subject to the prior consummation of the Merger, will be nominated by Omnicare for election as a director of the Omnicare Board of Directors at Omnicare's 1999 annual meeting of stockholders. These interests and benefits may constitute potential conflicts of interest with the stockholders of IBAH in the negotiation, approval and consummation of the Merger. See "THE MERGER-- Interests of Certain Persons in the Merger; Possible Conflicts of Interest."

    STOCK PRICE FLUCTUATIONS. If the Omnicare Average Market Price is less than $34.85, then the Omnicare Shares that IBAH stockholders will receive in the Merger would have a market value of less than $5.75 per IBAH Common Share. If the Omnicare Average Market Price is less than $30.30, Omnicare shall have the right to fix the Conversion Number at 0.1650 and, if Omnicare exercises such right, IBAH shall have the right (but not the obligation) to terminate the Merger Agreement.

    The Omnicare Average Market Price will be determined two NYSE trading days prior to the closing of the Merger and will be based on the trading prices during the preceding fifteen trading days. Accordingly, it is possible that the market price of the Omnicare Shares at the closing of the Merger will be higher or lower than the Omnicare Average Market Price and, if so, the market value of the consideration to be received by the IBAH stockholders, as of the Closing Date, will be more or less than $5.75 per IBAH Common Share depending on the direction of the price movement. There can be no assurances that the price of the Omnicare Shares will not vary significantly from the market prices used in the calculation of the Omnicare Average Market Price.

    Each IBAH stockholder is urged to obtain updated market information. See "MARKET PRICE INFORMATION" and "THE MERGER AGREEMENT AND RELATED
AGREEMENTS--Consideration to be Received in the Merger."

    DIFFERENCES BETWEEN RIGHTS OF OMNICARE STOCKHOLDERS AND IBAH
STOCKHOLDERS. Upon completion of the Merger, stockholders of IBAH will become stockholders of Omnicare, and their rights as stockholders of Omnicare will be governed by the Omnicare Restated Certificate of Incorporation (the "Omnicare Certificate") and the Omnicare Bylaws, rather than the IBAH Certificate of Incorporation, as amended (the "IBAH Certificate"), and the IBAH Bylaws. There are certain significant differences between the Omnicare Certificate and the IBAH Certificate, including as to removal of directors and mergers and other business combinations with holders of a significant amount of stock. See "COMPARISON OF STOCKHOLDER RIGHTS."

    IMPACT OF THE YEAR 2000 ISSUE. Omnicare utilizes information systems throughout its business to carry out its day to day operations effectively. Further, Omnicare has, and will continue, to invest in financial and operational systems to support its growth strategy. Omnicare is in the process of assuring that its systems are capable of recognizing and processing information properly as the year 2000 approaches. Omnicare has completed a preliminary assessment of its Year 2000 compliance and is currently correcting, upgrading or replacing those systems that are not Year 2000 compliant. Omnicare believes it will be able to modify or replace its affected systems in time to avoid any interruptions in its operations. Omnicare does not anticipate that costs associated with this project will have a material impact on its financial position or results of operations in future periods, although there can be no assurances in this regard.

    Omnicare is currently determining the extent to which it may be impacted by any third parties' failure to remediate their own Year 2000 issues. Omnicare is having, and will continue to have, formal communications with all of its significant customers, payors, suppliers and other third parties to determine the extent, if any, to which Omnicare's interface systems could be impacted by any third party Year 2000 issues and related remedies. There can be no assurance that the systems of other companies with which Omnicare's systems interact will be timely converted and would not have an adverse effect on Omnicare's business.

                    OMNICARE SUMMARY SELECTED FINANCIAL DATA
                           OMNICARE AND SUBSIDIARIES
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

    The following selected consolidated financial data of Omnicare as of and for the years ended December 31, 1997, 1996, 1995, 1994 and 1993 are derived from consolidated financial statements of Omnicare which have been audited by Price Waterhouse LLP, independent accountants. Such data is qualified in its entirety by reference to historical financial information set forth in Omnicare's Annual Report on Form 10-K for the year ended December 31, 1997. References to the notes to this table to Notes to Consolidated Financial Statements are to the notes to consolidated financial statements included in such Form 10-K. The selected consolidated financial data as of and for the three months ended March 31, 1998 and 1997 are derived from unaudited consolidated financial statements and is qualified in its entirety by reference to historical financial information set forth in Omnicare's Quarterly Report on Form 10-Q for the period ended March 31, 1998. Operating results for the three months ended March 31, 1998 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1998.

                              FOR THE THREE MONTHS
                                  ENDED AND AT
                                   MARCH 31,               FOR THE YEARS ENDED AND AT DECEMBER 31,
                              --------------------  -----------------------------------------------------
                                1998       1997       1997       1996       1995       1994       1993
                              ---------  ---------  ---------  ---------  ---------  ---------  ---------
INCOME STATEMENT DATA: (a)
Sales.......................  $ 299,752  $ 181,608  $ 895,702  $ 536,604  $ 399,636  $ 307,655  $ 223,129
                              ---------  ---------  ---------  ---------  ---------  ---------  ---------
                              ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income from continuing
  operations................  $  19,349(n) $  13,443(o) $  55,705  ,c) $  43,450(d) $  24,760(e) $  13,531(f) $  10,970(g)
Cumulative effect of
  accounting change.........     --         --         --         --         --         --            280(h)
                              ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income..................  $  19,349(n) $  13,443(o) $  55,705  ,c) $  43,450(d) $  24,760(e) $  13,531(f) $  11,250(g)
                              ---------  ---------  ---------  ---------  ---------  ---------  ---------
                              ---------  ---------  ---------  ---------  ---------  ---------  ---------
Earnings per share data: (m)
Basic:
Income from continuing
  operations................  $     .23(n) $     .17(o) $     .70  ,c) $     .67(d) $     .47(e) $     .30(f) $     .26(g)
Cumulative effect of
  accounting change.........     --         --         --         --         --         --         --
                              ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income..................  $     .23(n) $     .17(o) $     .70  ,c) $     .67(d) $     .47(e) $     .30(f) $     .26(g)
                              ---------  ---------  ---------  ---------  ---------  ---------  ---------
                              ---------  ---------  ---------  ---------  ---------  ---------  ---------
Diluted:
Income from continuing
  operations................  $     .23(n) $     .17(o) $     .69  ,c) $     .61(d) $     .43(e) $     .29(f) $     .26(g)
Cumulative effect of
  accounting change.........     --         --         --         --         --         --         --
                              ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income..................  $     .23(n) $     .17(o) $     .69  ,c) $     .61(d) $     .43(e) $     .29(f) $     .26(g)
                              ---------  ---------  ---------  ---------  ---------  ---------  ---------
                              ---------  ---------  ---------  ---------  ---------  ---------  ---------
Dividends per share.........  $     .02  $   .0175  $     .07  $     .06  $     .05  $    .045  $     .04
                              ---------  ---------  ---------  ---------  ---------  ---------  ---------
                              ---------  ---------  ---------  ---------  ---------  ---------  ---------
BALANCE SHEET DATA:
Working capital.............  $ 353,366  $ 279,732  $ 343,854  $ 329,002  $ 106,384  $ 125,550  $  80,570
Total assets................  1,338,234    796,617  1,289,629    721,697    360,836    317,205    241,318
Long-term debt (i)(j).......    350,468      1,383    352,579      1,992     82,692     85,323     86,477
Stockholders' equity
  (k)(l)....................    811,338    690,612    774,196    634,378    214,761    180,104    102,750

------------------------

(a) Omnicare has had an active acquisition program in effect since 1989. See
    Note 2 of the Notes to Consolidated Financial Statements for information concerning these acquisitions.

(b) Includes acquisition expenses related to 1997 "pooling of interests" transactions of $3,456. Such expenses, on an after tax basis, were $3,070, or $.04 per basic and diluted share. Net income, excluding these expenses as well as the nonrecurring charge of $5,958 disclosed in (c) below, was $64,733, or $.81 per basic and diluted share.

(c) A nonrecurring charge of $6,313 before taxes and $5,958 after taxes ($.07 per basic and diluted share) was recorded in the third quarter of 1997 for the estimated costs and legal and other expenses associated with the tentative settlement of the government investigation of Home Pharmacy Services, Inc., a wholly-owned subsidiary of Omnicare. For the year ended December 31, 1997, net income, excluding this charge as well as the "pooling of interests" expenses of $3,070 disclosed in (b) above, was $64,733, or $.81 per basic and diluted share.

(d) Includes acquisition expenses related to the 1996 "pooling of interests" transaction of $690. Such expenses, on an after tax basis, were $534, or $.01 per basic and diluted share. Net income, excluding these expenses, was $43,984, or $.67 per basic share ($.61 diluted).

(e) Includes acquisition expenses related to the 1995 Specialized "pooling of interests" transaction of $1,292. Such expenses, on an aftertax basis, were $989, or $.02 per basic and diluted share. Net income, excluding these expenses, was $25,749, or $.49 per basic share ($.44 diluted).

(f) Includes acquisition expenses related to the 1994 Evergreen "pooling of interests" transaction of $2,380. Such expenses, on an aftertax basis, were $1,860, or $.04 per basic share ($.03 diluted). Net income, excluding these expenses, was $15,391, or $.34 per basic share ($.33 diluted).

(g) Includes a one-time cumulative tax benefit of $450, or $.01 per share (basic and diluted), arising from a change in tax laws enacted in August 1993 relating to the amortization of intangibles.

(h) After tax gain representing the cumulative effect of a change in accounting for income taxes.

(i) In 1997, Omnicare issued $345 million of Convertible Subordinated Notes due 2007 (See Note 6 of the Notes to Consolidated Financial Statements).

(j) In 1993, Omnicare issued $80.5 million of Convertible Subordinated Notes due 2003 (See Note 6 of the Notes to Consolidated Financial Statements).

(k) In 1996, Omnicare sold 5,750 (pre-1996 stock split) shares of Omnicare Common Stock in a public offering, resulting in net proceeds of $279,159. (See Note 7 of the Notes to Consolidated Financial Statements.)

(l) In 1994, Omnicare sold approximately 6,495 shares of Omnicare Common Stock, in a public offering, resulting in net proceeds of $59,211.

(m) The earnings per share data have been restated with Omnicare's required adoption of Statement of Financial Accounting Standard No. 128, "Earnings per Share."

(n) Includes acquisition expenses related to a 1998 first quarter "pooling of interests" transaction of $491. Such expenses, on an after tax basis, were $415, or $.01 per basic and diluted share. Net income, excluding these expenses, was $19,764, or $.24 per basic and diluted share.

(o) Includes acquisition expenses related to a 1997 first quarter "pooling of interests" transaction of $978. Such expenses, on an after tax basis, were $854, or $.01 per basic and diluted share. Net income, excluding these expenses, was $14,297, or $.18 per basic and diluted share.

                      IBAH SUMMARY SELECTED FINANCIAL DATA
                             IBAH AND SUBSIDIARIES
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

    The following selected consolidated financial data of IBAH as of and for the years ended December 31, 1997, 1996, 1995, 1994 and 1993 are derived from consolidated financial statements of IBAH which have been audited by Arthur Andersen LLP, independent public accountants. Such data is qualified in its entirety by reference to historical financial information set forth in IBAH's Annual Report on Form 10-K/A-2 for the year ended December 31, 1997. References to the notes to this table to Notes to Consolidated Financial Statements are to the notes to consolidated financial statements included in such Form 10-K/A-2. The selected consolidated financial data as of and for the three months ended March 31, 1998 and 1997 are derived from unaudited consolidated financial statements and is qualified in its entirety by reference to historical financial information set forth in IBAH's Quarterly Report on Form 10-Q/A for the period ended March 31, 1998. Operating results for the three months ended March 31, 1998 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1998.

                                            FOR THE THREE MONTHS
                                              ENDED MARCH 31,                     YEAR ENDED DECEMBER 31,
                                           ----------------------  -----------------------------------------------------
STATEMENT OF OPERATIONS DATA:                 1998        1997      1997(1)    1996(2)     1995      1994(3)     1993
-----------------------------------------  ----------  ----------  ---------  ---------  ---------  ---------  ---------
Revenues.................................  $   38,465  $   28,580  $ 131,821  $  82,573  $  56,985  $  50,132  $  25,584
  Less-reimbursed costs..................      11,808       9,263     43,770     20,453     14,119     16,512      7,799
                                           ----------  ----------  ---------  ---------  ---------  ---------  ---------
    Net revenues.........................      26,657      19,317     88,051     62,120     42,866     33,620     17,785
  Operating expenses.....................      25,182      18,788     86,510(4)    61,166(5)    45,768    53,503(5)    19,042
                                           ----------  ----------  ---------  ---------  ---------  ---------  ---------
Operating income (loss)..................       1,475         529      1,541        954     (2,902)   (19,883)    (1,257)
  Interest income (expense), net.........         (71)        152        199        475       (111)       (86)      (263)
                                           ----------  ----------  ---------  ---------  ---------  ---------  ---------
Income (loss) before taxes...............       1,404         681      1,740      1,429     (3,013)   (19,969)    (1,520)
  Income taxes...........................         645         236        983         60     --         --         --
                                           ----------  ----------  ---------  ---------  ---------  ---------  ---------
Income (loss) from continuing
  operations.............................         759         445        757      1,369     (3,013)   (19,969)    (1,520)
  Loss from discontinued operations(6)...      --            (300)    (2,154)      (389)    (1,546)    (1,245)    --
                                           ----------  ----------  ---------  ---------  ---------  ---------  ---------
Net income (loss)........................         759         145     (1,397)       980     (4,559)   (21,214)    (1,520)
Deemed dividend on preferred stock(7)....      --          --         --         --         (2,712)    --         --
                                           ----------  ----------  ---------  ---------  ---------  ---------  ---------
Net income (loss) to common
  stockholders...........................  $      759  $      145  $  (1,397) $     980  $  (7,271) $ (21,214) $  (1,520)
                                           ----------  ----------  ---------  ---------  ---------  ---------  ---------
                                           ----------  ----------  ---------  ---------  ---------  ---------  ---------
Income (loss) per common share--Basic(8)
  Continuing operations..................  $     0.03  $     0.02  $    0.03  $    0.08  $   (0.40) $   (1.66) $   (0.15)
  Discontinued operations................      --           (0.01)     (0.09)     (0.03)     (0.11)     (0.10)    --
                                           ----------  ----------  ---------  ---------  ---------  ---------  ---------
  Income (loss) per common
    share--Basic.........................  $     0.03  $     0.01  $   (0.06) $    0.05  $   (0.51) $   (1.76) $   (0.15)
                                           ----------  ----------  ---------  ---------  ---------  ---------  ---------
                                           ----------  ----------  ---------  ---------  ---------  ---------  ---------
Income (loss) per common
  share--Diluted(8)
  Continuing operations..................  $     0.03  $     0.02  $    0.03  $    0.05  $   (0.40) $   (1.66) $   (0.15)
  Discontinued operations................      --           (0.01) $   (0.08) $   (0.01) $   (0.11) $   (0.10)    --
                                           ----------  ----------  ---------  ---------  ---------  ---------  ---------
  Income (loss) per common
    share--Diluted.......................  $     0.03  $     0.01  $   (0.05) $    0.04  $   (0.51) $   (1.76) $   (0.15)
                                           ----------  ----------  ---------  ---------  ---------  ---------  ---------
                                           ----------  ----------  ---------  ---------  ---------  ---------  ---------

                                                MARCH 31,                             DECEMBER 31,
                                          ----------------------  -----------------------------------------------------
BALANCE SHEET DATA:                          1998        1997       1997       1996       1995       1994       1993
----------------------------------------  ----------  ----------  ---------  ---------  ---------  ---------  ---------
Cash, cash equivalents and
  investments...........................  $   12,112  $   15,366  $  10,821  $  20,823  $   8,321  $   4,357  $   2,027
Working capital.........................       8,494       9,529      8,509      9,206      4,640      2,122      1,985
Total assets............................      95,963      86,830    102,936     92,126     39,525     30,572     11,863
Long-term debt (9)......................       8,206       2,943      8,983      3,261      3,503      4,098      4,582
Retained earnings (accumulated deficit)
  (4,5).................................     (25,302)    (24,648)   (26,061)   (24,793)   (25,773)   (21,214)    (1,064)
Stockholders' equity (deficit)..........      51,281      50,795     50,110     49,556     11,473      8,882       (924)

The Company has paid no cash dividends since its inception.

------------------------

(1) Includes for the year ended December 31, 1997, the merger of PPL which closed on May 5, 1997.

(2) Includes, for the year ended December 31, 1996, the acquisition of RBI which closed on July 18, 1996, and the acquisition of THG which closed on October 1, 1996.

(3) Includes, for the year ended December 31, 1994, the acquisition of EPIC which closed on January 4, 1994, and the merger with Affinity Biotech, Inc., which took place on April 27, 1994.

(4) Includes non-recurring charges of $1,208,000 for the restructuring of the International Clinical Services Division and $176,000 for merger costs associated with the PPL transaction.

(5) Includes a non-recurring charge of $18.3 million for acquired research and development in connection with the Affinity merger in 1994 and $510,000 of acquired research and development in connection with the RBI acquisition in 1996.

(6) Represents the divestiture of the Drug Delivery Services Division in 1994 and 1995 and the closure of the software commercialization unit of RBI in 1996 and 1997. See Notes 6 and 7 of the Notes to Consolidated Financial Statements.

(7) Restated to give effect to the change in accounting for its convertible security having a beneficial conversion feature, of which $2,712,000 was recorded analogous to a deemed dividend. See Note 5 of the Notes to Consolidated Financial Statements.

(8) See Note 2 of the Notes to Consolidated Financial Statements.

(9) Includes both current and long-term portions.

              SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

    The following table sets forth certain selected pro forma combined financial data for (i) Omnicare and IBAH and (ii) Omnicare, IBAH and CompScript. The pro forma amounts included in the table below relating to Omnicare and IBAH assume the consummation of the Merger and are based on the "pooling of interests" method of accounting. The pro forma amounts included in the table below relating to Omnicare, IBAH and CompScript assume the consummation of the Merger and the merger between a subsidiary of Omnicare and CompScript (the "CompScript Merger") and are based on the "pooling of interests" method of accounting. There can be no assurances that the CompScript Merger will be consummated. The following table should be read in conjunction with the historical financial statements of Omnicare, IBAH and CompScript and the pro forma financial data included herein under the caption "UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION." See the historical financial statements of Omnicare and IBAH incorporated by reference herein. See "RECENT DEVELOPMENTS" for information concerning CompScript and the CompScript Merger.

    The pro forma amounts below are presented for informational purposes only and are not necessarily indicative of the results of operations of the combined company that would have actually occurred had the Merger and the CompScript Merger been consummated as of January 1, 1995 or of the financial condition of the combined company had the Merger and the CompScript Merger been consummated as of March 31, 1998 or of the future results of operations or financial condition of the combined company. The pro forma information does not reflect any synergies anticipated as a result of (i) the Merger and the CompScript Merger, and in particular the elimination of costs associated with IBAH's and CompScript's status as public companies and other administrative savings, and
(ii) the CompScript Merger, and in particular improvements in gross margins attributable to Omnicare's purchasing leverage associated with purchases of pharmaceuticals and other products. There can be no assurances that such synergies will be realized. In addition, (a) the pro forma income statement information does not reflect investment banking, legal and miscellaneous transaction costs related to the Merger and the CompScript Merger and (b) the pro forma income statement and balance sheet information does not reflect costs associated with the combining of the companies, which costs Omnicare and IBAH cannot presently estimate. See "RISK FACTORS."

COMBINED OMNICARE AND IBAH:

                                                     FOR THE THREE MONTHS            FOR THE YEARS ENDED
                                                    ENDED AND AT MARCH 31,               DECEMBER 31,
                                                   ------------------------  ------------------------------------
                                                       1998         1997         1997         1996        1995
                                                   ------------  ----------  ------------  ----------  ----------
INCOME STATEMENT DATA:
  Sales..........................................  $    326,409  $  200,925  $    983,753  $  598,724  $  442,502
  Operating income...............................        36,655      21,686        98,836      65,464      40,757
  Income from continuing operations available to
    common stockholders..........................        20,108      13,888        56,462      44,819      19,035
  Earnings per share from continuing operations
    available to common stockholders:
    Basic........................................  $        .23  $      .17  $        .67  $      .66  $      .35
    Diluted......................................           .23         .17           .67         .59         .33
  Weighted average shares outstanding:
    Basic........................................        86,245      81,698        83,858      68,234      54,706
    Diluted......................................        87,207      82,835        84,866      79,368      67,890
BALANCE SHEET DATA (March 31, 1998):
  Working capital................................  $    356,637      --           --           --          --
  Total assets...................................     1,434,197      --           --           --          --
  Long-term debt.................................       355,710      --           --           --          --
  Stockholders' equity...........................       857,396      --           --           --          --

COMBINED OMNICARE, IBAH AND COMPSCRIPT:

                                                    FOR THE THREE MONTHS             FOR THE YEARS ENDED
                                                   ENDED AND AT MARCH 31,                DECEMBER 31,
                                                 --------------------------  ------------------------------------
                                                     1998          1997          1997         1996        1995
                                                 ------------  ------------  ------------  ----------  ----------
INCOME STATEMENT DATA:
  Sales........................................  $    340,258  $    212,424  $  1,034,384  $  641,440  $  477,359
  Operating income.............................        37,295        20,959        97,569      64,469      37,021
  Income from continuing operations available
    to common stockholders.....................        20,406        12,272        54,105      43,663      14,809
  Earnings per share from continuing operations
    available to common stockholders:
    Basic......................................  $        .23  $        .15  $        .63  $      .63  $      .26
    Diluted....................................           .23           .15           .62         .57         .26
  Weighted average shares outstanding:
    Basic......................................        88,033        83,422        85,613      69,818      56,160
    Diluted....................................        88,995        84,559        86,621      81,008      69,344
BALANCE SHEET DATA (March 31, 1998):
  Working capital..............................  $    354,644       --            --           --          --
  Total assets.................................     1,455,064       --            --           --          --
  Long-term debt...............................       356,428       --            --           --          --
  Stockholders' equity.........................       858,494       --            --           --          --

                            MARKET PRICE INFORMATION

    OMNICARE. Omnicare Shares are listed on the NYSE under the symbol "OCR." The following table shows the high and low sales prices of Omnicare Shares on the NYSE and the cash dividends paid or declared per share for the periods presented, based on published financial sources.

                                                                                         PRICE PER OMNICARE
                                                                                               SHARE
                                                                                        --------------------
                                                                                          HIGH        LOW      DIVIDENDS
                                                                                        ---------  ---------  -----------
1996
  First Quarter.......................................................................  27 3/8     19 1/8         .015
  Second Quarter......................................................................  30 3/8     23 1/8         .015
  Third Quarter.......................................................................  30 3/4     21 1/2         .015
  Fourth Quarter......................................................................  32 1/2     26             .015
1997
  First Quarter.......................................................................  32 1/4     23 1/2         .0175
  Second Quarter......................................................................  31 5/8     22 3/8         .0175
  Third Quarter.......................................................................  32 1/2     26 9/16        .0175
  Fourth Quarter......................................................................  34 9/16    26             .0175
1998
  First Quarter.......................................................................  39 13/16   28 1/8         .02
  Second Quarter (through May 26).....................................................  39 11/16   34             .02

    IBAH. IBAH Common Shares are listed on The Nasdaq National Market under the symbol "IBAH." The following table sets forth the high and low bid quotations of IBAH Common Shares as reported on The Nasdaq National Market during each of the quarters presented. These prices reflect inter-dealer quotations, without retail mark-up, mark-downs or other fees or commissions, and may not necessarily represent actual transactions.

                                                                                                            PRICE PER
                                                                                                            IBAH SHARE
                                                                                                      ----------------------
                                                                                                        HIGH         LOW
                                                                                                      ---------      ---
1996
  First Quarter.....................................................................................  7               5 1/2
  Second Quarter....................................................................................  8 5/8           6 1/4
  Third Quarter.....................................................................................  8               5 1/2
  Fourth Quarter....................................................................................  8 1/4           5 3/4
1997
  First Quarter.....................................................................................  8 1/8               6
  Second Quarter....................................................................................  6 1/8           3 3/8
  Third Quarter.....................................................................................  5 1/8               3
  Fourth Quarter....................................................................................  4 11/16         2 7/8
1998
  First Quarter.....................................................................................  5 9/16          3 1/8
  Second Quarter (through May 26)...................................................................  5 7/16              5

    IBAH has never declared or paid any cash dividends on the IBAH Shares. The Merger Agreement provides that IBAH may not pay any dividends on the IBAH Shares.

    The following table sets forth (i) the closing price of Omnicare Shares,
(ii) the closing price of IBAH Common Shares, and (iii) the equivalent per share price of IBAH Common Shares, in each case as of March 30, 1998, the last trading day prior to the announcement of the execution of the Merger Agreement, and May 26, 1998, the last trading day prior to the date of this Proxy Statement/Prospectus. The equivalent per share price of IBAH Common Shares at each specified date is determined by dividing $5.75 by the price of Omnicare Shares and multiplying the resulting conversion number by the price of Omnicare Shares. All historical prices are as reported by published financial sources. STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET PRICES.

                                                              OMNICARE SHARES     IBAH SHARES    EQUIVALENT PER SHARE
                                                              ----------------  ---------------  ---------------------
March 30, 1998..............................................        38 1/16            5 1/8               5 3/4
May 26, 1998................................................        35 3/16                5               5 3/4

                           COMPARATIVE PER SHARE DATA

                                  (UNAUDITED)

    The following table presents historical and pro forma per share data for Omnicare and historical and equivalent pro forma per share data for IBAH. Equivalent pro forma per share amounts for IBAH were calculated by multiplying the relevant Omnicare amount by 0.1618, the Conversion Number calculated using the average closing price of the Omnicare Shares over the fifteen days ended May 13, 1998. The following tables should be read in conjunction with the historical financial statements of Omnicare, IBAH and CompScript and the pro forma financial data included herein under the caption "UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION." See the historical financial statements of Omnicare and IBAH incorporated by reference herein. See "RECENT DEVELOPMENTS" for information concerning CompScript and the CompScript Merger.

                                                                            THREE MONTHS
                                                                                ENDED           YEAR ENDED DECEMBER 31,
                                                                              MARCH 31,     -------------------------------
                                                                                1998          1997       1996       1995
                                                                           ---------------  ---------  ---------  ---------
OMNICARE

Net Income:
Historical--Basic........................................................     $    0.23     $    0.70  $    0.67  $    0.47
Historical--Diluted......................................................          0.23          0.69       0.61       0.43

Pro Forma--Basic (including IBAH)(1).....................................          0.23          0.67       0.66       0.35

Pro Forma--Diluted (including IBAH)(1)...................................          0.23          0.67       0.59       0.33
Pro Forma--Basic (including IBAH and CompScript)(1)......................          0.23          0.63       0.63       0.26
Pro Forma--Diluted (including IBAH and CompScript)(1)....................          0.23          0.62       0.57       0.26

Dividends:
Historical (4)...........................................................          0.02          0.07       0.06       0.05

Book Value:
Historical...............................................................          9.79          9.42     --         --
Pro Forma (Including IBAH)(2)............................................          9.85          9.49     --         --
Pro Forma (Including IBAH and CompScript)(2).............................          9.66          9.31     --         --

                                                                           THREE MONTHS
                                                                               ENDED           YEAR ENDED DECEMBER 31,
                                                                             MARCH 31,     -------------------------------
                                                                               1998          1997       1996       1995
                                                                          ---------------  ---------  ---------  ---------

IBAH

Net Income/(Loss):
Historical--Basic.......................................................     $    0.03     $    0.03  $    0.08  $   (0.40)
Historical--Diluted.....................................................          0.03          0.03       0.05      (0.40)
Equivalent Pro Forma (Omnicare and IBAH)--Basic (1).....................          0.04          0.11       0.11       0.06
Equivalent Pro Forma (Omnicare and IBAH)--Diluted (1)...................          0.04          0.11       0.10       0.05
Equivalent Pro Forma (Omnicare, IBAH and CompScript)-- Basic (1)........          0.04          0.10       0.10       0.04
Equivalent Pro Forma (Omnicare, IBAH and CompScript)-- Diluted (1)......          0.04          0.10       0.09       0.04

Dividends:
Historical..............................................................             0             0          0          0
Equivalent Pro Forma (1)................................................             0          0.01       0.01       0.01

Book Value:
Historical..............................................................          1.99          1.95     --         --
Equivalent Pro Forma (Omnicare and IBAH) (2)............................          1.59          1.54     --         --
Equivalent Pro Forma (Omnicare, IBAH and CompScript) (2)................          1.56          1.51     --         --

------------------------
(1) Pro forma amounts for Omnicare have been multiplied by the conversion ratio of 0.1618 (the assumed Conversion Number) to arrive at IBAH's Equivalent Pro Forma per share amounts (including and excluding CompScript). The assumed Conversion Number has been estimated based on an assumed Omnicare Average Market Price of the Omnicare Shares of $35.5333 per share, which represents the Omnicare Average Market Price per Omnicare Shares for the fifteen trading days ended May 13, 1998. Assuming an Omnicare Average Market Price of $30.30, (i) IBAH's Equivalent Pro Forma Net Income (basic) for the three months ended March 31, 1998 and the years ended December 31, 1997, 1996 and 1995 would have been $0.04, $0.11, $0.11 and $0.06, respectively; and IBAH's Equivalent Pro Forma Net Income (basic and including CompScript) for the three months ended March 31, 1998 and the years ended December 31, 1997, 1996 and 1995 would have been $0.04, $0.10, $0.10 and $0.04, respectively;
    and (ii) IBAH's Equivalent Pro Forma Net Income (diluted) for the three months ended March 31, 1998 and the years ended December 31, 1997, 1996 and 1995 would have been $0.04, $0.11, $0.10 and $0.05, respectively; and IBAH's Equivalent Pro Forma Net Income (diluted and including CompScript) for the three months ended March 31, 1998 and the years ended December 31, 1997, 1996 and 1995 would have been $0.04, $0.10, $0.09 and $0.04, respectively.
    Assuming an Omnicare Average Market Price of $43.83, (i) IBAH's Equivalent Pro Forma Net Income (basic) for the three months ended March 31, 1998 and the years ended December 31, 1997, 1996 and 1995 would have been $0.03, $0.10, $0.10 and $0.05, respectively; and IBAH's Equivalent Pro Forma Net Income (basic and including CompScript) for the three months ended March 31, 1998 and the years ended December 31, 1997, 1996 and 1995 would have been $0.03, $0.09, $0.09 and $0.04, respectively; and (ii) IBAH's Equivalent Pro Forma Net Income (diluted) for the three months ended March 31, 1998 and the years ended December 31, 1997, 1996 and 1995 would have been $0.03, $0.10, $0.09 and $0.05, respectively; and IBAH's Equivalent Pro Forma Net Income (diluted and including CompScript) for the three months ended March 31, 1998 and the years ended December 31, 1997, 1996 and 1995 would have been $0.03, $0.09, $0.08 and $0.04, respectively. Pro Forma Net Income (basic and diluted) amounts for Omnicare (including IBAH, and including IBAH and CompScript) and Equivalent Pro Forma Dividend amounts for IBAH (including and excluding CompScript) have not been presented using the collar limitations of $30.30 and $43.83 because such amounts do not materially differ from those presented using the Omnicare Average Market Price. See also note (3).

(2) Pro forma amounts for Omnicare have been multiplied by the conversion ratio of 0.1618 (the assumed Conversion Number) to arrive at IBAH's Equivalent Pro Forma per share amounts (including and excluding CompScript). The assumed Conversion Number has been estimated based on an assumed Omnicare Average Market Price of the Omnicare Shares of $35.5333 per share described in note
    (1) above. Assuming an Omnicare Average Market Price of $30.30, (i) Omnicare's Pro Forma Book Value (including IBAH) and Omnicare's Pro Forma Book Value (including IBAH and CompScript) as of March 31, 1998 would have been $9.84 and 9.61, respectively; and (ii) IBAH's Equivalent Pro Forma Book Value (excluding and including CompScript) as of March 31, 1998 would have been $1.62 and $1.59, respectively. Assuming an Omnicare Average Market Price of $43.83, (i) Omnicare's Pro Forma Book Value (including IBAH) and Omnicare's Pro Forma Book Value (including IBAH and CompScript) as of March 31, 1998 would have been $9.89 and $9.72, respectively; and (ii) IBAH's Equivalent Pro Forma Book Value (excluding and including CompScript) as of March 31, 1998 would have been $1.47 and $1.44, respectively. Assuming an Omnicare Average Market Price of $30.30, (i) Omnicare's Pro Forma Book Value (including IBAH) and Omnicare's Pro Forma Book Value (including IBAH and CompScript) as of December 31, 1997 would have been $9.48 and $9.26, respectively; and (ii) IBAH's Equivalent Pro Forma Book Value (excluding and including CompScript) as of December 31, 1997 would have been $1.56 and $1.53, respectively. Assuming an Omnicare Average Market Price of $43.83,
    (i) Omnicare's Pro Forma Book Value (including IBAH) and Omnicare's Pro Forma Book Value (including IBAH and CompScript) as of December 31, 1997 would have been $9.53 and $9.36, respectively; and (ii) IBAH's Equivalent Pro Forma Book Value (excluding and including CompScript) as of December 31, 1997 would have been $1.41 and $1.39, respectively. See also note (3).

(3) The actual Omnicare Average Market Price will likely vary from the assumptions set forth above, which would result in a different actual Conversion Number.

(4) Omnicare's Historical and Pro Forma Dividends per share amounts are the same.

                                   THE MERGER

BACKGROUND OF THE MERGER

    The terms of the Merger Agreement are the result of arm's-length negotiations between IBAH and Omnicare. The following is a discussion of the background of these negotiations, the Merger and related transactions.

    In the fall of 1996 though early 1997, representatives of IBAH had separate discussions with a number of financial advisors regarding various strategies for IBAH. During this time, IBAH became increasingly focused on the importance of maintaining a leadership position in the contract research services industry as a stand-alone entity or through a business combination.

    In the fall of 1997, representatives of IBAH met with Salomon Smith Barney to discuss generally financing and other strategic alternatives potentially available to IBAH. On November 24, 1997, IBAH retained Salomon Smith Barney to act as a financial advisor in connection with evaluating and recommending financial and strategic alternatives with respect to potential business transactions.

    In November 1997, representatives of IBAH and representatives of another company (the "Other Party") met to discuss their respective businesses and opportunities for collaborations between the companies, in particular, in the pharmaceutics area. IBAH entered into a confidentiality agreement with the Other Party in early December.

    Salomon Smith Barney contacted Omnicare in late November 1997 to discuss whether IBAH and Omnicare had similar strategic views for future health care market evolution and whether there might be opportunities for collaboration. As a result, in late December 1997, representatives of IBAH met with representatives of Omnicare to explore the possibility of collaborative opportunities. IBAH and Omnicare entered into a confidentiality agreement in December 1997.

    During January 1998, representatives of IBAH met with the Other Party and began discussions regarding a potential acquisition of IBAH by the Other Party. The Other Party indicated that it would be willing to pay approximately $5.50 market value in its shares for each outstanding IBAH Common Share, in a stock-for-stock merger transaction, subject to due diligence and other conditions.

    During January 1998, representatives of IBAH and Omnicare began discussions regarding a potential acquisition of IBAH by Omnicare. Omnicare indicated to IBAH's financial advisor that it might be willing to pay approximately $4.75 to $5.00 market value in Omnicare Shares for each outstanding IBAH Common Share, subject to due diligence and other conditions. IBAH's advisor indicated to Omnicare that this range did not represent sufficient value.

    On January 29, 1998, members of the Executive Committee of the IBAH Board met separately with representatives of Salomon Smith Barney and two other investment banks to discuss IBAH's alternatives as an independent company, as an acquiror and as an acquisition candidate. The Committee and IBAH's advisors discussed certain specific potential acquirors, including Omnicare and the Other Party, in addition to general strategic options.

    During February 1998, Salomon Smith Barney continued to contact selected potential buyers to inquire whether these companies would have an interest in further discussions relating to a possible transaction with IBAH. In late February, Omnicare indicated that it would be willing to pay approximately $5.50 market value in Omnicare Shares for each outstanding IBAH Common Share, subject to due diligence and other conditions.

    In late February 1998, representatives of the Other Party and IBAH each began conducting due diligence on one another. In late February, the Other Party indicated it would be willing to pay approximately $6.00 market value in its shares for each outstanding IBAH Common Share. The due diligence process continued through mid-March 1998. During the period of mid-February through mid-

March, management of IBAH and members of the IBAH Board regularly discussed various acquisition alternatives and strategic options for IBAH.

    In early through late March 1998, representatives of Omnicare and IBAH met to conduct due diligence. The parties continued discussions of the terms of a possible business combination.

    On March 16, 1998, at a regular meeting of the IBAH Board, the IBAH Board reviewed the status of the Omnicare negotiations, as well as other potential transactions and strategic options. The IBAH Board directed management of IBAH to continue due diligence with Omnicare and the Other Party and to continue evaluating these and any new potential transactions.

    Due diligence and discussions of the terms of a possible business combination (including the terms of a possible merger agreement) continued with Omnicare and the Other Party.

    In late March 1998, the IBAH Board received an unsolicited proposal from a third party which was not competitive with terms discussed with the Other Party or Omnicare. Accordingly, the IBAH Board instructed management not to pursue this proposal.

    On March 27, 1998, the IBAH Board met to consider the terms of the proposed business combination with Omnicare and with the Other Party. At this meeting, Salomon Smith Barney made a presentation to the IBAH Board regarding Omnicare and the Other Party. Based on the relative advantages and disadvantages of the two proposed business combinations including, among other things, the short- and long-term stock performance of the potential acquirors, the accretive or dilutive effect of the acquisition on the potential acquirors' stocks, the relative liquidity in the potential acquirors' stocks, the long-term prospects of the combined entity and potential synergies, the IBAH Board authorized representatives of IBAH to proceed with negotiations with Omnicare to determine whether an agreement could be negotiated on terms acceptable to the IBAH Board.

    Between March 28, 1998 and March 30, 1998, representatives of IBAH and Omnicare negotiated the terms of the Merger Agreement and related agreements. As a result of these discussions, Omnicare increased the market value of the Omnicare Shares it was prepared to issue for each IBAH Common Share from $5.50 to $5.75.

    In the afternoon of March 30, 1998, the IBAH Board held a special meeting to consider the terms of the Merger Agreement and the related agreements. At this meeting, Salomon Smith Barney made a presentation to the IBAH Board on the financial terms of the Merger which included the opinion of Salomon Smith Barney that, as of the date of such opinion and based upon and subject to certain matters stated therein, the consideration to be received by the holders of IBAH Common Shares pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. The IBAH Board unanimously approved the Merger as being in the best interests of IBAH and its stockholders for the reasons set forth under "THE MERGER--Reasons for the Merger" and approved the execution of the Merger Agreement and the related agreements, including the Stock Option Agreement. The IBAH Board then directed that the Merger Agreement be submitted to a vote of IBAH's stockholders with the recommendation that it be approved.

    On March 30, 1998, the Omnicare Board met to consider the proposed transaction. Following presentations regarding IBAH, the Merger Agreement and related documents, the Omnicare Board unanimously approved the execution of the Merger Agreement and related documents.

    IBAH and Omnicare then entered into the definitive Merger Agreement and the Stock Option Agreement, Omnicare and certain IBAH stockholders entered into the Voting Agreement and certain holders of IBAH Preferred Shares and IBAH Warrants executed consents to the treatment of such securities in the Merger. On March 31, 1998, IBAH and Omnicare issued a joint press release announcing the execution of the Merger Agreement.

REASONS FOR THE MERGER

    IBAH. THE IBAH BOARD HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF IBAH AND ITS STOCKHOLDERS. THE IBAH BOARD UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS TO ITS STOCKHOLDERS THAT THEY VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. THE IBAH BOARD BELIEVES THAT IBAH AND ITS STOCKHOLDERS WILL BENEFIT FROM THE MERGER.

    The IBAH Board consulted with Salomon Smith Barney and IBAH's legal advisors and management in reaching this determination. The IBAH Board believes that the business combination with Omnicare will facilitate IBAH's growth by enhancing IBAH's financial stability and clinical trial and data warehousing capabilities, enhancing its relationships within the pharmaceutical industry and creating a more significant presence in the contract research services industry through Omnicare's commitment to the expansion of its contract research business. At its meeting on March 30, 1998, the IBAH Board unanimously determined that the Merger Agreement was fair to and in the best interests of IBAH and its stockholders and recommended that the holders of the IBAH Shares approve and adopt the Merger Agreement. The IBAH Board also approved the Stock Option Agreement.

    In reaching these conclusions, the IBAH Board considered the following material factors:

    (i) The IBAH Board's knowledge of IBAH's business, operations, assets, financial performance and condition, operating results and prospects including, in particular, IBAH's ability to grow competitively and add services and expand geographically, in light of Omnicare's substantially greater resources, compared to IBAH's projected future financial performance as a stand-alone entity. Specifically, the IBAH Board considered that the Merger would (a) enhance IBAH's financial stability and provide access to less expensive capital to finance IBAH's growth and expansion, (b) open new opportunities for provision of IBAH's services, (c) enhance the design and development of products that address the diseases of an aging population by providing IBAH with access to a large and unique pool of patient information that comprises a significant population of the elderly and (d) enable IBAH to provide enhanced services to customers through the utilization of Omnicare's data warehousing capabilities;

    (ii) The IBAH Board's belief that larger, more diversified companies with greater scale, scope and financial resources will be better able to compete effectively in the rapidly changing and competitive contract research services industry, coupled with Omnicare's commitment to building a leading presence in the industry;

    (iii) The IBAH Board's judgment as to the current and future prospects of the clinical research services industry, economic and market conditions and trends, including the likelihood of continuing consolidation and increasing competition in contract research services for the pharmaceutical and biotechnology industries (and the corresponding decrease in the number of suitable merger partners for IBAH);

    (iv) The IBAH Board's belief that the Merger might provide for synergies not available to IBAH as a stand-alone company;

    (v) Alternate transactions including, among others, continuing to operate IBAH as an independent public company, merging with a strategic partner in the contract research services industry or being acquired by a financial buyer. The IBAH Board believed that (a) remaining an independent public company would restrict IBAH's ability to offer additional services and continue to expand geographically given its current resources, (b) the business combination with Omnicare would provide a greater opportunity to maximize stockholder value as compared to a transaction with other potential acquirors or business combination partners and (c) a leveraged transaction with a financial buyer would limit IBAH's ability to grow;

    (vi) The presentation of Salomon Smith Barney and the opinion of Salomon Smith Barney that, as of the date of such opinion and based upon and subject to certain matters stated therein, the consideration to be received by the holders of IBAH Common Shares pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. See "THE MERGER--Opinion of IBAH's Financial Advisor" for a discussion of the factors Salomon Smith Barney considered in rendering its opinion. A copy of Salomon Smith Barney's written opinion dated March 30, 1998, which sets forth the assumptions made, matters considered and limitations on the review undertaken by Salomon Smith Barney, is attached as Appendix E to this Proxy Statement/Prospectus;

    (vii) The fact that the consideration to be received by IBAH's stockholders represents an approximately 52% premium over the average closing price of IBAH Common Shares for the four weeks prior to the date of the Merger Agreement;

    (viii) The current and historical market prices of IBAH Common Shares and Omnicare Shares, as well as Omnicare's prospects for future growth;

    (ix) The views of IBAH's management that Omnicare represented an attractive strategic merger partner for IBAH and that Omnicare is a proven leader and innovator in the institutional pharmacy industry with a strong record of consistent earnings growth and stock price appreciation, and that IBAH's relationships with suppliers, customers and potential customers could be strengthened through Omnicare's established relationships within the pharmaceutical industry;

    (x) The interests of IBAH's customers, which the IBAH Board believed would be best served by a merger with a strategic partner such as Omnicare that could offer such customers various value-added services, such as access to a significant amount of clinical data on the geriatric population, the ability to expedite the process of identifying potential elderly patients who could be offered access to clinical studies and Omnicare's existing knowledge base of geriatric pharmaceutical care;

    (xi) Omnicare's intention to expand IBAH's business, and the resulting increased opportunities for IBAH's employees and the benefits to the communities in which IBAH's facilities are located;

    (xii) The terms and conditions of the Merger Agreement, the Stock Option Agreement, the Voting Agreement and the consents of the holders of IBAH Preferred Shares and IBAH Warrants, including the representations and warranties made by Omnicare and lack of significant regulatory approvals needed to consummate the Merger. The IBAH Board considered in particular the "no-solicitation" provision of the Merger Agreement, the circumstances under which the Merger Agreement could be terminated (including by IBAH in order to execute an acquisition agreement with a third party under certain circumstances) and the amounts which might be payable upon the termination of the Merger Agreement (under certain specified circumstances IBAH could be required to pay Omnicare up to an aggregate of $8.366 million). See "THE MERGER AGREEMENT AND RELATED AGREEMENTS." The IBAH Board considered the impact of these agreements on IBAH's ability to negotiate with any third parties who might express an interest in acquiring IBAH; and

    (xiii) The expectation that the Merger will qualify as a reorganization for federal income tax purposes, thereby generally not requiring IBAH's stockholders to recognize gain on the exchange of their shares for Omnicare Shares in the Merger. See "THE MERGER--Certain Federal Income Tax Consequences of the Merger."

    In reaching its decision to approve the Merger and to recommend that IBAH's stockholders approve and adopt the Merger Agreement, the IBAH Board did not assign any relative or specific weight to the various factors considered and individual directors may have given differing weight to different factors. There can be no assurances that the expected benefits of the Merger will be realized. See "RISK FACTORS."

    FOR THE REASONS DISCUSSED ABOVE, THE IBAH BOARD HAS UNANIMOUSLY DETERMINED THAT THE TERMS OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE FAIR TO, AND IN THE BESTS INTERESTS OF, IBAH AND ITS STOCKHOLDERS. ACCORDINGLY, THE IBAH BOARD RECOMMENDS THAT IBAH'S STOCKHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

    OMNICARE. The Omnicare Board of Directors (the "Omnicare Board") believes that the acquisition of IBAH is fair to and in the best interest of Omnicare and its stockholders. In reaching such determination, the Omnicare Board considered the following material factors:

    (i) Omnicare's review of IBAH, including its business, operations, management, earnings and financial condition on a historical and prospective basis;

    (ii) the terms and conditions of the Merger Agreement including, without limitation, provisions relating to the number of Omnicare Shares to be issued in the Merger and the conditions to the consummation of the Merger;

    (iii) its belief that the Merger will significantly expand Omnicare's contract research services and substantially strengthen its research capabilities, both domestically and in international markets;

    (iv) the potential to leverage Omnicare's existing assets, including its geriatric pharmaceutical drug formulary, its large geriatric patient base and its ability to capture data for disease and outcomes management analysis;

    (v) the business reputation and experience of IBAH's management, and the employment, consulting and non-competition agreements to be entered into with IBAH management in connection with the Merger; and

    (vi) the expectation that the Merger will be treated as a reorganization for federal income tax purposes and will be accounted for as a "pooling of interests."

    After reviewing the factors described above in their totality, the Omnicare Board determined that the Merger is in the best interests of Omnicare and its stockholders. In view of the variety of factors considered in connection with its evaluation of the Merger, the Omnicare Board found it impractical to, and did not, quantify or attempt to assign relative weight to the specific factors considered in reaching its determination. There can be no assurances that the expected benefits of the Merger will be realized. See "RISK FACTORS."

OPINION OF IBAH'S FINANCIAL ADVISOR

    In connection with Salomon Smith Barney's engagement as financial advisor, IBAH requested that Salomon Smith Barney evaluate the fairness, from a financial point of view, to holders of IBAH Common Shares of the consideration to be received by such holders pursuant to the terms of the proposed merger. On March 30, 1998, at a meeting of the IBAH Board held to evaluate the Merger, Salomon Smith Barney delivered its opinion to the IBAH Board to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the consideration to be received by the holders of IBAH Common Shares was fair, from a financial point of view, to such holders.

    In arriving at its opinion dated March 30, 1998, Salomon Smith Barney reviewed a draft of the Merger Agreement and held discussions with certain senior officers, directors and other representatives and advisors of IBAH and certain senior officers and other representatives and advisors of Omnicare concerning the businesses, operations and prospects of IBAH and Omnicare. Salomon Smith Barney examined certain publicly available business and financial information relating to IBAH and Omnicare as well as certain financial forecasts for IBAH and other information and data for IBAH and Omnicare which were provided to or otherwise discussed with Salomon Smith Barney by the respective managements of IBAH and Omnicare, including information relating to certain strategic implications and operational benefits anticipated to result from the Merger. Salomon Smith Barney reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: (i) current and historical market price and trading volume of IBAH Common Shares and Omnicare Shares; (ii) the historical and projected earnings and other operating data of IBAH and Omnicare; and (iii) the capitalization and financial condition of IBAH and Omnicare. Salomon Smith Barney also considered, to the extent publicly available, the financial terms of certain other similar transactions recently effected which Salomon Smith Barney considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations Salomon Smith Barney considered relevant in evaluating those of IBAH and Omnicare. Salomon Smith Barney also evaluated the potential pro forma financial impact of the Merger on Omnicare. In addition to the foregoing, Salomon Smith Barney conducted such other analyses and examinations and considered such other financial, economic and market criteria as Salomon Smith Barney deemed appropriate in arriving at its opinion. Salomon Smith Barney noted that its opinion was necessarily based upon information available, and financial, stock market and other conditions and circumstances existing and disclosed to Salomon Smith Barney, as of the date of its opinion.

    In rendering its opinion dated March 30, 1998, Salomon Smith Barney assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with Salomon Smith Barney. Salomon Smith Barney also assumed, with the consent of the IBAH Board, that the final terms of the Merger Agreement reviewed by Salomon Smith Barney in draft form would not vary materially from the draft reviewed by Salomon Smith Barney. With respect to financial forecasts and other information and data furnished to or otherwise reviewed by or discussed with Salomon Smith Barney, IBAH's management advised Salomon Smith Barney that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of IBAH and Omnicare as to the future financial performance of IBAH and Omnicare and the strategic implications and operational benefits anticipated to result from the Merger. Salomon Smith Barney assumed with the consent of the IBAH Board that the Merger would qualify as a tax-free reorganization for federal income tax purposes and would be accounted for as a "pooling of interests" for financial accounting purposes. Salomon Smith Barney's opinion, as set forth therein, relates to the relative values of IBAH and Omnicare. Salomon Smith Barney did not express any opinion as to what the value of the Omnicare Shares actually will be when issued pursuant to the Merger or the price at which the Omnicare Shares will trade subsequent to the consummation of the Merger. Salomon Smith Barney did not make and was not provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of IBAH or Omnicare nor did Salomon Smith Barney make any physical inspection of the properties or assets of IBAH or Omnicare. No other limitations were imposed by IBAH on Salomon Smith Barney with respect to the investigations made or procedures followed by Salomon Smith Barney in rendering its opinion.

    In preparing its opinion to the IBAH Board, Salomon Smith Barney performed a variety of financial and comparative analyses, including those described below. The summary of such analyses does not purport to be a complete description of the analyses underlying Salomon Smith Barney's opinion. The preparation of a financial opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Salomon Smith Barney believes that its analyses must be considered as a whole and that selecting portions of such analyses or any of the individual factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and its opinion. In its analyses, Salomon Smith Barney made numerous assumptions with respect to IBAH, Omnicare, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of IBAH and Omnicare. The estimates contained in such analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. Salomon Smith Barney's opinion dated March 30, 1998 and its financial analyses were only one of many factors considered by the IBAH Board in its evaluation of the Merger and should not be viewed as determinative of the views of the IBAH Board or management with respect to the Merger.

    The following is a summary of the material financial analyses performed by Salomon Smith Barney in connection with its opinion dated March 30, 1998:

    SELECTED PUBLIC COMPANY ANALYSIS. Using publicly available information, Salomon Smith Barney analyzed, among other things, the market values and trading multiples of IBAH and a number of selected publicly traded clinical research organizations. From these public companies, Salomon Smith Barney identified the following companies that it believed to be the most comparable to IBAH: Applied Analytical Industries, Inc., BioReliance Corporation, Covance Inc., Kendle International, Inc., Pharmaceutical Product Development, Inc. and Phoenix International Life Sciences, Inc. (collectively, the "Selected Companies"). Salomon Smith Barney compared, among other things, market values of the Selected Companies as multiples of, among other things, last twelve months ("LTM") earnings before interest, taxes, depreciation and amortization ("EBITDA"), estimated 1998 net income and estimated 1999 net income. All multiples were based on closing stock prices as of March 27, 1998. Applying a range of selected multiples for the Selected Companies of LTM EBITDA, estimated 1998 net income and estimated 1999 net income of 12.4x to 22.4x, 22.3x to 44.4x and 17.1x to 32.4, respectively, to the 1997 EBITDA, 1998 estimated net income and 1999 estimated net income for IBAH resulted in an average equity reference range for IBAH Common Shares of approximately $3.58 to $6.83 per share on a diluted basis. Net income projections for IBAH were based on estimates of IBAH's management, and net income projections for the Selected Companies were based on estimates of certain investment banking firms.

    SELECTED PRECEDENT TRANSACTIONS ANALYSIS. Using publicly available information, Salomon Smith Barney analyzed the purchase price and implied transaction multiples paid in nine selected precedent transactions consisting of (target/acquiror): MIRAI B.V. & LOGOS GmbH/PAREXEL International; ACER/EXCEL, Inc./Kendle International, Inc.; GMI Gesellschaft fur/Kendle International, Inc.; Coromed, Inc./Omnicare; BRI International Inc./Quintiles Transnational Corporation; Innovex Holdings Ltd./Quintiles Transnational Corporation; Harris Laboratories, Inc./MDS Health Group Ltd.; Applied Bioscience International, Inc./Pharmaceutical Product Development, Inc.; and CliniTrials Research, Inc./ Bio-Research Laboratories Ltd. (collectively, the "Selected Transactions"). Salomon Smith Barney compared the purchase prices in such transactions as multiples of, among other things: LTM revenues; LTM EBITDA; LTM earnings before interest and taxes ("EBIT"); and LTM net income. All multiples for the Selected Transactions were based on publicly available information. Applying a range of selected multiples for the Selected Transactions (other than the Innovex Holdings Ltd./Quintiles Transnational Corporation transaction) of LTM revenues, LTM EBITDA, LTM EBIT and LTM net income of .98x to 2.90x, 12.2x to 25.7x, 17.9 to 35.7x and 8.6x to 24.1x, respectively, to the 1997 revenues, 1997 EBITDA, 1997 EBIT and 1997 net income for IBAH resulted in an average equity reference range for IBAH Common Shares of approximately $1.97 to $4.96 per share on a diluted basis. The multiples for the Innovex Holdings Ltd./ Quintiles Transnational Corporation transaction were excluded from the calculation of the range of multiples because the multiples for that transaction differed significantly from those for the other Selected Transactions.

    No company, business or transaction used as a comparison in the "Selected Public Company Analysis" or "Selected Precedent Transactions Analysis" is identical to IBAH, Omnicare or the Merger. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the Selected Companies, Selected Transactions or the business segment, company or transaction to which they are being compared.

    DISCOUNTED CASH FLOW ANALYSIS. Salomon Smith Barney performed a discounted cash flow analysis of the projected free cash flow of IBAH for fiscal years 1998 through 2001, based on internal estimates of IBAH's management. The range of the estimated terminal value for IBAH at the end of the four-year period was calculated by applying terminal multiples ranging from 7.0x to 9.0x to IBAH's projected 2001 EBITDA, representing IBAH's estimated terminal value at December 31, 2001. The terminal value of IBAH and projected free cash flow of IBAH for the four-year period were discounted to January 1, 1998 using rates ranging from 14.0% to 18.0%. This analysis using a 16.0% discount rate resulted in an equity reference range for IBAH Common Shares of approximately $5.09 to $6.44 per share on a diluted basis.

    OTHER FACTORS AND COMPARATIVE ANALYSES. In rendering its opinion, Salomon Smith Barney considered certain other factors and conducted certain other comparative analyses including, among other things, a review of: (i) the impact on the estimated Omnicare earnings per share from the addition of the estimated IBAH earnings per share and the issuance of Omnicare Shares in the Merger; (ii) the historical and projected financial results of IBAH and Omnicare; (iii) the comparative historical trading prices and volumes for IBAH Common Shares and Omnicare Shares; and (iv) the pro forma ownership of the combined company.

    Pursuant to the terms of Salomon Smith Barney's engagement, IBAH has agreed to pay Salomon Smith Barney an aggregate financial advisory fee of approximately $2.2 million (assuming a market value of $5.75 of Omnicare Shares received for each IBAH Common Share in the Merger), a substantial portion of which is contingent upon the consummation of the Merger. IBAH has also agreed to reimburse Salomon Smith Barney for reasonable travel and other reasonable out-of-pocket expenses incurred by Salomon Smith Barney in performing its services, including the reasonable fees and expenses of its legal counsel and to indemnify Salomon Smith Barney and related persons against certain liabilities, including liabilities under the federal securities laws, arising out of Salomon Smith Barney's engagement.

    Salomon Smith Barney has advised IBAH that, in the ordinary course of business, Salomon Smith Barney and its affiliates may actively trade or hold the securities of IBAH and Omnicare for their own account or for the account of customers and, accordingly, may at any time hold a long or short position in such securities. Salomon Smith Barney has in the past provided certain investment banking services to Omnicare unrelated to the Merger, for which services Salomon Smith Barney has received compensation. In addition, Salomon Smith Barney and its affiliates (including Travelers Group Inc. and its affiliates) may maintain relationships with IBAH and Omnicare.

    Salomon Smith Barney is a nationally recognized investment banking firm and was selected by IBAH based on Salomon Smith Barney's experience, expertise and familiarity with IBAH and its business. Salomon Smith Barney regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

    THE FULL TEXT OF THE WRITTEN OPINION OF SALOMON SMITH BARNEY, DATED MARCH 30, 1998, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED HERETO AS APPENDIX E AND IS INCORPORATED HEREIN BY REFERENCE. SALOMON SMITH BARNEY HAS CONSENTED TO THE USE OF ITS OPINION IN THIS PROXY STATEMENT/PROSPECTUS. HOLDERS OF IBAH COMMON SHARES ARE URGED TO READ THIS OPINION CAREFULLY IN ITS ENTIRETY. SALOMON SMITH BARNEY'S OPINION IS DIRECTED TO THE IBAH BOARD AND RELATES ONLY TO THE FAIRNESS OF THE CONSIDERATION TO BE RECEIVED FROM A FINANCIAL POINT OF VIEW TO HOLDERS OF IBAH COMMON SHARES AND DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR RELATED TRANSACTIONS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE SPECIAL MEETING. THE SUMMARY OF THE OPINION OF SALOMON SMITH BARNEY SET FORTH IN THIS PROXY STATEMENT/ PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

ACCOUNTING TREATMENT OF THE MERGER

    Omnicare and IBAH believe that the Merger will qualify as a "pooling of interests" for accounting and financial reporting purposes, and have been so advised by their respective independent public accountants. The unaudited pro forma financial information contained in this Proxy Statement/Prospectus has been prepared using the "pooling of interests" accounting method to account for the Merger. See "UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION."

    The obligations of IBAH and Omnicare to consummate the Merger are subject to
(i) receipt of a letter from Price Waterhouse LLP, independent public accountants for Omnicare, to the effect that Omnicare and the Merger and transactions contemplated thereby qualify for "pooling of interests" accounting treatment and (ii) receipt of a letter from Arthur Andersen LLP, independent public accountants for IBAH, to the effect that IBAH will qualify as a "combining company" as required for "pooling of interests" accounting treatment. In addition, both Omnicare and IBAH have agreed not to take any action or fail to take any action that would jeopardize the treatment of the Merger as a "pooling of interests".

GOVERNMENTAL AND REGULATORY APPROVALS

    Under the HSR Act, and the rules promulgated thereunder by the FTC, the Merger cannot be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division and specified waiting period requirements have been satisfied. The parties completed their required filings by May 7, 1998 and have received early termination of the waiting period.

    At any time before or after consummation of the Merger, the Antitrust Division or the FTC or any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of Omnicare or IBAH. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

INTERESTS OF CERTAIN PERSONS IN THE MERGER; POSSIBLE CONFLICTS OF INTEREST

    In considering the approval by the IBAH Board of the Merger, IBAH stockholders should be aware that the members of the IBAH Board and senior management of IBAH have certain interests in, and will receive benefits from, the Merger that are in addition to, and differ from, the interests of, and benefits to, IBAH stockholders generally. No director or executive officer of IBAH had or is expected to have a business relationship with Omnicare prior to the Effective Time.

    NOMINATION FOR ELECTION AS A DIRECTOR OF THE OMNICARE BOARD

    At the Effective Time, Omnicare shall include Geraldine A. Henwood, director and Chief Executive Officer of IBAH and a major stockholder of IBAH, in its program under which certain nominations for membership on the Omnicare Board are on occasion rotated among senior operating executives of Omnicare and its subsidiaries. Subject to the prior consummation of the Merger, Geraldine A. Henwood will be nominated by Omnicare for election as a director of the Omnicare Board at Omnicare's 1999 annual meeting of stockholders.

    IBAH STOCK OPTIONS

    Certain of IBAH's directors and executive officers have previously been granted options to purchase IBAH Common Shares. As of the Record Date, directors and executive officers of IBAH held options to purchase an aggregate of 1,621,827 IBAH Common Shares, including options to purchase an aggregate of 286,000 IBAH Common Shares held by non-employee directors. Such options are exercisable for various periods through March 2008, at prices ranging from $0.12 to $7.75 per share. In the event that the Merger is consummated, a number of IBAH Options held by certain IBAH executive officers will be cancelled immediately prior to the Merger. IBAH Options held by certain IBAH executive officers to purchase an aggregate of 114,000 IBAH Common Shares will become fully vested upon the consummation of the Merger in accordance with the terms of such IBAH Options as follows:

NAME                                                                         NUMBER OF SHARES
---------------------------------------------------------------------------  -----------------
Mark K. Brunhofer..........................................................          6,250
John H. Dillon, II.........................................................         10,250
Geraldine A. Henwood.......................................................         32,500
Cornelius H. Lansing, II...................................................         25,000
John Santoro...............................................................          7,500
Leonard F. Stigliano.......................................................          7,500
Rudi Weekers...............................................................         25,000

    IBAH EMPLOYMENT AGREEMENTS

    As of the Closing Date, IBAH will enter into an employment agreement with Ms. Henwood that provides that Ms. Henwood will serve IBAH as its Chief Executive Officer for a term of five years, subject to earlier termination as provided in the employment agreement. The employment agreement sets forth a minimum base salary of $290,000, subject to increase by IBAH in accordance with its policies, and provides for Ms. Henwood's participation in all of IBAH's employee benefit plans generally available to its employees, as well as six weeks of paid vacation. The employment agreement provides that in the event Ms. Henwood's employment is terminated by IBAH other than for "cause" (as defined in the employment agreement), Ms. Henwood will be entitled to continued payment of her base salary at the time of termination and continued coverage under all of IBAH's medical and life insurance plans for the then-remaining term of the employment agreement. The employment agreement includes certain restrictive covenants for the benefit of IBAH relating to (i) nondisclosure of IBAH's confidential business information, (ii) IBAH's right to business and inventions,
(iii) nonsolicitation of IBAH's employees, customers and clients, and (iv) noncompetition with IBAH's business.

    Additionally, in connection with the Merger, it is anticipated that Messrs. Santoro, Stigliano and Weekers will enter into employment agreements with IBAH, under which they will provide services to IBAH following the Merger. The terms of these agreements have not yet been determined.

    Certain executive officers of IBAH have provisions in existing employment agreements that may be triggered upon a change of control of IBAH, including the Merger. IBAH's employment agreement with Cornelius H. Lansing, II, Chief Financial Officer, provides that if the agreement is terminated without cause or due to a change of control, Mr. Lansing is entitled to receive his base salary (approximately $170,000 annually) for one year after termination. IBAH's employment agreement with Rudi Weekers, President, International CRO, provides that if the agreement is terminated without cause, Mr. Weekers is entitled to receive his base salary (DM 428,408 annually, or approximately U.S. $239,000 based on exchange rates on April 21, 1998) through the end of the calendar quarter of the termination notice plus an additional six months' base salary. IBAH's employment agreement with Leonard F. Stigliano, President, U.S. CRO, provides that if the agreement is terminated without cause, or as a result of management changes, a merger or acquisition or incompatibility, Mr. Stigliano is entitled to receive his base salary (approximately $235,000 annually) for one year after termination, reduced by payments received from a subsequent employer during such period. IBAH's employment agreement with Sidney Jevons, Ph.D., Chairman, U.K., Executive Vice President, International Development and a director, provides that if the agreement is terminated without cause, Dr. Jevons is entitled to his base salary (L138,000, or approximately U.S. $231,000 based on exchange rates on April 21, 1998) for six months after termination and to continue to participate in standard bonus and benefit plans of IBAH during such period. IBAH's employment agreement with John H. Dillon, II, Executive Vice President, Worldwide Corporate Development, provides that if the agreement is terminated without cause, Mr. Dillon is entitled to receive his base salary

(approximately $189,000 annually) for six months after such termination. Mark K. Brunhofer, Corporate Controller, has an agreement with IBAH that if his employment is terminated due to a change in control of IBAH, he is entitled to receive his base salary (approximately $112,000 annually) for six months after termination.

    INDEMNIFICATION OF OFFICERS AND DIRECTORS OF IBAH

    Omnicare has agreed that following the Merger it will cause IBAH, as the Surviving Corporation, to indemnify the officers and directors of IBAH against liability for acts undertaken by such persons during their tenure as officers and directors and to maintain the current policies of directors and officers liability insurance, all as set forth in the Merger Agreement. These interests and benefits may constitute potential conflicts of interest with IBAH's stockholders in the negotiation, approval and consummation of the Merger.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

    The following discussion summarizes the material federal income tax considerations generally applicable to holders of IBAH Shares. It is a condition to the obligation of Omnicare to consummate the Merger that Omnicare shall have received an opinion of Dewey Ballantine LLP, in form and substance reasonably satisfactory to Omnicare, and it is a condition to the obligation of IBAH to consummate the Merger that IBAH shall have received an opinion of Morgan, Lewis & Bockius LLP, in form and substance reasonably satisfactory to IBAH, in each case dated as of the Closing Date and based on reasonably requested representations contained in certificates of Omnicare, IBAH and Sub, to the effect that the Merger will constitute a reorganization within the meaning of
Section 368(a) of the Code and that IBAH, Omnicare and Sub will each be a party to that reorganization within the meaning of Section 368(b) of the Code. The discussion below under "--Exchange of IBAH Shares for Omnicare Shares," "--Cash Received in Lieu of Fractional Shares" and "--Reporting Requirements" assumes that the Merger will be treated in accordance with the opinions of Dewey Ballantine LLP and Morgan, Lewis & Bockius LLP described in the preceding sentence. There can be no assurance that the Internal Revenue Service (the "IRS") will not take a contrary view, and no ruling from the IRS has been or will be sought.

    The discussion below is based upon the Code, the applicable Treasury Department regulations thereunder, judicial authority and current administrative rulings and practice, all as in effect as of the date hereof. Future legislative, judicial or administrative changes or interpretations could alter or modify the statements and conclusions set forth herein, and any such changes or interpretations could have retroactive effect and could affect the federal income tax consequences to holders of IBAH Shares.

    The following discussion does not address the consequences of the Merger under state, local or foreign law nor does the discussion address all aspects of federal income taxation that may be important to an IBAH stockholder in light of such stockholder's particular circumstances or to stockholders subject to special rules including, without limitation, financial institutions, insurance companies, foreign individuals and entities, tax-exempt entities, dealers in securities, persons who acquired IBAH Shares pursuant to the exercise of an employee option (or otherwise as compensation) or persons holding IBAH Shares as part of an integrated investment (including a "straddle") comprised of IBAH Shares and one or more other positions. This discussion assumes that IBAH stockholders hold their respective IBAH Shares as capital assets within the meaning of Section 1221 of the Code.

    EXCHANGE OF IBAH SHARES FOR OMNICARE SHARES. Except as discussed below under "--Cash Received in Lieu of Fractional Shares," no gain or loss will be recognized for federal income tax purposes by holders of IBAH Shares who exchange their IBAH Shares for Omnicare Shares pursuant to the Merger. The aggregate tax basis of Omnicare Shares received as a result of the Merger will be the same as the stockholder's aggregate tax basis in the IBAH Shares surrendered in the exchange (reduced by any tax basis allocable to fractional shares exchanged for cash) and the holding period of the Omnicare Shares received will include the holding period of the IBAH Shares surrendered therefor.

    CASH RECEIVED IN LIEU OF FRACTIONAL SHARES. The payment of cash to a holder of IBAH Shares in lieu of a fractional share interest in Omnicare Shares will be treated as if the fractional share had been distributed as part of the exchange and then redeemed by Omnicare. The cash payment will be treated as having been received as a distribution in payment for the Omnicare Shares hypothetically redeemed as provided in Section 302 of the Code and generally should result in the recognition of capital gain or loss measured by the difference between the amount of cash received and the portion of the tax basis of the IBAH Shares allocable to such fractional share interest. In the case of an individual, capital gain recognized with respect to cash received in lieu of fractional share interests in Omnicare Shares generally will be subject to United States federal income tax at a maximum rate of 20% if such individual held his or her IBAH Shares for more than 18 months at the Effective Time, a maximum rate of 28% if such individual held his or her IBAH Shares for more than one year but not more than 18 months at the Effective Time and at ordinary income rates if such individual held his or her IBAH Shares for one year or less at the Effective Time. The deductibility of capital losses is subject to limitations.

    DISSENTERS. The tax consequences to an IBAH stockholder who holds IBAH Preferred Shares and who exercises dissenter's rights with respect to such IBAH Preferred Shares and receives payment for such IBAH Preferred Shares in cash generally will not depend on the qualification of the Merger as a reorganization for federal income tax purposes. Such stockholder generally will recognize capital gain or loss for federal income tax purposes, measured by the difference between the holder's basis in such IBAH Preferred Shares and the amount of cash received (other than the amount of cash received, if any, that is or is deemed to be interest for federal income tax purposes (which amount will be taxed as ordinary income)). In the case of an individual, capital gain recognized with respect to the IBAH Preferred Shares generally will be subject to United States federal income tax at a maximum rate of 20% if such individual held his or her IBAH Preferred Shares for more than 18 months, a maximum rate of 28% if such individual held his or her IBAH Preferred Shares for more than one year but not more than 18 months and at ordinary income rates if such individual held his or her IBAH Preferred Shares for one year or less. The deductibility of capital losses is subject to limitations.

    REPORTING REQUIREMENTS. Each holder of IBAH Shares that receives Omnicare Shares in the Merger will be required to retain records and file with such holder's federal income tax return a statement setting forth certain facts relating to the Merger.

    BACKUP WITHHOLDING. Unless an exemption applies under applicable law and regulations, the Exchange Agent (as defined in "THE MERGER AGREEMENT AND RELATED AGREEMENTS-- Consideration to be Received in the Merger") is required to withhold, and will withhold, 31% of any cash payments to an IBAH stockholder in the Merger unless the stockholder provides the appropriate form as described below. Each IBAH stockholder should complete and sign the Substitute Form W-9 included as part of the letter of transmittal to be sent to each IBAH stockholder, so as to provide the information (including such stockholder's taxpayer identification number) and certification necessary to avoid backup withholding, unless an applicable exemption exists and is proved in a manner satisfactory to Omnicare and the Exchange Agent.

    THE FOREGOING GENERAL DISCUSSION OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER IS WITHOUT REFERENCE TO THE FACTS AND CIRCUMSTANCES OF ANY PARTICULAR STOCKHOLDER AND IS NOT TAX ADVICE. THE DISCUSSION DOES NOT ADDRESS ANY NON-INCOME TAX OR ANY FOREIGN, STATE OR LOCAL TAX CONSEQUENCES OF THE MERGER. MOREOVER, THE DISCUSSION DOES NOT ADDRESS THE TAX CONSEQUENCES OF ANY TRANSACTION OTHER THAN THE MERGER. ACCORDINGLY, EACH STOCKHOLDER IS URGED AND EXPECTED TO CONSULT WITH SUCH STOCKHOLDER'S TAX ADVISOR TO DETERMINE THE PARTICULAR UNITED STATES FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES OF THE MERGER TO SUCH STOCKHOLDER.

                  THE MERGER AGREEMENT AND RELATED AGREEMENTS

    THIS PROXY STATEMENT/PROSPECTUS CONTAINS A BRIEF SUMMARY OF THE MERGER AGREEMENT, THE STOCK OPTION AGREEMENT AND THE VOTING AGREEMENT. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXTS OF SUCH AGREEMENTS, WHICH ARE INCLUDED AS APPENDICES A, B AND C HERETO AND WHICH ARE INCORPORATED HEREIN BY REFERENCE.

GENERAL

    Pursuant to the Merger Agreement, Sub will be merged with and into IBAH and IBAH will become a wholly-owned subsidiary of Omnicare. At the Effective Time, each outstanding IBAH Share (other than IBAH Preferred Shares held by holders who properly exercise appraisal rights under Delaware law) will be converted into Omnicare Shares (or cash in lieu of fractional shares) as described herein. The name of the Surviving Corporation shall be "IBAH, Inc."

CONSIDERATION TO BE RECEIVED IN THE MERGER

    At the Effective Time, each IBAH Common Share issued and outstanding immediately prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive such number of Omnicare Shares as set forth below:

    (i) If the Omnicare Average Market Price is greater than $43.83, then the Conversion Number is equal to $6.50 divided by the Omnicare Average Market Price;

    (ii) If the Omnicare Average Market Price is greater than $38.77 and less than or equal to $43.83, then the Conversion Number is equal to 0.1483;

    (iii) If the Omnicare Average Market Price is greater than $34.85 and less than or equal to $38.77, then the Conversion Number is equal to $5.75 divided by the Omnicare Average Market Price;

    (iv) If the Omnicare Average Market Price is greater than or equal to $30.30 and less than or equal to $34.85, then the Conversion Number is equal to 0.1650;

    (v) If the Omnicare Average Market Price is less than $30.30, then the Conversion Number is equal to $5.00 divided by the Omnicare Average Market Price.

    Each IBAH Preferred Share issued and outstanding immediately prior to the Effective Time (other than shares as to which appraisal rights are properly exercised under the DGCL), shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive the number of Omnicare Shares equal to three times the number of Omnicare Shares exchanged for each IBAH Common Share.

    "Omnicare Average Market Price" means the average of the closing prices of the Omnicare Shares on the NYSE for the fifteen trading days immediately prior to the second trading day prior to the Closing Date. In the event of any change in the IBAH Shares or the Omnicare Shares by reason of any stock split, readjustment, stock dividend, exchange, reclassification, recapitalization or similar event, the amounts set forth above shall be appropriately adjusted. Notwithstanding the foregoing, if the Omnicare Average Market Price is less than $30.30, then Omnicare shall have the right, by written notice to IBAH prior to the Effective Time, to adjust the Conversion Number to 0.1650; provided, however, that upon receipt of such notice of adjustment, IBAH shall have the right, by written notice to Omnicare, to elect to abandon the Merger and terminate the Merger Agreement by action of the IBAH Board, which termination shall occur at 5:00 p.m., Cincinnati, Ohio time, two business days after the Termination Notice.

    No fractional Omnicare Shares will be issued in the Merger. Each holder of IBAH Shares who upon surrender of certificates representing such IBAH Shares (each, a "Certificate") therefor would be entitled to receive a fraction of an Omnicare Share will receive, in lieu of such fractional Omnicare Share, cash in an amount equal to such fraction multiplied by the Omnicare Average Market Price, less the amount of any withholding taxes which may be required thereon under any provision of federal, state, local or foreign tax law.

    Each IBAH Share issued and held in IBAH's treasury at the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be cancelled and retired without payment of any consideration thereof.

EXCHANGE OF SHARES

    Promptly after the Effective Time, Omnicare will send, or will cause the Exchange Agent (the "Exchange Agent"), to send, to each record holder of IBAH Shares a letter of transmittal for use in the exchange of IBAH Shares. Omnicare will make available to the Exchange Agent the aggregate consideration for the Merger (the "Merger Consideration") to be paid in respect of the IBAH Shares to the holders thereof.

    Upon surrender to the Exchange Agent of a Certificate or Certificates, together with a properly completed letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor that number of Omnicare Shares which such holder has the right to receive (and any amount of cash payable in lieu of fractional shares), after giving effect to any required withholding tax.

    If any portion of the Merger Consideration is to be paid to a person other than the registered holder of the IBAH Shares formerly represented by the Certificate or Certificates surrendered in exchange for the Merger Consideration, it shall be a condition to such payment that the Certificate or Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a person other than the registered holder of such IBAH Shares or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

    Any portion of the Merger Consideration made available to the Exchange Agent pursuant to these procedures that remains unclaimed by the holders of IBAH Shares six months after the Effective Time shall be returned to Omnicare, upon demand, and any such person who has not exchanged properly such person's Certificate or Certificates for the Merger Consideration prior to that time shall thereafter look only to Omnicare for payment of the Merger Consideration. Notwithstanding the foregoing, Omnicare shall not be liable to any person for any amount paid to a public official pursuant to applicable abandoned property laws. Any amounts remaining unclaimed two years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall become the property of Omnicare free and clear of any claims or interest of any person previously entitled to the property.

    No dividends or other distributions with respect to securities of Omnicare constituting part of the Merger Consideration shall be paid to the holder of any unsurrendered Certificates until such Certificates are properly surrendered. Upon such surrender, there shall be paid, without interest, to the person in whose name the Certificates representing the securities of Omnicare into which such IBAH Shares were converted are registered, all dividends and other distributions payable in respect of such securities on a date subsequent to, and in respect of a record date after, the Effective Time, less the amount of any required withholding taxes.

    IBAH STOCKHOLDERS SHOULD NOT FORWARD STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL LETTERS. IBAH STOCKHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

TREATMENT OF OPTIONS AND WARRANTS

    As of the Record Date, there were outstanding IBAH Options to purchase a total of 3,805,610 IBAH Common Shares and outstanding IBAH Warrants to purchase a total of 2,610,280 IBAH Common Shares.

In the event that the Merger is consummated, a number of IBAH Options held by certain executive officers and other employees of IBAH will be cancelled immediately prior to the Merger.

    At the Effective Time, Omnicare shall assume IBAH's rights and obligations under each IBAH Option that is outstanding immediately prior to the Effective Time (an "Existing Option"). Under each Existing Option existing immediately after the Effective Time (an "Assumed Option"), the optionee shall have the right to receive from Omnicare, in accordance with the terms and subject to the conditions of the Existing Option, the number of Omnicare Shares equal to the Conversion Number that such optionee would have been entitled to receive had the optionee exercised his or her Existing Option immediately prior to the Effective Time, but only in accordance with the terms and conditions of the Existing Option (including payment of the aggregate exercise price thereof). No Assumed Option shall give the optionee any additional benefits that the holder thereof did not have under the Existing Option; provided, however, that the terms of such Existing Options shall govern the vesting thereof including, if applicable, any vesting of Existing Options as a result of the Merger. Each Assumed Option shall constitute a continuation of the Existing Option, substituting Omnicare for IBAH and, in the case of employees, employment by an Omnicare company for employment by an IBAH company. If and to the extent required by the terms of the plans governing the Existing Options or pursuant to the terms of any Existing Option granted thereunder, IBAH shall use reasonable efforts to obtain the consent of each holder of outstanding Existing Options to the treatment of the Existing Options as provided in the Merger Agreement.

    Each IBAH Warrant that is outstanding immediately prior to the Effective Time and that does not expire at the Effective Time by the terms thereof shall, by virtue of the Merger and pursuant to the terms of the IBAH Warrant or with the consent of the majority of the holders thereof, be converted into and exchanged for an Omnicare Warrant exercisable for the Conversion Number of Omnicare Shares for each IBAH Common Share for which the IBAH Warrant is exercisable immediately prior to the Effective Time, at an exercise price per Omnicare Share that has been adjusted in accordance with the terms of the IBAH Warrant converted as a result of the Merger. The Omnicare Warrants shall have the terms and conditions of the IBAH Warrants converted as a result of the Merger.

REPRESENTATIONS AND WARRANTIES

    IBAH and Omnicare have made representations in the Merger Agreement relating to, among other things: (a) each of IBAH's and Omnicare's capitalization and organization and similar corporate matters, (b) authorization, execution, delivery and enforceability of the Merger Agreement, (c) conflicts under governing documents, required consents or approvals, and violations of any agreements or law, (d) documents filed with the Commission and the accuracy of information contained therein, (e) absence of material adverse events, changes or effects, (f) brokers and finders, (g) tax and accounting matters relating to the proposed Merger, (h) the absence of undisclosed liabilities, and (i) compliance with certain health care laws.

    IBAH has made additional representations, among others, relating to: (a) compliance with law, including compliance with environmental and tax laws and regulations, (b) retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended, (c) the disclosure and enforceability of certain material contracts, (d) litigation, (e) certain business matters relating to permits and licenses, insurance and intellectual property, and (f) the absence of contracts or disputes with labor unions or organizations.

    None of the representations and warranties of IBAH or Omnicare in the Merger Agreement shall survive the Closing.

CONDUCT OF IBAH'S BUSINESS

    IBAH has covenanted to Omnicare that from the date of the Merger Agreement to the Effective Time, IBAH and its subsidiaries will conduct their operations only in the ordinary course of business, except as previously agreed to in writing by Omnicare, consistent with sound financial, operational and regulatory practice and will take not action which would materially adversely affect their ability to consummate the Merger and the other transactions contemplated by the Merger Agreement, certain employment agreements, the Voting Agreement and the Stock Option Agreement. The Merger Agreement contains specific restrictions on, among other things (a) changes in capitalization, (b) dividends and distributions, (c) incurrence of debt, (d) certain changes in compensation or benefit plans and (e) acquisitions or dispositions of assets or securities.

EXCLUSIVITY

    IBAH agrees that from and after the date of the Merger Agreement, IBAH, without the prior written consent of Omnicare, will not, and will not authorize or permit any of its subsidiaries or its officers, directors, employees, auditors, counsel, financial advisors and agents ("Party Representatives") to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal (as defined below) from any person or entity, or engage in any discussion or negotiations relating to an Acquisition Proposal or accept any Acquisition Proposal; provided, however, that notwithstanding any other provision of the Merger Agreement, IBAH may (a) at any time prior to the time IBAH's stockholders shall have voted to approve the Merger Agreement, engage in discussions or negotiations with a third party who (without any solicitation, initiation, encouragement, discussion or negotiation, directly or indirectly, by or with IBAH or its subsidiaries or their respective Party Representatives after the date hereof) seeks to initiate such discussions or negotiations and may furnish such third party information concerning IBAH and its business and assets if, and only to the extent that, (i)(x) the third party has first made an Acquisition Proposal that is (as determined in good faith by the IBAH Board after consultation with its financial advisors) financially superior to the Merger and the other transactions contemplated by the Merger Agreement, the Voting Agreement and the Stock Option Agreement and has demonstrated that the funds necessary for the Acquisition Proposal are reasonably likely to be available and the Acquisition Proposal is reasonably capable of consummation in accordance with its terms (as determined in good faith in each case by the IBAH Board after consultation with its financial advisors) and (y) the IBAH Board shall conclude in good faith, after considering applicable provisions of applicable law, on the basis of advice of its counsel, that such action is necessary for the IBAH Board to act in a manner consistent with its fiduciary duties under applicable law and (ii) prior to furnishing such information to or entering into discussions or negotiations with such third party, IBAH (x) provides prompt notice to Omnicare to the effect that it is furnishing information to or entering into discussions or negotiations with such third party and (y) receives from such third party an executed confidentiality agreement in reasonably customary form on terms not in the aggregate materially more favorable to such third party than the terms contained in the Confidentiality Agreement between Omnicare and IBAH, dated December 17, 1997,
(b) comply with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer, and/or (c) provided IBAH terminates the Merger Agreement pursuant to its terms where, as a result of an Acquisition Proposal received by IBAH from a third party, the IBAH Board determines in good faith that its fiduciary obligations under applicable law require that such Acquisition Proposal be accepted, accept such an Acquisition Proposal from such third party.

    IBAH shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any other party conducted by IBAH or its Party Representatives prior to the execution of the Merger Agreement with respect to the foregoing. IBAH shall not release any third party from, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another person or entity who has made an Acquisition Proposal, unless such person or entity has made an Acquisition Proposal meeting the criteria described in (a)(i)(x) above and the IBAH Board shall conclude in good faith, after considering applicable provisions of applicable law, on the basis of advice of its counsel, that such action is necessary for the IBAH Board to act in a manner consistent with its fiduciary duties under applicable law. IBAH shall (a) immediately notify Omnicare orally (with a prompt written confirmation) of any such inquiries, offers or proposals (including the terms and conditions of any such proposal and the identity of the person making it and shall provide copies of any such written inquiries, offers or proposals), (b) keep Omnicare informed of the status and details of any such inquiry, offer or proposal (and IBAH agrees that any material modification of the terms of an inquiry or proposal shall constitute a new inquiry or proposal), and (c) give Omnicare five days' advance notice of any agreement to be entered into with, or any information to be supplied to, any person making such inquiry, offer or proposal, provided that no agreement, other than a confidentiality agreement as described above, shall be executed or agreed prior to the termination of the Merger Agreement in accordance with its terms.

    As used herein, "Acquisition Proposal" means a bona fide proposal or offer (other than by Omnicare) for a tender or exchange offer, merger, consolidation or other business combination involving IBAH or any subsidiary thereof, or any proposal to acquire in any manner a substantial equity interest in, or a substantial amount of the assets of, IBAH or any such subsidiary.

INDEMNIFICATION

    The Merger Agreement provides that for six years after the Effective Time, Omnicare shall cause the Surviving Corporation to (a) maintain in effect the current provisions regarding indemnification of officers and directors contained in the charter and bylaws of IBAH and in any indemnification agreements of IBAH and (b) indemnify the officers and directors of IBAH to the fullest extent to which IBAH is permitted to indemnify such officers and directors under its charter, bylaws and applicable law. Further, Omnicare shall or shall cause the Surviving Corporation to maintain in effect for a period of six years after the Effective Time, the current policies of directors and officers liability insurance maintained by IBAH; provided that Omnicare or the Surviving Corporation, as applicable, shall not be required to spend as an annual premium for such insurance an amount in excess of 150% of the annual premium paid for such insurance in effect prior to the date of the Merger Agreement (which IBAH represented is no more than $125,000).

RESALES OF OMNICARE SHARES

    All Omnicare Shares received by IBAH stockholders in the Merger will be freely transferable pursuant to the Securities Act, except that Omnicare Shares received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of IBAH prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act or as otherwise permitted under the Securities Act. Persons who may be deemed to be "affiliates" generally include individuals or entities that control, are controlled by, or are under common control with, such company and may include certain officers and directors of such company as well as principal stockholders of such company. The Merger Agreement requires IBAH to cause each of its affiliates to execute a written agreement (the "Affiliate Letter") to the effect that, among other things, such stockholder will not offer to sell, sell or otherwise dispose of Omnicare Shares issued to such stockholder in the Merger except (i) pursuant to an effective registration statement, (ii) pursuant to the provisions of Rule 145 under the Securities Act, or (iii) pursuant to another exemption from registration under the Securities Act, which in the opinion of counsel reasonably acceptable to Omnicare is available.

    The Affiliate Letters provide that such affiliate will not dispose of any Omnicare Shares issued to such stockholder in the Merger until the financial results of at least 30 days of post-Merger combined operations of IBAH and Omnicare have been made publicly available. Omnicare has agreed to publish such financial results as promptly as practicable following the Closing and in no event later than 20 days after the end of the first full monthly period following the Closing.

CONDITIONS TO THE MERGER

    The respective obligations of IBAH, Omnicare and Sub to effect the Merger are subject to the fulfillment at or prior to the Effective Time of the following conditions:

    (a) all required governmental approvals shall have been obtained, any applicable waiting periods, including those under the HSR Act, shall have expired, no law or court order shall have been enacted, entered, promulgated or enforced that has the effect of making the Merger illegal or otherwise prohibiting the consummation of the Merger and no legal action shall be pending or threatened which is reasonably likely to have a material adverse effect on either Omnicare or IBAH, (b) the Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, (c) the Omnicare Shares issued in the Merger shall have been duly approved for listing on the NYSE, subject to official notice of issuance, (d) Omnicare shall have received a letter from Price Waterhouse LLP, independent public accountants for Omnicare, to the effect that Omnicare and the Merger and transactions contemplated thereby qualify for "pooling of interests" accounting treatment, (e) IBAH shall have received a letter from Arthur Andersen LLP, independent public accountants for IBAH, to the effect that IBAH will qualify as a "combining company" as required for "pooling of interests" accounting treatment, (f) the Merger Agreement shall have been approved by the requisite vote of the IBAH stockholders, and (g) Omnicare shall have received an opinion of Omnicare's counsel, in form and substance reasonably satisfactory to Omnicare, and IBAH shall have received an opinion of IBAH's counsel, in form and substance reasonably satisfactory to IBAH, in each case based on reasonably requested representations contained in certificates of Omnicare, IBAH and Sub, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and that Omnicare, Sub and IBAH shall each be a party to that reorganization within the meaning of Section 368(b) of the Code.

    The obligations of IBAH to effect the Merger are subject to the satisfaction or waiver on or before the Effective Time of the following conditions:

    (a) The representations and warranties of Omnicare and Sub contained in the Merger Agreement shall be true and correct on the date of the Merger Agreement (except to the extent such representations and warranties speak as of an earlier date) and shall also be true and correct on and as of the Closing Date, except for changes contemplated in the Merger Agreement, with the same force and effect as if made on and as of the Closing Date; provided, however, that for purposes of this condition only, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be true and correct (without regard to materiality qualifiers contained therein), individually or in the aggregate, results or would reasonably be expected to result in a material adverse effect on Omnicare, (b) Omnicare and Sub shall have performed or complied, in all material respects, with all agreements, conditions and covenants required by the Merger Agreement to be performed or complied with by them on or before the Effective Time, (c) IBAH shall have received a certificate of an executive officer of each of Omnicare and Sub certifying as to compliance with the conditions set forth in clauses (a) and (b) above, (d) there shall have been no material adverse effect on Omnicare and its subsidiaries taken as a whole, and (e) each of Omnicare and Sub shall have tendered executed copies of all documents contemplated by the Merger Agreement to which it is intended to be a party.

    The obligations of Omnicare and Sub to consummate the Merger and the transactions contemplated thereby shall be subject to the satisfaction or waiver on or before the Effective Time of each of the following conditions:

    (a) The representations and warranties of IBAH contained in the Merger Agreement shall be true and correct on the date of the Merger Agreement (except to the extent such representations and warranties speak as of an earlier date) and shall also be true and correct on and as of the Closing Date, except for changes contemplated in the Merger Agreement, with the same force and effect as if made on and as of the Closing Date; provided, however, that for purposes of this condition only, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be true and correct (without regard to materiality qualifiers contained therein), individually or in the aggregate, results or would reasonably be expected to result in a material adverse effect on IBAH, (b) IBAH shall have performed or complied, in all material respects, with all agreements, conditions and covenants required by the Merger Agreement to be performed or complied with by it on or before the Effective Time, (c) Omnicare shall have received a certificate of an executive officer of IBAH to the effect set forth in clauses (a) and (b) above, (d) IBAH shall have obtained all consents from third parties necessary to consummate the Merger and all other consents the absence of which would result in a material adverse effect, (e) there shall have been no material adverse effect on IBAH and its subsidiaries taken as a whole,
(f) IBAH shall have tendered executed copies of all documents contemplated by the Merger Agreement to which it is intended to be a party, (g) the consent of the requisite holders of IBAH Preferred Shares and IBAH Warrants shall have been received by IBAH prior to the Effective Time, or if such consents have not been received at or prior to the Effective Time, all such holders shall have approved the transactions contemplated by the Merger Agreement, and (h) IBAH's Chief Executive Officer shall have entered into an employment and non-competition agreement (see "THE MERGER--Interests of Certain Persons in the Merger; Possible Conflicts of Interest--IBAH Employment Agreements") and IBAH shall have used commercially reasonable efforts to cause certain other employees of IBAH to enter into employment and non-competition agreements.

TERMINATION OF THE MERGER AGREEMENT

    The Merger Agreement may be terminated at any time before the Effective Time, in each case as authorized by the respective Boards of Directors of Omnicare and IBAH:

    (a) by mutual written consent of each of Omnicare and IBAH;

    (b) by either Omnicare or IBAH if the Merger shall not have been consummated on or before October 31, 1998, provided that the right to terminate the Merger Agreement in this manner shall not be available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before October 31, 1998;

    (c) by either Omnicare or IBAH if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a court order (which court order the parties shall use commercially reasonable efforts to lift) that permanently restrains, enjoins or otherwise prohibits the Merger or any of the transactions contemplated in the Merger Agreement, and such court order shall have become final and nonappealable;

    (d) by Omnicare if IBAH shall have breached, or failed to comply with, in any material respect, any of its obligations under the Merger Agreement or any representation or warranty made by IBAH shall have been incorrect in any material respect when made, and such breach, failure or misrepresentation is not cured within 20 days after notice thereof, and in either case, any such breaches, failures or misrepresentations, individually or in the aggregate, results or would reasonably be expected to result in a failure to satisfy a condition to IBAH's obligations to consummate the transactions contemplated in the Merger Agreement;

    (e) by IBAH if Omnicare or Sub shall have breached, or failed to comply with, in any material respect, any of its obligations under the Merger Agreement or any representation or warranty made by such party shall have been incorrect in any material respect when made, and such breach, failure or misrepresentation is not cured within 20 days after notice thereof, and in either case, any such breaches, failures or misrepresentations, individually or in the aggregate, results or would reasonably be expected to result in a failure to satisfy a condition to Omnicare's or Sub's obligations to consummate the transactions contemplated in the Merger Agreement;

    (f) by IBAH, if at the Special Meeting the Merger Agreement and the Merger shall fail to be approved and adopted by the affirmative vote of the IBAH stockholders as required under the DGCL;

    (g) by IBAH, prior to the approval of the Merger Agreement by the IBAH stockholders, upon five days' notice to Omnicare, if, as a result of an Acquisition Proposal received by IBAH from a person other than a party to the Merger Agreement or any of its affiliates, the IBAH Board determines in good faith that its fiduciary obligations under applicable law require that such Acquisition Proposal be accepted; provided, however, that (i) immediately following such termination IBAH executes with such third party a definitive agreement to implement such Acquisition Proposal, (ii) the IBAH Board shall have concluded in good faith, after considering applicable provisions of applicable law and after giving effect to all concessions which may be offered by Omnicare pursuant to clause (iii) below, on the basis of advice of counsel, that such action is necessary for the IBAH Board to act in a manner consistent with its fiduciary duties under applicable law, (iii) prior to any such termination, (x) IBAH shall have provided Omnicare with five days' notice of the terms of the proposal and otherwise complied with the terms of the Merger Agreement and (y) IBAH shall, and shall cause its financial and legal advisors to, negotiate with Omnicare to make such adjustments in the terms and conditions of the Merger Agreement as would enable IBAH to proceed with the transactions contemplated by the Merger Agreement and (iv) IBAH shall have paid Omnicare the Termination Fee (as defined below, and the circumstances giving rise to such termination described in this clause (g) to be hereinafter referred to as a "Third-Party Offer");

    (h) by Omnicare if the IBAH Board shall withdraw, modify or change its recommendation of the Merger Agreement or the Merger or shall have failed to reaffirm its recommendation within five business days of Omnicare's request that it do so or shall have recommended or issued a neutral recommendation (or taken no position) with respect to any Acquisition Proposal; or

    (i) by IBAH, if the Omnicare Average Market Price is less than $30.30 and Omnicare shall have exercised its right to adjust the Conversion Number to 0.1650.

TERMINATION FEES; EXPENSES OF THE MERGER

    If the Merger Agreement is terminated by any of the means described above, the Merger Agreement shall forthwith become void and there shall be no liability on the part of any of the parties; notwithstanding the foregoing, nothing herein shall relieve any party from liability for any willful breach of the Merger Agreement.

    IBAH shall pay Omnicare a Termination Fee equal to $5 million (or $8.366 million in certain circumstances described below) upon the occurrence of any of the following events:

    (a) if following an Acquisition Proposal, the Merger Agreement is terminated by either Omnicare or IBAH because the Merger was not consummated on or prior to October 31, 1998 (provided that the right to terminate the Merger Agreement in this manner shall not be available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before October 31, 1998), and within 12 months after such termination IBAH executes with a third party a definitive agreement to implement an Acquisition Proposal;

    (b) if following an Acquisition Proposal, the Merger Agreement is terminated by either Omnicare or IBAH because at the Special Meeting the IBAH stockholders shall have failed to approve and adopt by the affirmative vote as required under the DGCL the Merger Agreement and the Merger, and within 12 months after such termination IBAH executes with a third party a definitive agreement to implement an Acquisition Proposal;

    (c) if the Merger Agreement is terminated by IBAH due to a Third-Party Offer; or

    (d) if the Merger Agreement is terminated by Omnicare because the IBAH Board shall have withdrawn, modified or changed its recommendation of the Merger Agreement or the Merger or shall have failed to reaffirm its recommendation within five business days of Omnicare's request that it do so or shall have recommended or issued a neutral recommendation (or taken no position) with respect to any Acquisition Proposal.

    If the Merger Agreement is terminated (i) by Omnicare, because IBAH shall have breached, or failed to comply with, in any material respect, any of its obligations under the Merger Agreement or any representation or warranty made by IBAH shall have been incorrect in any material respect when made, and such breach, failure or misrepresentation is not cured within 20 days after notice thereof, and in either case, any such breaches, failures or misrepresentations, individually or in the aggregate, results or would reasonably be expected to result in a failure to satisfy a condition to IBAH's obligations to consummate the transactions contemplated in the Merger Agreement or (ii) by IBAH, because Omnicare or Sub shall have breached, or failed to comply with, in any material respect, any of its obligations under the Merger Agreement or any representation or warranty made by it shall have been incorrect in any material respect when made, and such breach, failure or misrepresentation is not cured within 20 days after notice thereof, and in either case, any such breaches, failures or misrepresentations, individually or in the aggregate, results or would reasonably be expected to result in a failure to satisfy a condition to Omnicare's or Sub's obligations to consummate the transactions contemplated in the Merger Agreement, then in each case, such breaching party shall reimburse the other party for its reasonable out-of-pocket expenses in connection with the Merger Agreement and the transactions contemplated thereby including, without limitation, attorneys', accountants' and investment bankers' fees and expenses up to an aggregate of $1,500,000. If Omnicare terminates the Merger Agreement pursuant to clause (i) above and within 12 months after such termination IBAH executes with a third party a definitive agreement to implement an Acquisition Proposal, then IBAH shall pay Omnicare a Termination Fee (less any fees payable in respect of reimbursement for expenses as described above).

    If the Merger Agreement is terminated as set forth above, the Termination Fee shall be in the amount of $5 million if the Termination Fee is payable prior to the Option Termination Date, and shall be in the amount of $8.366 million if the Termination Fee is payable thereafter.

    If IBAH fails to pay promptly the amount due in Termination Fees or expenses and, in order to obtain such payment, Omnicare commences a suit which results in a judgment against IBAH for such Termination Fees and expenses, IBAH shall pay to Omnicare its costs and expenses (including reasonable attorneys' fees) in connection with such suit, together with interest on the amount of the fee at a rate equal to the prime rate of First Chicago NBD at the time of payment from the date such fee was required to be paid.

    Except as provided above, Omnicare and Sub, on the one hand, and IBAH, on the other hand, shall bear their respective expenses incurred in connection with the Merger including, without limitation, the preparation, execution and performance of the Merger Agreement and the transactions contemplated thereby, including all fees and expenses of its representatives, counsel and accountants, except that expenses incurred in printing, mailing and filing this Proxy Statement/Prospectus shall be shared equally by IBAH and Omnicare.

STOCK OPTION AGREEMENT

    THE OPTION

    In order to induce Omnicare to enter into the Merger Agreement, IBAH entered into the Stock Option Agreement. Pursuant to the Stock Option Agreement, Omnicare has been granted an Option to purchase the Option Shares (approximately 19.9% of the outstanding IBAH Common Shares as of March 30, 1998 prior to giving effect to the exercise of such Option), at the Option Price (which is equal to $5.75 per share). The Stock Option Agreement could have the effect of making an acquisition of IBAH by a third party more costly because of the need to acquire in any such transaction the Option Shares issued under the Stock Option Agreement, and could also jeopardize the ability of a third party to acquire IBAH in a transaction accounted for as a "pooling of interests."

    The Option may be exercised by Omnicare, in whole or in part, at any time, or from time to time, following the occurrence of one of the Triggering Conditions described in the following paragraph. Omnicare may exercise the Option by either (a) paying the Option Price in cash and receiving the Option Shares (which exercise requires the satisfaction of certain additional conditions) or (b) electing, in lieu of the payment of the Option Price and the receipt of the Option Shares, to receive a cash payment (the "Cash Payment") from IBAH (which Cash Payment shall not be payable unless and until certain additional conditions have been satisfied). Such Cash Payment shall be in the amount of the excess, if any, over the Option Price of the higher of (x) if applicable, the highest price per IBAH Common Share (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid or proposed to be paid by any person pursuant to one of the Triggering Conditions or (y) the average of the closing prices (or the average of the closing bid and asked prices if closing prices are unavailable) of an IBAH Common Share as reported on The Nasdaq National Market on the last trading day immediately prior to the receipt by IBAH of Omnicare's notice of its intention to receive the Cash Payment, multiplied by all or such portion of the Option Shares as Omnicare specifies in such notice.

    TRIGGERING CONDITIONS

    The Option may be exercised on satisfaction of certain conditions, including the occurrence of at least one of the following "Triggering Conditions": (i) any person (other than Omnicare or any of its subsidiaries) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act) a tender offer, or shall have filed a registration statement under the Securities Act with respect to an exchange offer, to purchase any IBAH Common Shares such that, upon consummation of such offer, such person or a "group" (as such term is defined under the Exchange Act) of which such person is a member shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 of the Exchange
Act), or the right to acquire beneficial ownership, of 25% or more of the then outstanding IBAH Common Shares, (ii) any person (other than Omnicare or any of its subsidiaries) shall have publicly announced or delivered to IBAH a proposal, or disclosed publicly to IBAH an intention to make a proposal, to purchase 25% or more of the assets or any equity securities of, or to engage in a merger, reorganization, tender offer, share exchange, consolidation or similar transaction involving IBAH or any of its subsidiaries (an "Acquisition Transaction"), (iii) IBAH or any of its subsidiaries shall have authorized, recommended, proposed or publicly announced an intention to authorize, recommend or propose, or entered into, an agreement including, without limitation, an agreement in principle, with any person (other than Omnicare or any of its subsidiaries) to effect or provide for an Acquisition Transaction, (iv) any person (other than Omnicare or any of its subsidiaries) shall solicit proxies or consents or announce a bona fide intention to solicit proxies or consents from IBAH's stockholders (y) in opposition to the Merger, the Merger Agreement or any related transactions or (z) relating to an Acquisition Transaction (other than solicitations of stockholders seeking approval of the Merger, the Merger Agreement or any related transactions), and the IBAH stockholders shall have failed to approve the Merger, or (v) any person (other than Omnicare or any of its subsidiaries) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, IBAH Common Shares (other than trust account shares) aggregating 25% or more of the then outstanding IBAH Common Shares.

    SALE AND REGISTRATION RIGHTS

    The Stock Option Agreement provides that at any time prior to the first anniversary of the termination of the Merger Agreement, Omnicare shall have the right to sell to IBAH all (but not less than all) of the Option Shares previously purchased by Omnicare at a price equal to the average of the last sales prices for IBAH Common Shares on the ten trading days ending five days prior to the date Omnicare gives notice of its intention to exercise such right. The Stock Option Agreement further provides that if Omnicare desires to sell any of the Option Shares, IBAH will cooperate with Omnicare and any underwriters in registering such Option Shares for resale including, without limitation, promptly filing a registration statement which complies with the requirements of applicable federal and state securities laws. IBAH shall not be required to have declared effective more than two such registration statements.

    TERMINATION

    The Option Termination Date is the earlier of (i) the Effective Time, (ii) 90 days after the first anniversary of the termination of the Merger Agreement in accordance with its terms, (iii) six months from the latest date a stockholder vote occurs or is scheduled and (iv) the termination of the Merger Agreement by IBAH, if the Omnicare Average Market Price is less than $30.30 and Omnicare shall have exercised its right to adjust the Conversion Number to
0.1650. If the Option cannot be exercised or the Option Shares cannot be delivered to Omnicare upon such exercise because the conditions set forth in the Stock Option Agreement (excluding the condition that one or more of the Triggering Conditions shall have occurred) have not been satisfied, the Option Termination Date shall be extended until thirty days after such impediment to exercise or delivery has been removed.

    PROFIT LIMITATION

    Notwithstanding any other provision of the Stock Option Agreement, (i) in no event shall Omnicare's Total Profit (as defined below) exceed $8.366 million and
(ii) the Option may not be exercised for a number of Option Shares that would result in a Notional Total Profit (as defined below) of more than $8.366 million.

    "Total Profit" means the aggregate amount (before taxes) of (i) any termination fees received by Omnicare pursuant to the Merger Agreement and any Cash Payments received by Omnicare pursuant to the Stock Option Agreement, (ii) the amount received by Omnicare pursuant to IBAH's repurchase of Option Shares less Omnicare's purchase price for such Option Shares, and (iii) the net cash amounts received by Omnicare pursuant to the sale of the Option Shares to any unaffiliated party less Omnicare's purchase price for such Option Shares. "Notional Total Profit" with respect to any number of Option Shares as to which Omnicare may propose to exercise the Option shall be the Total Profit determined as of the date on which Omnicare gives notice of its intention to exercise the Option, assuming that the Option was exercised on such date for the designated number of Option Shares and assuming that such Option Shares, together with all other Option Shares held by Omnicare and its affiliates as of such date, were sold for cash at the closing market price for the IBAH Common Shares as of the close of business on the preceding trading day (less customary brokerage commissions).

VOTING AGREEMENT

    VOTING AND PROXIES

    In order to induce Omnicare to enter into the Merger Agreement, the Securityholders have entered into the Voting Agreement. Pursuant to and during the term of the Voting Agreement, each Securityholder has agreed, severally and not jointly, among other things, to vote (or cause to be voted) all of the IBAH Shares beneficially owned by such holder and all shares subsequently acquired by such holder (i) to adopt and approve the Merger and the Merger Agreement and the approval of the other transactions contemplated by the Merger Agreement at any meeting of IBAH stockholders at which such matters are considered and at every adjournment or postponement thereof and (ii) against (a) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up, of or by IBAH, or any other Acquisition Proposal (collectively, "Alternative Transactions") or (b) any amendment of the IBAH Certificate or the IBAH bylaws or other proposal or transaction involving IBAH or any of its subsidiaries, which would in any manner impede, frustrate, prevent or nullify, the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement (collectively, "Frustrating Transactions"). See "THE MERGER AGREEMENT AND RELATED AGREEMENTS-- Exclusivity."

    Each Securityholder has granted to any individual designated by Omnicare a proxy which is coupled with an interest and irrevocable in accordance with the DGCL to vote each Securityholder's IBAH Shares (i) in favor of the Merger, the adoption by IBAH of the Merger Agreement and the approval of the other transactions contemplated by the Merger Agreement and (ii) against any Alternative Transaction or Frustrating Transaction.

    PROHIBITED ACTIONS

    Each Securityholder has agreed that such holder will not, (i) sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option or other arrangement (including any profit sharing arrangement) or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, the IBAH Shares to any person other than Omnicare or Omnicare's designee, (ii) enter into any voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney or otherwise, with respect to the IBAH Shares or (iii) take any other action that would in any way restrict, limit or interfere with the performance of such holder's obligations under the Voting Agreement or the transactions contemplated thereby; provided, however, that any Securityholder that is an individual may transfer all or part of his or her securities of IBAH to any sibling or any other member of his or her immediate family or lineal descendants or any trust for the benefit of any of them, so long as the recipient of the IBAH securities agrees to be bound by the Voting Agreement; and provided, further, that Vector Later-Stage Equity Fund, L.P. may exercise any of its IBAH Warrants and sell the underlying IBAH Shares at any time prior to 30 days prior to the Effective Time of the Merger.

    OTHER PROVISIONS

    The Voting Agreement also contains provisions relating to, among other things, representations and warranties by each Securityholder and specific enforcement of the Voting Agreement. The Voting Agreement terminates upon the first anniversary of the date of any termination of the Merger Agreement in accordance with its terms.

CONSENT OF HOLDERS OF IBAH PREFERRED SHARES AND IBAH WARRANTS

    Pursuant to, and as a condition of, the Merger Agreement, holders of IBAH Preferred Shares have consented to the exchange in the Merger of the IBAH Preferred Shares outstanding immediately prior to the Effective Time for a number of Omnicare Shares equivalent to such number of Omnicare Shares the holders of IBAH Preferred Shares would receive in the Merger had such holders converted their IBAH Preferred Shares immediately prior to the Effective Time. In addition, holders of IBAH Preferred Shares (i) have agreed that they will not consent to or otherwise facilitate any transaction that is inconsistent with the Merger and (ii) have waived any rights of appraisal that they may have pursuant to Section 262 of the DGCL. See "APPRAISAL RIGHTS AVAILABLE TO HOLDERS OF IBAH PREFERRED SHARES."

    Holders of IBAH Preferred Shares have also consented to the assumption and exchange in the Merger of the IBAH Warrants received by such holders in connection with such holders' purchase of IBAH Preferred Shares for Omnicare Warrants at a per share exercise price equivalent to the Conversion Number, subject to certain adjustments.

         APPRAISAL RIGHTS AVAILABLE TO HOLDERS OF IBAH PREFERRED SHARES

    HOLDERS OF IBAH COMMON SHARES DO NOT HAVE APPRAISAL RIGHTS UNDER THE DGCL.

    If the Merger is consummated, dissenting holders of IBAH Preferred Shares who follow the procedures specified in Section 262 of the DGCL are entitled to have their IBAH Preferred Shares appraised by the Delaware Court of Chancery (the "Court") and to receive the "fair value" of such shares ("Dissenting Shares") in cash, as determined by the Court, in lieu of the consideration that such holders of IBAH Preferred Shares would otherwise be entitled to receive pursuant to the Merger Agreement.

    Holders of IBAH Preferred Shares as of March 30, 1998 have agreed to waive any appraisal rights that they may have pursuant to Section 262 of the DGCL. See "THE MERGER AGREEMENT AND RELATED AGREEMENTS--Consent of Holders of IBAH Preferred Shares and IBAH Warrants."

    The following is a brief summary of Section 262 of the DGCL, which sets forth the procedures for holders of IBAH Preferred Shares dissenting from the Merger and demanding statutory appraisal rights, if such rights are available. This summary does not purport to be a complete statement of the provisions of the DGCL relating to the rights of holders of IBAH Preferred Shares to an appraisal of the value of their IBAH Preferred Shares and is qualified in its entirety by reference to Section 262, the full text of which is attached as Appendix D hereto. Failure to follow these procedures exactly could result in the loss of appraisal rights. This Proxy Statement/Prospectus constitutes notice to holders of IBAH Preferred Shares concerning the availability of appraisal rights under Section 262. Under Section 262, a stockholder of record wishing to assert appraisal rights must hold his or her IBAH Preferred Shares on the date of making a demand for appraisal rights with respect to such IBAH Preferred Shares and must continuously hold such IBAH Preferred Shares through the Effective Time of the Merger.

    HOLDERS OF IBAH PREFERRED SHARES WHO DESIRE TO EXERCISE THEIR APPRAISAL RIGHTS MUST SATISFY ALL OF THE CONDITIONS OF SECTION 262. A WRITTEN DEMAND FOR APPRAISAL OF IBAH PREFERRED SHARES MUST BE FILED WITH IBAH BEFORE THE TAKING OF THE VOTE ON THE MERGER. THIS WRITTEN DEMAND FOR APPRAISAL OF IBAH PREFERRED SHARES MUST BE IN ADDITION TO AND SEPARATE FROM ANY PROXY VOTE ABSTAINING FROM OR VOTING AGAINST THE MERGER. ANY SUCH ABSTENTION OR VOTE AGAINST THE MERGER WILL NOT CONSTITUTE A DEMAND FOR APPRAISAL WITHIN THE MEANING OF SECTION 262.

    HOLDERS OF IBAH PREFERRED SHARES ELECTING TO EXERCISE THEIR APPRAISAL RIGHTS UNDER SECTION 262 MUST NOT VOTE FOR APPROVAL OF THE MERGER. IF A STOCKHOLDER RETURNS A SIGNED PROXY BUT DOES NOT SPECIFY A VOTE AGAINST APPROVAL OF THE MERGER OR A DIRECTION TO ABSTAIN, THE PROXY WILL BE VOTED FOR APPROVAL OF THE MERGER, WHICH WILL HAVE THE EFFECT OF WAIVING THAT STOCKHOLDER'S APPRAISAL RIGHTS WITH RESPECT TO IBAH PREFERRED SHARES.

    A demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder's name appears on the certificates representing IBAH Preferred Shares. If the IBAH Preferred Shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or for the fiduciary. If the IBAH Preferred Shares are owned of record by or for more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose that, in exercising the demand, the agent is acting as agent for the record owner. A person having a beneficial interest in IBAH Preferred Shares held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below and in a timely manner to perfect whatever appraisal rights the beneficial owners may have.

    A record owner, such as a broker, who holds stock as a nominee for others, may exercise appraisal rights with respect to the IBAH Preferred Shares held for all or less than all beneficial owners of IBAH Preferred Shares as to which the holder is the record owner. In such case the written demand must set forth the number of IBAH Preferred Shares covered by such demand. Where the number of IBAH Preferred Shares is not expressly stated, the demand will be presumed to cover all IBAH Preferred Shares outstanding in the name of such record owner.

    A holder of IBAH Preferred Shares who elects to exercise appraisal rights will be required to mail or deliver such holder's written demand to: IBAH, Inc., Four Valley Square, 512 Township Line Road, Blue Bell, PA 19422, Attention:
Secretary. The written demand for appraisal should specify the stockholder's name and mailing address, the number of IBAH Preferred Shares owned, and that the stockholder is thereby demanding appraisal of such holder's IBAH Preferred Shares. Within ten days after the Effective Time of the Merger, IBAH must provide notice of the Effective Time of the Merger to all of its holders of IBAH Preferred Shares who have complied with Section 262 and have not voted for approval of the Merger.

    Within 120 days after the Effective Time of the Merger, any holder of IBAH Preferred Shares who has satisfied the requirements of Section 262 will be entitled, upon written request, to receive from IBAH a statement setting forth the aggregate number of IBAH Preferred Shares not voted in favor of the Merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such IBAH Preferred Shares.

    Within 120 days after the Effective Time of the Merger (but not thereafter), either IBAH or any holder of IBAH Preferred Shares who has complied with the required conditions of Section 262 may file a petition in the Court demanding a determination of the fair value of the Dissenting Shares.

    Upon the filing of any petition by a holder of IBAH Preferred Shares in accordance with Section 262, service of a copy must be made upon IBAH, which must, within 20 days after service, file in the office of the Register of Chancery in which the petition was filed, a duly verified list containing the names and addresses of all holders of IBAH Preferred Shares who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by IBAH. If a petition is filed by IBAH, the petition must be accompanied by the verified list. The Register of Chancery, if so ordered by the Court, will give notice of the time and place fixed for the hearing of such petition by registered or certified mail to IBAH and to the holders of IBAH Preferred Shares shown on the list at the addresses therein stated, and notice will also be given by publishing a notice at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or such publication as the Court deems advisable. The forms of notices by mail and by publication must be approved by the Court, and the costs thereof shall be borne by IBAH.

    If a petition for an appraisal is timely filed, after a hearing on such petition, the Court will determine which holders of IBAH Preferred Shares are entitled to appraisal rights and thereafter will appraise the stock owned by such holders of IBAH Preferred Shares, determining the fair value of such stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest to be paid, if any, upon the amount determined to be the fair value. In determining fair value, the Court is to take into account all relevant factors.

    Holders of IBAH Preferred Shares considering seeking appraisal should bear in mind that the fair value of their stock determined under Section 262 could be more than, the same as, or less than the applicable consideration they are entitled to receive pursuant to the Merger Agreement if they do not seek appraisal of their stock. The cost of the appraisal proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a holder of IBAH

Preferred Shares seeking appraisal rights, the Court may order that all or a portion of the expenses incurred by such holder of IBAH Preferred Shares in connection with the appraisal proceeding including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all IBAH Preferred Shares entitled to appraisal. In the absence of such a determination or assessment, each party bears its own expenses.

    Any holder of IBAH Preferred Shares who has duly demanded an appraisal in compliance with Section 262 will not, after the Effective Time of the Merger, be entitled to vote the IBAH Preferred Shares subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those IBAH Preferred Shares (except dividends or other distributions, if any, payable to holders of IBAH Preferred Shares of record at a date prior to the Effective Time of the Merger).

    At any time within 60 days after the Effective Time of the Merger, any holder of IBAH Preferred Shares shall have the right to withdraw such holder's demand for appraisal and to accept the terms offered in the Merger Agreement. After this period, a holder of IBAH Preferred Shares may withdraw such holder's demand for appraisal only with the consent of IBAH. If no petition for appraisal is filed with the Court within 120 days after the Effective Time of the Merger, holders' of IBAH Preferred Shares rights to appraisal (if available) shall cease and all holders of IBAH Preferred Shares shall be entitled to receive the consideration as provided for in the Merger Agreement. Inasmuch as IBAH has no obligation to file such a petition, and has no present intention to do so, any holder of IBAH Preferred Shares who desires such a petition to be filed is advised to file it on a timely basis. However, no petition timely filed in the Court demanding appraisal shall be dismissed as to any holder of IBAH Preferred Shares without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

                              IBAH SPECIAL MEETING

DATE, TIME AND PLACE

    The Special Meeting of IBAH stockholders will be held on June 29, 1998, at 10:00 a.m. local time, at the Sheraton Valley Forge Hotel located at 1160 First Avenue, King of Prussia, Pennsylvania.

MATTERS TO BE CONSIDERED

    The purpose of the Special Meeting is to consider and vote upon the approval and adoption of the Merger Agreement and to transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

RECORD DATE

    Record holders of IBAH Shares at the close of business on May 21, 1998, will be entitled to vote at the Special Meeting. On the Record Date, there were approximately 23,981,156 IBAH Common Shares issued and outstanding and approximately 749,665 IBAH Preferred Shares issued and outstanding. Each issued and outstanding IBAH Common Share is entitled to one vote per share with respect to the Merger. Each issued and outstanding IBAH Preferred Share is entitled to three votes per share with respect to the Merger.

QUORUM

    The presence, in person or by proxy, of the holders of a majority of the outstanding IBAH Shares entitled to vote shall constitute a quorum. If a meeting cannot be organized because of the absence of a quorum, those present may, except as otherwise provided by law, adjourn the meeting to such time and place as they may determine.

REQUIRED VOTE

    The approval of a majority of the outstanding voting power of IBAH Shares is required to approve and adopt the Merger Agreement.

    As of the Record Date, directors and executive officers of IBAH and their affiliates were beneficial owners of approximately 25.4% of the outstanding voting power of the IBAH Shares. Each of the directors and executive officers has indicated an intention to vote for the proposal to approve and adopt the Merger Agreement. The Securityholders, who collectively hold approximately 23.9% of the outstanding voting power of the IBAH Shares (which percentage of outstanding shares is included within the 25.4% held by IBAH's directors and executive officers and their affiliates), have entered into the Voting Agreement pursuant to which each of the Securityholders has agreed, among other things, to vote the IBAH Shares owned by such Securityholder in favor of the Merger. In addition, holders of IBAH Preferred Shares have agreed that they will not consent to or otherwise facilitate any transaction that is inconsistent with the Merger. See "THE MERGER AGREEMENT AND RELATED AGREEMENTS--Voting Agreement" and "--Consent of Holders of IBAH Preferred Shares and IBAH Warrants." Attached as Appendix C is the full text of the Voting Agreement.

PROXIES AND REVOCATION

    All IBAH Shares represented by properly executed proxies received prior to or at the Special Meeting, and not revoked, will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted for the Merger. Shares of an IBAH stockholder who abstains from voting or whose shares are not voted by reason of a broker non-vote (where a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner with respect to a particular matter and such nominee does not possess or choose to exercise discretionary authority with respect thereto) will be counted for purposes of determining whether a quorum is present at the meeting so long as the stockholder is present in person or represented by a proxy. An abstention from voting or a broker non-vote on the Merger by a IBAH stockholder present in person or represented by proxy at the meeting has the same legal effect as a vote "against" the Merger. If any other business is properly brought before the Special Meeting for consideration, the persons named in the enclosed proxy and acting thereunder will have discretion to vote on such business in accordance with their best judgment. IBAH will not use its discretionary authority to adjourn the meeting to solicit stockholders if the IBAH stockholders vote against or abstain from voting for the Merger.

    A holder of IBAH Shares who executes and returns the enclosed proxy may revoke his or her proxy at any time prior to its use by (i) delivering to the Secretary of IBAH a signed notice of revocation or a later dated signed proxy prior to the Special Meeting, (ii) attending the Special Meeting and voting in person, or (iii) giving notice of revocation of the proxy at the Special Meeting. Attendance at the Special Meeting will not in itself constitute the revocation of a proxy. Prior to the Special Meeting, any written notice of revocation or subsequent proxy should be sent in a manner to be received by IBAH at or before the taking of the vote at the Special Meeting at: Four Valley Square, 512 Township Line Road, Blue Bell, Pennsylvania 19422, Attention:
Secretary, or hand delivered to the Secretary of IBAH at such address.

SOLICITATION OF PROXIES

    The expenses of this solicitation will be borne by IBAH.In addition to solicitation by mail, arrangements will be made with brokers and other custodians, nominees and fiduciaries to send proxy materials to their principals and IBAH will, upon request, reimburse them for reasonable expenses of so doing. Solicitation of proxies from some stockholders may be made by IBAH's officers and regular employees by telephone, facsimile or in person after the initial solicitation. In addition, D.F. King & Co., Inc. ("D.F. King") has been retained to assist in the solicitation of proxies. D.F. King may contact holders of IBAH Shares by mail, telephone, facsimile, telegraph and personal interviews and may request brokers, dealers and other nominee stockholders to forward materials to beneficial owners of IBAH Shares. D.F. King will receive reasonable and customary compensation for its services (estimated at $3,700), will be reimbursed for certain reasonable out-of-pocket expenses and will be indemnified against certain liabilities and expenses in connection therewith, including certain liabilities under the federal securities laws.

    IBAH STOCKHOLDERS SHOULD NOT FORWARD STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL LETTERS. IBAH STOCKHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

INDEPENDENT ACCOUNTANTS

    One or more representatives of Arthur Andersen LLP, independent public accountants for IBAH, are expected to be present at the Special Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to questions.

                     DESCRIPTION OF OMNICARE CAPITAL STOCK

GENERAL

    The authorized capital stock of Omnicare consists of 200,000,000 Omnicare Shares, par value $1.00 per share, and 1,000,000 shares of preferred stock, without par value. At March 31, 1998, 82,886,214 Omnicare Shares were issued and outstanding. The Omnicare Board, without further action by the Omnicare stockholders, is authorized to issue preferred stock in one or more series and to designate as to any such series the dividend rate, redemption prices, preferences on liquidation or dissolution, sinking fund terms, conversion, voting rights and any other preferences or special rights and qualifications. As of March 31, 1998, there was no preferred stock issued or outstanding, and the Omnicare Board has not authorized the issuance of any preferred stock.

COMMON STOCK

    The Omnicare Shares have no preemptive rights and no redemption, sinking fund or conversion provisions. All Omnicare Shares have one vote per share on any matter submitted to the vote of stockholders. The Omnicare Shares do not have cumulative voting rights. Upon any liquidation of Omnicare, the holders of Omnicare Shares are entitled to receive, on a pro rata basis, all assets then legally available for distribution after payment of debts and liabilities and preferences on preferred stock, if any. Holders of Omnicare Shares are entitled to receive dividends when and as declared by the Omnicare Board out of funds legally available therefor (subject to the prior rights of preferred stock, if any). All outstanding Omnicare Shares are fully paid and nonassessable.

CERTAIN ANTITAKEOVER PROVISIONS

    With certain exceptions, in the event a person or entity owns 10% or more of Omnicare's stock entitled to vote, a majority of the shares not so owned is required to authorize (1) any merger of Omnicare with such person or entity, (2) any sale, lease or other disposition of all or substantially all of Omnicare's assets to such person or entity or (3) certain issuances and transfers of securities of Omnicare to such person or entity. Directors may be removed without cause only by the affirmative vote of the holders of two-thirds of Omnicare's capital stock entitled to vote on the election of directors. The sections of the Omnicare Certificate described above may not be altered, amended or repealed without approval of two-thirds of the outstanding shares of each class entitled to vote thereon as a class. In addition, the Omnicare Board, when evaluating any offer of another person to make a tender or exchange offer, merge or purchase or otherwise acquire all or substantially all of the assets of Omnicare, shall, in connection with the exercise of its judgment in determining what is in the best interests of Omnicare and its stockholders, give due consideration to all relevant factors, including the social and economic effects on employees, customers, suppliers and other constituents of Omnicare and on the communities in which Omnicare operates or is located. See "COMPARISON OF STOCKHOLDER RIGHTS."

TRANSFER AGENT

    Omnicare's transfer agent for the Omnicare Shares is Chase Mellon Stockholder Services, LLC, Ridgefield Park, New Jersey.

                        COMPARISON OF STOCKHOLDER RIGHTS

    Omnicare and IBAH are each incorporated under the laws of the State of Delaware. The holders of IBAH Common Shares whose rights as stockholders are currently governed by Delaware law, the IBAH Certificate, and the Amended Bylaws of IBAH (the "IBAH Bylaws"), will, upon the exchange of their shares pursuant to the Merger, become holders of Omnicare Shares, and their rights as such will be governed by Delaware law, the Omnicare Certificate and the Amended Bylaws of Omnicare ("Omnicare Bylaws"). The material differences between the rights of holders of IBAH Shares and the rights of holders of Omnicare Shares, which result from differences in their governing corporate documents, are summarized below.

    The following summary is not intended to be complete and is qualified in its entirety by reference to the DGCL, the IBAH Certificate, the IBAH Bylaws, the Omnicare Certificate and the Omnicare Bylaws, as appropriate. The identification of specific differences is not meant to indicate that other equally or more significant differences do not exist. Copies of the IBAH Certificate, the IBAH Bylaws, the Omnicare Certificate and the Omnicare Bylaws are incorporated by reference herein and will be sent to holders of IBAH Shares upon request. See "INCORPORATION OF DOCUMENTS BY REFERENCE" and "AVAILABLE INFORMATION."

AUTHORIZED CAPITAL

    The IBAH Certificate provides for authorized stock consisting of 50,000,000 IBAH Common Shares, $.01 par value, and 2,000,000 shares of preferred stock, $.01 par value, of which 999,554 shares have been designated Series A Convertible Preferred Stock.

    The Omnicare Certificate provides for authorized stock consisting of 200,000,000 shares of Omnicare Common Stock, $1.00 par value, and 1,000,000 shares of Omnicare Preferred Stock, without par value.

ELECTION AND SIZE OF BOARD OF DIRECTORS

    Under Delaware law, directors, unless their terms are staggered, are elected at each annual stockholder meeting. Vacancies on the board of directors may be filled by the stockholders or directors, unless the certificate of incorporation or a bylaw provides otherwise. The certificate of incorporation may authorize the election of certain directors by one or more classes or series of shares, and the certificate of incorporation, an initial bylaw or a bylaw adopted by a vote of the stockholders may provide for staggered terms for the directors. The certificate of incorporation or the bylaws also may allow the stockholders or the board of directors to fix or change the number of directors, but a corporation must have at least one director. Under Delaware law, stockholders do not have cumulative voting rights unless the certificate of incorporation so provides.

    The IBAH Certificate and IBAH Bylaws provide for a classified board of directors, whereby directors, other than those elected by holders of any series of preferred stock voting as a single class, are divided into three classes, serving staggered three year terms. Those directors elected by holders of any series of preferred stock voting as a single class are elected at the annual meeting of stockholders for a term of office to expire at the following annual meeting of stockholders.

    The IBAH Bylaws fix the number of directors at not less than five nor more than eleven directors. Currently, there are 9 directors. The IBAH Bylaws provide that the number of directors are to be fixed by resolution of the IBAH Board.

    The Omnicare Bylaws provide that directors are elected by a vote of a majority of the directors then in office (whether or not sufficient in number to constitute a quorum), or by a sole remaining director, or by a plurality of the votes cast at the meeting of stockholders held for that purpose.

    The Omnicare Bylaws provide for a non-staggered board of directors to consist of not less than 3 nor more than 30 directors, each serving one year terms and until such director's successor is elected and qualified. The exact number shall be fixed by resolution of the Omnicare Board. The Omnicare Board is currently comprised of 15 directors each serving until the next annual meeting of stockholders and until their respective successors are elected or appointed. The Omnicare Bylaws provide that the size of the Omnicare Board may be increased by the vote of a majority of directors then in office or by the affirmative vote of the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon.

REMOVAL OF DIRECTORS

    Under the DGCL, a director of a corporation that does not have a classified board of directors or cumulative voting may be removed (with or without cause) with the approval of a majority of the outstanding shares entitled to vote.

    The IBAH Certificate provides that any director, other than those elected by the holders of any series of preferred stock voting as a single class, may be removed, but only for cause and only by the affirmative vote of 75 percent of the shares then entitled to vote at the election of directors. Any director elected by the holders of any series of preferred stock voting as a single class may be removed (with or without cause) by the holders of a majority of the shares of such series of preferred stock.

    The Omnicare Certificate provides that a director may be removed without cause only by the holders of two-thirds of the shares then entitled to vote at the election of directors. The term "cause" means (a) negligence or misconduct in the director's performance if such director did not act in good faith and in a manner which such director reasonably believed to be in the best interests of Omnicare, or (b) the commission of an unlawful act which such director had reasonable cause to believe was unlawful.

VACANCIES ON THE BOARD OF DIRECTORS

    Under Delaware law, the board of directors of a corporation may fill any vacancy on the board, including vacancies resulting from an increase in the number of directors.

    The IBAH Certificate and IBAH Bylaws provide that any vacancies on the IBAH Board may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum, and directors so chosen will hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires. If a director elected by the holders of any series of preferred stock entitled to vote separately as a single class is removed by such holders, and if the holders fail to elect anyone to fill the vacancy, such position will remain vacant until the holders of such series of preferred stock elect a director to fill the position. The position will not be filled by resolution of the IBAH Board nor by IBAH's other stockholders.

    The Omnicare Bylaws provide that any vacancy, whether caused by resignation, removal, death or any other reason, and newly created directorships resulting from any increase in the authorized number of directors, may be filled either by a majority vote of the directors then remaining in office (whether or not sufficient in number to constitute a quorum), or by a sole remaining director, or by a plurality of the votes cast at the meeting of stockholders held for that purpose. In the event that one or more directors shall resign from the Omnicare Board, effective at a future date, a majority of the directors then in office, including those who have so resigned effective at a future date, shall have power to fill the vacancy or vacancies which will result when such resignation or resignations become effective, the vote thereon to take effect when such resignation or resignations become effective.

AMENDMENTS TO CHARTER

    Under Delaware law, unless a higher vote is required in the certificate of incorporation, an amendment to the certificate of incorporation of a corporation may be approved by a majority of the outstanding shares entitled to vote upon the proposed amendment.

    The IBAH Certificate may be amended, altered or repealed in any manner provided by law, except that the approval of 75 percent of the voting power of all of the then outstanding shares entitled to vote generally in the election of directors, voting together as a single class, is required to amend or repeal the provisions of the IBAH Certificate relating to (a) the election and term of directors, (b) newly created directorships and vacancies, (c) removal of directors and (d) the amendment, repeal or alteration of any of the foregoing.

    The Omnicare Certificate provides that the provisions of the Omnicare Certificate may be amended or repealed in the manner provided by law, except that the approval of two-thirds of each class entitled to vote thereon is required to amend or repeal the provisions of the Omnicare Certificate relating to (a) the power of the Omnicare Board to amend or repeal the Omnicare Bylaws,
(b) business combinations with interested stockholders described in "Vote on Extraordinary Corporate Transactions; Business Combination Restrictions" below,
(c) removal of directors without cause, (d) directors' liability, and (e) indemnification of directors, officers and employees.

DIVIDENDS

    Subject to any restrictions contained in a corporation's certificate of incorporation, Delaware law generally provides that a corporation may declare and pay dividends out of "surplus" (defined as the excess, if any, of net assets (total assets less total liabilities) over capital) or, when no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, except that dividends may not be paid out of net profits if the capital of the corporation is less than the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In accordance with the DGCL, "capital" is determined by the board of directors and shall not be less than the aggregate par value of the outstanding capital stock of the corporation having par value.

    The IBAH Bylaws provide that the IBAH Board may declare dividends at any regular or special meeting, pursuant to law. Dividends may be paid in cash, property or its own shares pursuant to law and subject to the provisions of the IBAH Certificate.

    The Omnicare Certificate and Omnicare Bylaws are silent as to the declaration and payment of dividends.

VOTE ON EXTRAORDINARY CORPORATE TRANSACTIONS; BUSINESS COMBINATION RESTRICTIONS

    The DGCL generally provides that, unless otherwise specified in a corporation's certificate of incorporation or unless the provisions of the DGCL relating to business combinations indicated herein are applicable, a sale or other disposition of all or substantially all of the corporation's assets, a merger or consolidation of the corporation with another corporation or a dissolution of the corporation requires the affirmative vote of the board of directors plus the affirmative vote of a majority of the outstanding stock entitled to vote thereon.

    Pursuant to the Omnicare Certificate, a merger or consolidation of Omnicare with, a disposition of a substantial part of Omnicare's assets to or with, the transfer of Omnicare securities in exchange for assets or securities with a fair market value of $5 million or more to, or the transfer of Omnicare securities for cash to, a person or entity beneficially owning 10% or more of the outstanding shares of Omnicare capital stock entitled to vote in the election of directors, requires the approval of the holders of a majority of the outstanding shares of Omnicare capital stock not beneficially owned by such person or entity. No such approval is required for a transaction: (a) with another corporation of which Omnicare is the majority stockholder, (b) with another person or entity, if the Omnicare Board approved a memorandum of understanding with such person or entity before such person or entity became a 10% stockholder of Omnicare, or (c) approved unanimously by the Omnicare Board prior to the consummation thereof.

    Neither the IBAH Certificate nor the IBAH Bylaws address the issue of extraordinary business transactions or business combinations.

                              RECENT DEVELOPMENTS

    On February 23, 1998, Omnicare and CompScript entered into an Agreement and Plan of Merger (the "CompScript Merger Agreement"). The CompScript Merger Agreement provides for a stock-for-stock merger, whereby each outstanding share of CompScript common stock (a "CompScript Share") is converted into the right to receive such number of Omnicare Shares equal to $4.50 divided by the Omnicare Market Value (the "CompScript Conversion Number"), provided, however, that (i) if the Omnicare Market Value is less than $29.325, the Omnicare Market Value shall be deemed to be $29.325 and (ii) if the Omnicare Market Value is more than $39.675, the Omnicare Market Value shall be deemed to be $39.675. "Omnicare Market Value" means the average of the closing prices of the Omnicare Shares on the NYSE for the 10 trading days immediately preceding the fifth trading day prior to the closing date contemplated by the CompScript Merger Agreement. In the event of any change in the CompScript Shares or the Omnicare Shares by reason of any stock split, readjustment, stock dividend, exchange of shares, reclassification, recapitalization or similar event, the amounts set forth in clauses (i) and (ii) above shall be appropriately adjusted. Notwithstanding the foregoing, in the event the Omnicare Market Value is less than $24.15 or more than $44.85, Omnicare and CompScript will seek to renegotiate a new acceptable CompScript Conversion Number which will then replace the CompScript Conversion Number described above. In the event that Omnicare and CompScript are unable to establish a mutually acceptable CompScript Conversion Number within two business days after the scheduled closing date of the CompScript Merger, then if the Omnicare Market Value is (i) less than $24.15, CompScript shall have the right to terminate the CompScript Merger Agreement or (ii) more than $44.85, Omnicare shall have the right to terminate the CompScript Merger Agreement. Any such termination shall be deemed a termination by mutual consent in accordance with termination provisions of the CompScript Merger Agreement.

    CompScript has represented to Omnicare that as of February 23, 1998, its issued and outstanding stock consisted of 14,072,063 CompScript Shares and no shares of preferred stock. As of such date, options to purchase 1,548,262 CompScript Shares were outstanding.

    The CompScript Merger is structured as a "pooling of interests" and a reorganization. CompScript is a comprehensive provider of pharmacy services equipped to both lower costs and improve the quality of care to its customers. CompScript offers a broad range of pharmacy, infusion therapy, consulting and mail order pharmacy services to managed care networks and their patients, long-term and subacute care facilities and home health patients. CompScript's proprietary pharmacy management capabilities combine sophisticated clinical tools with the latest technologies in databases and drug profiles. Reports, proxy statements and other information filed by CompScript can be inspected at the Commission and at The Nasdaq SmallCap Market. See "AVAILABLE INFORMATION."

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

    The following unaudited pro forma combined financial information combines the historical consolidated statements of income of (i) Omnicare and IBAH after giving effect to the Merger, as if the Merger had occurred on January 1, 1995, and the historical balance sheet of Omnicare and IBAH as if the Merger had occurred on March 31, 1998, in each case using the "pooling of interests" method of accounting; and (ii) Omnicare, IBAH and CompScript after giving effect to the Merger and assuming the consummation of the CompScript Merger, also based on the "pooling of interests" method of accounting. There can be no assurances that the CompScript Merger will be consummated. The information shown below should be read in conjunction with the historical financial statements of Omnicare, IBAH and CompScript. See "AVAILABLE INFORMATION" and "INCORPORATION OF DOCUMENTS BY REFERENCE." See "RECENT DEVELOPMENTS" for information concerning CompScript and the CompScript Merger.

    The pro forma amounts below are presented for informational purposes only and are not necessarily indicative of the results of operations of the combined company that would have actually occurred had the Merger and the CompScript Merger been consummated as of January 1, 1995 or of the financial condition of the combined company had the Merger and the CompScript Merger been consummated as of March 31, 1998 or of the future results of operations or financial condition of the combined company. The pro forma information does not reflect any synergies anticipated as a result of (i) the Merger and the CompScript Merger, and in particular the elimination of costs associated with IBAH's and CompScript's status as public companies and other administrative savings, and
(ii) the CompScript Merger, and in particular improvements in gross margins attributable to Omnicare's purchasing leverage associated with purchases of pharmaceuticals and other products. There can be no assurances that such synergies will be realized. In addition, (a) the pro forma income statement information does not reflect investment banking, legal and miscellaneous transaction costs related to the Merger and the CompScript Merger and (b) the pro forma income statement and balance sheet information does not reflect costs associated with the combining of the companies, which costs Omnicare and IBAH cannot presently estimate. See "RISK FACTORS."

                      UNAUDITED PRO FORMA INCOME STATEMENT
                          QUARTER ENDED MARCH 31, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                          COMBINED                                   COMBINED
                                                             IBAH         OMNICARE                    COMPSCRIPT     OMNICARE,
                               OMNICARE,    IBAH, AS       PRO FORMA         AND       COMPSCRIPT,     PRO FORMA     IBAH AND
                              AS REPORTED   REPORTED      ADJUSTMENTS       IBAH       AS REPORTED    ADJUSTMENTS   COMPSCRIPT
                              -----------  -----------  ---------------  -----------  -------------  -------------  -----------
Sales and service
  revenues..................   $ 299,752    $  26,657                     $ 326,409     $  13,849      $  --         $ 340,258
Cost of sales and
  services..................     212,734       15,260                       227,994         8,033          2,909(a)    238,936
                              -----------  -----------                   -----------  -------------       ------    -----------
Gross profit................      87,018       11,397                        98,415         5,816         (2,909)      101,322
Selling, general and
  administrative expenses...      51,347        9,922                        61,269         5,176         (2,909)(a)     63,536
Acquisition expenses,
  "pooling of interests"....         491       --                               491        --             --               491
                              -----------  -----------                   -----------  -------------       ------    -----------
Operating income............      35,180        1,475                        36,655           640         --            37,295
Investment income...........       1,444       --                             1,444             2         --             1,446
Interest expense............      (4,534)         (71)                       (4,605)         (166)        --            (4,771)
                              -----------  -----------                   -----------  -------------       ------    -----------
Income before income
  taxes.....................      32,090        1,404                        33,494           476         --            33,970
Income taxes................      12,741          645                        13,386           178         --            13,564
                              -----------  -----------                   -----------  -------------       ------    -----------
Income from continuing
  operations................   $  19,349    $     759                     $  20,108     $     298      $  --         $  20,406
                              -----------  -----------                   -----------  -------------       ------    -----------
                              -----------  -----------                   -----------  -------------       ------    -----------
Earnings per share from
  continuing operations:
  Basic.....................   $     .23                                  $     .23                                  $     .23
                              -----------                                -----------                                -----------
                              -----------                                -----------                                -----------
  Diluted...................   $     .23                                  $     .23                                  $     .23
                              -----------                                -----------                                -----------
                              -----------                                -----------                                -----------
Weighted average number of
  common shares outstanding:
  Basic.....................      82,439                       3,806(b)      86,245                        1,788(c)     88,033
                              -----------                      -----     -----------                      ------    -----------
                              -----------                      -----     -----------                      ------    -----------
  Diluted...................      82,695                       4,512(b)      87,207                        1,788(c)     88,995
                              -----------                      -----     -----------                      ------    -----------
                              -----------                      -----     -----------                      ------    -----------

------------------------

(a) Represents reclassification to conform CompScript's cost of sales to Omnicare's accounting policies.

(b) Represents the IBAH weighted average shares outstanding for the period adjusted for the implied Conversion Number of 0.1618, assuming an Omnicare Average Market Price of $35.5333.

(c) Represents the CompScript weighted average shares outstanding for the period adjusted for the implied CompScript Conversion Number of 0.1271, assuming an Omnicare Market Value of $35.4125.

                      UNAUDITED PRO FORMA INCOME STATEMENT
                          QUARTER ENDED MARCH 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                          COMBINED                                   COMBINED
                                                             IBAH         OMNICARE                    COMPSCRIPT     OMNICARE,
                               OMNICARE,    IBAH, AS       PRO FORMA         AND       COMPSCRIPT,     PRO FORMA     IBAH AND
                              AS REPORTED   REPORTED      ADJUSTMENTS       IBAH       AS REPORTED    ADJUSTMENTS   COMPSCRIPT
                              -----------  -----------  ---------------  -----------  -------------  -------------  -----------
Sales and service
  revenues..................   $ 181,608    $  19,317                     $ 200,925     $  11,499      $  --         $ 212,424
Cost of sales and
  services..................     128,903       10,659                       139,562         6,795          2,771(a)    149,128
                              -----------  -----------                   -----------  -------------       ------    -----------
Gross profit................      52,705        8,658                        61,363         4,704         (2,771)       63,296
Selling, general and
  administrative expenses...      30,570        8,129                        38,699         4,818         (2,771)(a)     40,746
Acquisition expenses,
  "pooling of interests"....         978       --                               978           613         --             1,591
                              -----------  -----------                   -----------  -------------       ------    -----------
Operating income............      21,157          529                        21,686          (727)        --            20,959
Investment income...........       1,802          152                         1,954            11         --             1,965
Interest expense............        (290)      --                              (290)         (100)        --              (390)
Other expense...............      --           --                            --              (800)        --              (800)
                              -----------  -----------                   -----------  -------------       ------    -----------
Income before income
  taxes.....................      22,669          681                        23,350        (1,616)        --            21,734
Income taxes................       9,226          236                         9,462        --             --             9,462
                              -----------  -----------                   -----------  -------------       ------    -----------
Income from continuing
  operations................   $  13,443    $     445                     $  13,888     $  (1,616)     $  --         $  12,272
                              -----------  -----------                   -----------  -------------       ------    -----------
                              -----------  -----------                   -----------  -------------       ------    -----------
Earnings per share from
  continuing operations:
  Basic.....................   $     .17                                  $     .17                                  $     .15
                              -----------                                -----------                                -----------
                              -----------                                -----------                                -----------
  Diluted...................   $     .17                                  $     .17                                  $     .15
                              -----------                                -----------                                -----------
                              -----------                                -----------                                -----------
Weighted average number of
  common shares outstanding:
  Basic.....................      78,065                       3,633(b)      81,698                        1,724(c)     83,422
                              -----------                      -----     -----------                      ------    -----------
                              -----------                      -----     -----------                      ------    -----------
  Diluted...................      78,218                       4,617(b)      82,835                        1,724(c)     84,559
                              -----------                      -----     -----------                      ------    -----------
                              -----------                      -----     -----------                      ------    -----------

------------------------

(a) Represents reclassification to conform CompScript's cost of sales to Omnicare's accounting policies.

(b) Represents the IBAH weighted average shares outstanding for the period adjusted for the implied Conversion Number of 0.1618, assuming an Omnicare Average Market Price of $35.5333.

(c) Represents the CompScript weighted average shares outstanding for the period adjusted for the implied CompScript Conversion Number of 0.1271, assuming an Omnicare Market Value of $35.4125.

                      UNAUDITED PRO FORMA INCOME STATEMENT

                          YEAR ENDED DECEMBER 31, 1997

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                     COMBINED                               COMBINED
                                                         IBAH        OMNICARE                COMPSCRIPT    OMNICARE,
                             OMNICARE,    IBAH, AS     PRO FORMA       AND      COMPSCRIPT,   PRO FORMA     IBAH AND
                            AS REPORTED   REPORTED    ADJUSTMENTS      IBAH     AS REPORTED  ADJUSTMENTS   COMPSCRIPT
                            -----------  ----------  -------------  ----------  -----------  -----------  ------------
Sales and service
  revenues................   $ 895,702   $   88,051                 $  983,753   $  50,631    $  --       $  1,034,384
Cost of sales and
  services................     636,577       48,106                    684,683      29,944       11,296(b)      725,923
                            -----------  ----------                 ----------  -----------  -----------  ------------
Gross profit..............     259,125       39,945                    299,070      20,687      (11,296)       308,461
Selling, general and
  administrative
  expenses................     152,061       37,020                    189,081      21,265      (11,296)(b)      199,050
Acquisition expenses,
  "pooling of
  interests"..............       3,456          176                      3,632         689       --              4,321
Nonrecurring expenses.....       6,313        1,208                      7,521      --           --              7,521
                            -----------  ----------                 ----------  -----------  -----------  ------------
Operating income..........      97,295        1,541                     98,836      (1,267)      --             97,569
Investment income.........       5,059          616                      5,675          45       --              5,720
Interest expense..........      (5,564)        (417)                    (5,981)       (575)      --             (6,556)
Other expense.............      --           --                         --            (800)      --               (800)
                            -----------  ----------                 ----------  -----------  -----------  ------------
Income before income
  taxes...................      96,790        1,740                     98,530      (2,597)      --             95,933
Income taxes..............      41,085          983                     42,068        (240)      --             41,828
                            -----------  ----------                 ----------  -----------  -----------  ------------
Income/(loss) from
  continuing operations...   $  55,705   $      757                 $   56,462   $  (2,357)   $  --       $     54,105
                            -----------  ----------                 ----------  -----------  -----------  ------------
                            -----------  ----------                 ----------  -----------  -----------  ------------
Earnings per share from
  continuing operations:
  Basic...................   $     .70                              $      .67                            $        .63
                            -----------                             ----------                            ------------
                            -----------                             ----------                            ------------
  Diluted.................   $     .69                              $      .67                            $        .62
                            -----------                             ----------                            ------------
                            -----------                             ----------                            ------------
Weighted average number of
  common shares
  outstanding:
  Basic...................      80,144                     3,714(a)     83,858                    1,755(c)       85,613
                            -----------                    -----    ----------               -----------  ------------
                            -----------                    -----    ----------               -----------  ------------
  Diluted.................      80,303                     4,563(a)     84,866                    1,755(c)       86,621
                            -----------                    -----    ----------               -----------  ------------
                            -----------                    -----    ----------               -----------  ------------

------------------------

(a) Represents the IBAH weighted average shares outstanding for the year adjusted for the implied Conversion Number of 0.1618, assuming an Omnicare Average Market Price of $35.5333.

(b) Represents reclassification to conform CompScript's cost of sales to Omnicare's accounting policies.

(c) Represents the CompScript weighted average shares outstanding for the year adjusted for the implied CompScript Conversion Number of 0.1271, assuming an Omnicare Market Value of $35.4125.

                      UNAUDITED PRO FORMA INCOME STATEMENT

                          YEAR ENDED DECEMBER 31, 1996

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                IBAH          COMBINED                   COMPSCRIPT
                                  OMNICARE,      IBAH,        PRO FORMA     OMNICARE AND   COMPSCRIPT,    PRO FORMA
                                 AS REPORTED  AS REPORTED    ADJUSTMENTS        IBAH       AS REPORTED   ADJUSTMENTS
                                 -----------  -----------  ---------------  -------------  -----------  -------------
Sales and service revenues.....   $ 536,604    $  62,120                      $ 598,724     $  42,716     $  --
Cost of sales and services.....     381,768       30,786                        412,554        25,691         9,996(b)
                                 -----------  -----------                   -------------  -----------  -------------
Gross profit...................     154,836       31,334                        186,170        17,025        (9,996)
Selling, general and
  administrative expenses......      89,636       29,870                        119,506        17,086        (9,996)(b)
Acquisition expenses, "pooling
  of interests"................         690       --                                690           934        --
Nonrecurring expenses..........      --              510                            510        --            --
                                 -----------  -----------                   -------------  -----------  -------------
Operating income...............      64,510          954                         65,464          (995)       --
Investment income..............      11,285          796                         12,081            58        --
Interest expense...............      (3,652)        (321)                        (3,973)         (359)       --
                                 -----------  -----------                   -------------  -----------  -------------
Income before income taxes.....      72,143        1,429                         73,572        (1,296)       --
Income taxes...................      28,693           60                         28,753          (140)       --
                                 -----------  -----------                   -------------  -----------  -------------
Income/(loss) from continuing
  operations...................   $  43,450    $   1,369                      $  44,819     $  (1,156)    $  --
                                 -----------  -----------                   -------------  -----------  -------------
                                 -----------  -----------                   -------------  -----------  -------------
Earnings per share from
  continuing operations:
    Basic......................   $     .67                                   $     .66
                                 -----------                                -------------
                                 -----------                                -------------
    Diluted....................   $     .61                                   $     .59
                                 -----------                                -------------
                                 -----------                                -------------
Weighted average number of
  common shares outstanding:
    Basic......................      65,298                       2,936(a)       68,234                       1,584(c)
                                 -----------                      -----     -------------               -------------
                                 -----------                      -----     -------------               -------------
    Diluted....................      75,322                       4,046(a)       79,368                       1,640(c)
                                 -----------                      -----     -------------               -------------
                                 -----------                      -----     -------------               -------------

                                    COMBINED
                                 OMNICARE, IBAH
                                 AND COMPSCRIPT
                                 ---------------
Sales and service revenues.....     $ 641,440
Cost of sales and services.....       448,241
                                 ---------------
Gross profit...................       193,199
Selling, general and
  administrative expenses......       126,596
Acquisition expenses, "pooling
  of interests"................         1,624
Nonrecurring expenses..........           510
                                 ---------------
Operating income...............        64,469
Investment income..............        12,139
Interest expense...............        (4,332)
                                 ---------------
Income before income taxes.....        72,276
Income taxes...................        28,613
                                 ---------------
Income/(loss) from continuing
  operations...................     $  43,663
                                 ---------------
                                 ---------------
Earnings per share from
  continuing operations:
    Basic......................     $     .63
                                 ---------------
                                 ---------------
    Diluted....................     $     .57
                                 ---------------
                                 ---------------
Weighted average number of
  common shares outstanding:
    Basic......................        69,818
                                 ---------------
                                 ---------------
    Diluted....................        81,008
                                 ---------------
                                 ---------------

------------------------

(a) Represents the IBAH weighted average shares outstanding for the year adjusted for the implied Conversion Number of 0.1618, assuming an Omnicare Average Market Price of $35.5333.

(b) Represents reclassification to conform CompScript's cost of sales to Omnicare's accounting policies.

(c) Represents the CompScript weighted average shares outstanding for the year adjusted for the implied CompScript Conversion Number of 0.1271, assuming an Omnicare Market Value of $35.4125.

                      UNAUDITED PRO FORMA INCOME STATEMENT

                          YEAR ENDED DECEMBER 31, 1995

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                                    COMBINED
                                                             IBAH        COMBINED                    COMPSCRIPT     OMNICARE,
                                OMNICARE,    IBAH, AS      PRO FORMA     OMNICARE     COMPSCRIPT,     PRO FORMA     IBAH AND
                               AS REPORTED   REPORTED     ADJUSTMENTS    AND IBAH     AS REPORTED    ADJUSTMENTS   COMPSCRIPT
                               -----------  -----------  -------------  -----------  -------------  -------------  -----------
Sales and service revenues...   $ 399,636    $  42,866                   $ 442,502     $  34,857      $  --         $ 477,359
Cost of sales and services...     287,715       23,847                     311,562        19,960          8,157(b)    339,679
                               -----------  -----------                 -----------  -------------  -------------  -----------
Gross profit.................     111,921       19,019                     130,940        14,897         (8,157)      137,680
Selling, general and
  administrative expenses....      66,970       21,921                      88,891        14,633         (8,157)(b)     95,367
Acquisition expenses,
  "pooling of interests".....       1,292       --                           1,292        --             --             1,292
Nonrecurring expenses........      --           --                          --             4,000         --             4,000
                               -----------  -----------                 -----------  -------------  -------------  -----------
Operating income.............      43,659       (2,902)                     40,757        (3,736)        --            37,021
Investment income............       3,475          234                       3,709            75         --             3,784
Interest expense.............      (5,954)        (345)                     (6,299)         (313)        --            (6,612)
                               -----------  -----------                 -----------  -------------  -------------  -----------
Income before income taxes...      41,180       (3,013)                     38,167        (3,974)        --            34,193
Income taxes.................      16,420       --                          16,420           252         --            16,672
                               -----------  -----------                 -----------  -------------  -------------  -----------
Income/(loss) from continuing
  operations.................      24,760       (3,013)                     21,747        (4,226)        --            17,521
Deemed dividend on preferred
  stock......................      --           (2,712)                     (2,712)       --             --            (2,712)
                               -----------  -----------                 -----------  -------------  -------------  -----------
Income/(loss) from continuing
  operations available to
  common stockholders........   $  24,760    $  (5,725)                  $  19,035     $  (4,226)     $  --         $  14,809
                               -----------  -----------                 -----------  -------------  -------------  -----------
                               -----------  -----------                 -----------  -------------  -------------  -----------
Earnings per share from
  continuing operations
  available to common
  stockholders:
  Basic......................   $     .47                                $     .35                                  $     .26
                               -----------                              -----------                                -----------
                               -----------                              -----------                                -----------
  Diluted....................   $     .43                                $     .33                                  $     .26
                               -----------                              -----------                                -----------
                               -----------                              -----------                                -----------
Weighted average number of
  common shares outstanding:
  Basic......................      52,396                      2,310(a)     54,706                        1,454(c)     56,160
                               -----------               -------------  -----------                 -------------  -----------
                               -----------               -------------  -----------                 -------------  -----------
  Diluted....................      65,074                      2,816(a)     67,890                        1,454(c)     69,344
                               -----------               -------------  -----------                 -------------  -----------
                               -----------               -------------  -----------                 -------------  -----------

------------------------

(a) Represents the IBAH weighted average shares outstanding for the year adjusted for the implied Conversion Number of 0.1618, assuming an Omnicare Average Market Price of $35.5333.

(b) Represents reclassification to conform CompScript's cost of sales to Omnicare's accounting policies.

(c) Represents the CompScript weighted average shares outstanding for the year adjusted for the implied CompScript Conversion Number of 0.1271, assuming an Omnicare Market Value of $35.4125.

                       UNAUDITED PRO FORMA BALANCE SHEET

                                 MARCH 31, 1998

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                               IBAH       COMBINED                  COMPSCRIPT
                                                     OMNICARE,   IBAH, AS    PRO FORMA    OMNICARE    COMPSCRIPT,    PRO FORMA
                                                    AS REPORTED  REPORTED   ADJUSTMENTS   AND IBAH    AS REPORTED   ADJUSTMENTS
                                                    -----------  ---------  -----------  -----------  -----------  -------------
ASSETS
Current assets:
  Cash and cash equivalents.......................  $   119,882  $  10,010   $  --       $   129,892   $   1,213     $  --
  Short-term investments..........................      --           2,102      --             2,102      --            --
  Accounts receivable, less allowances............      238,659     33,352      --           272,011      10,169        --
  Inventories.....................................       98,018     --          --            98,018       3,298        --
  Deferred income tax benefits....................       15,267     --          --            15,267         260        --
  Other current assets............................       18,935      1,956      --            20,891       1,680        --
                                                    -----------  ---------  -----------  -----------  -----------       ------
    Total current assets..........................      490,761     47,420      --           538,181      16,620        --
Properties & equipment, at cost less accumulated
  depreciation....................................       86,885     14,226      --           101,111       3,823        --
Goodwill, less accumulated amortization...........      720,270     33,140      --           753,410          92        --
Other assets......................................       40,318      1,177      --            41,495         332        --
                                                    -----------  ---------  -----------  -----------  -----------       ------
Total assets......................................  $ 1,338,234  $  95,963   $  --       $ 1,434,197   $  20,867     $  --
                                                    -----------  ---------  -----------  -----------  -----------       ------
                                                    -----------  ---------  -----------  -----------  -----------       ------
LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable................................  $    60,432  $   2,389   $  --       $    62,821   $   5,694     $  --
  Amounts payable pursuant to acquisition
    agreements....................................        6,000     --          --             6,000      --            --
  Current portion of long-term debt...............        2,810      2,964      --             5,774       7,451        --
  Income taxes payable............................        8,676     --          --             8,676      --            --
  Accrued employee compensation...................       19,974     --          --            19,974         349        --
  Deferred revenue................................      --          17,060      --            17,060      --            --
  Other current liabilities.......................       39,503     16,513       5,223(c)      61,239        185         4,934(c)
                                                    -----------  ---------  -----------  -----------  -----------       ------
Total current liabilities.........................      137,395     38,926       5,223       181,544      13,679         4,934
                                                    -----------  ---------  -----------  -----------  -----------       ------
Long-term debt....................................      350,468      5,242      --           355,710         718        --
Deferred income taxes.............................        9,168     --          --             9,168         215        --
Amounts payable pursuant to acquisition
  agreements......................................       10,769     --          --            10,769      --            --
Other noncurrent liabilities......................       19,096        514      --            19,610         223        --
                                                    -----------  ---------  -----------  -----------  -----------       ------
Total liabilities.................................      526,896     44,682       5,223       576,801      14,835         4,934

Stockholders' equity:
Preferred stock...................................      --               7          (7)(a)     --         --            --
Common stock......................................       82,919        235       3,939(a)      87,093          1         1,787(b)
Paid-in-capital...................................      542,045     76,368      (3,932)(a)     614,481     12,364       (1,787)(b)
Retained earnings (deficit).......................      202,432    (25,302)     (5,223)(c)     171,907     (6,333)      (4,934)(c)
Treasury stock, at cost...........................       (1,223)    --          --            (1,223)     --            --
Deferred compensation.............................      (14,421)    --          --           (14,421)     --            --
Unallocated stock of ESOP.........................         (414)    --          --              (414)     --            --
Cumulative translation adjustment.................      --             (27)     --               (27)     --            --
                                                    -----------  ---------  -----------  -----------  -----------       ------
    Total stockholders' equity....................      811,338     51,281      (5,223)      857,396       6,032        (4,934)
                                                    -----------  ---------  -----------  -----------  -----------       ------
Contingencies
    Total liabilities and stockholders' equity....  $ 1,338,234  $  95,963   $  --       $ 1,434,197   $  20,867     $  --
                                                    -----------  ---------  -----------  -----------  -----------       ------
                                                    -----------  ---------  -----------  -----------  -----------       ------

                                                       COMBINED
                                                       OMNICARE,
                                                       IBAH AND
                                                      COMPSCRIPT
                                                    ---------------
ASSETS
Current assets:
  Cash and cash equivalents.......................    $   131,105
  Short-term investments..........................          2,102
  Accounts receivable, less allowances............        282,180
  Inventories.....................................        101,316
  Deferred income tax benefits....................         15,527
  Other current assets............................         22,571
                                                    ---------------
    Total current assets..........................        554,801
Properties & equipment, at cost less accumulated
  depreciation....................................        104,934
Goodwill, less accumulated amortization...........        753,502
Other assets......................................         41,827
                                                    ---------------
Total assets......................................    $ 1,455,064
                                                    ---------------
                                                    ---------------
LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable................................    $    68,515
  Amounts payable pursuant to acquisition
    agreements....................................          6,000
  Current portion of long-term debt...............         13,225
  Income taxes payable............................          8,676
  Accrued employee compensation...................         20,323
  Deferred revenue................................         17,060
  Other current liabilities.......................         66,358
                                                    ---------------
Total current liabilities.........................        200,157
                                                    ---------------
Long-term debt....................................        356,428
Deferred income taxes.............................          9,383
Amounts payable pursuant to acquisition
  agreements......................................         10,769
Other noncurrent liabilities......................         19,833
                                                    ---------------
Total liabilities.................................        596,570
Stockholders' equity:
Preferred stock...................................        --
Common stock......................................         88,881
Paid-in-capital...................................        625,058
Retained earnings (deficit).......................        160,640
Treasury stock, at cost...........................         (1,223)
Deferred compensation.............................        (14,421)
Unallocated stock of ESOP.........................           (414)
Cumulative translation adjustment.................            (27)
                                                    ---------------
    Total stockholders' equity....................        858,494
                                                    ---------------
Contingencies
    Total liabilities and stockholders' equity....    $ 1,455,064
                                                    ---------------
                                                    ---------------

------------------------
(a) Represents the actual IBAH shares outstanding at March 31, 1998 adjusted for the implied Conversion Number of 0.1618, assuming an Omnicare Average Market Price of $35.5333 and the elimination of the IBAH common and preferred stock.
(b) Represents the actual CompScript shares outstanding at March 31, 1998 adjusted for the implied CompScript Conversion Number of 0.1271, assuming an Omnicare Market Value of $35.4125 and the elimination of the CompScript common stock.
(c) To record accrued liabilities associated with the mergers relating to the estimated merger and transaction costs. The pro forma information does not reflect other costs associated with combining of the companies, which Omnicare, IBAH and CompScript cannot currently estimate.

                                    EXPERTS

    The consolidated audited financial statements of IBAH incorporated by reference in this Proxy Statement/Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

    The consolidated financial statements of Omnicare incorporated in this Proxy Statement/Prospectus by reference to the Annual Report on Form 10-K of Omnicare for the year ended December 31, 1997 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                 LEGAL OPINIONS

    The validity of the Omnicare Shares to be issued by Omnicare in connection with the Merger will be passed upon by Dewey Ballantine LLP, New York, New York.

    Certain tax matters relating to the Merger will be passed upon (i) for IBAH by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania and (ii) for Omnicare by Dewey Ballantine LLP, New York, New York. Thomas J. Sharbaugh, a partner of Morgan, Lewis & Bockius LLP, is the trustee of a trust which is a stockholder of IBAH, which stockholder is a party to the Voting Agreement.

                         STOCKHOLDER PROPOSALS FOR NEXT
                              IBAH ANNUAL MEETING

    The deadline has passed for stockholder proposals intended to be considered for inclusion in IBAH's proxy statement for presentation at the 1998 annual meeting of the stockholders of IBAH. Such stockholder proposals must have been received by IBAH by January 2, 1998. If the Merger is consummated, no 1998 annual meeting will be held.

                                    GLOSSARY

    The following terms used in this Proxy Statement/Prospectus have the meanings set forth below:

TERM                                   DEFINITION OR SECTION IN WHICH DEFINED
-------------------------------------  --------------------------------------------------------------------------
Acquisition Proposal                   Has the meaning set forth in "THE MERGER AGREEMENT AND RELATED
                                       AGREEMENTS--Exclusivity."

Acquisition Transaction                Has the meaning set forth in "THE MERGER AGREEMENT AND RELATED
                                       AGREEMENTS--Stock Option Agreement."

Affiliate Letter                       Has the meaning set forth in "THE MERGER AGREEMENT AND RELATED
                                       AGREEMENTS--Resales of Omnicare Shares."

Alternative Transactions               Has the meaning set forth in "THE MERGER AGREEMENT AND RELATED
                                       AGREEMENTS--Voting Agreement."

Antitrust Division                     The Antitrust Division of the Department of Justice.

Assumed Option                         Each Existing Option existing immediately after the Effective Time.

Cash Payment                           Has the meaning set forth in "THE MERGER AGREEMENT AND RELATED
                                       AGREEMENTS--Stock Option Agreement."

Certificate                            Certificate representing IBAH Shares.

Closing                                The closing of the Merger.

Closing Date                           The date the Merger closes.

Code                                   The Internal Revenue Code of 1986, as amended.

Commission                             The Securities and Exchange Commission.

CompScript                             CompScript, Inc., a Florida corporation.

CompScript Conversion Number           Has the meaning set forth in "RECENT DEVELOPMENTS."

CompScript Merger                      Has the meaning set forth in "SELECTED UNAUDITED PRO FORMA COMBINED
                                       FINANCIAL DATA."

Conversion Number                      The number of Omnicare Shares exchanged for each IBAH Common Share.

D.F. King                              D.F. King & Co., Inc.

DGCL                                   The Delaware General Corporation Law.

Dissenting Shares                      Has the meaning set forth in "APPRAISAL RIGHTS AVAILABLE TO HOLDERS OF
                                       IBAH PREFERRED SHARES."

Effective Time                         The date and time when the Merger shall become effective.

Exchange Act                           The Securities Exchange Act of 1934.

Exchange Agent                         A bank or trust company designated by Omnicare to act as exchange agent.

Existing Option                        Each IBAH Option that is outstanding immediately prior to the Effective
                                       Time.

TERM                                   DEFINITION OR SECTION IN WHICH DEFINED
-------------------------------------  --------------------------------------------------------------------------
Frustrating Transactions               Has the meaning set forth in "THE MERGER AGREEMENT AND RELATED
                                       AGREEMENTS--Voting Agreement."

FTC                                    Federal Trade Commission.

HSR Act                                The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

IBAH                                   IBAH, Inc., a Delaware corporation.

IBAH Board                             The Board of Directors of IBAH.

IBAH Bylaws                            The Amended Bylaws of IBAH.

IBAH Certificate                       The IBAH Certificate of Incorporation, as amended.

IBAH Common Shares                     Shares of IBAH common stock, par value $.01 per share.

IBAH Option                            Each option to acquire IBAH Common Shares.

IBAH Preferred Shares                  Shares of IBAH series A convertible preferred stock, par value $.01 per share.

IBAH Shares                            IBAH Common Shares and IBAH Preferred Shares.

IBAH Warrants                          Warrants to purchase IBAH Common Shares.

IRS                                    The Internal Revenue Service.

Merger                                 The merger of Sub with and into IBAH.

Merger Agreement                       The Agreement and Plan of Merger, dated March 30, 1998, by and among
                                       Omnicare, Sub and IBAH.

Merger Consideration                   The aggregate consideration for the Merger.

Notional Total Profit                  Has the meaning set forth in "THE MERGER AGREEMENT AND RELATED
                                       AGREEMENTS--Stock Option Agreement."

NYSE                                   New York Stock Exchange.

Omnicare                               Omnicare, Inc., a Delaware corporation.

Omnicare Average Market Price          Has the meaning set forth in "QUESTIONS AND ANSWERS ABOUT THE MERGER."

Omnicare Board                         The Board of Directors of Omnicare.

Omnicare Bylaws                        The Amended Bylaws of Omnicare.

Omnicare Certificate                   The Omnicare Restated Certificate of Incorporation.

Omnicare Shares                        Shares of Omnicare common stock, par value $1.00 per share.

Omnicare Warrants                      Warrants to purchase Omnicare Common Shares.

Option                                 Has the meaning set forth under "SUMMARY--Stock Option Agreement."

Option Price                           A cash price equal to $5.75 per share.

Option Shares                          Has the meaning set forth under "SUMMARY--Stock Option Agreement."

TERM                                   DEFINITION OR SECTION IN WHICH DEFINED
-------------------------------------  --------------------------------------------------------------------------
Option Termination Date                Has the meaning set forth under "SUMMARY--Termination Fees; Expenses of the Merger."

Party Representative                   Has the meaning set forth in "THE MERGER AGREEMENT AND RELATED
                                       AGREEMENTS--Exclusivity."

Record Date                            May 21, 1998.

Registration Statement                 Registration Statement on Form S-4, together with any amendments thereto.

Salomon Smith Barney                   Has the meaning set forth in "SUMMARY--Opinion of IBAH's Financial
                                       Advisor."

SEC                                    The Securities and Exchange Commission.

Securities Act                         The Securities Act of 1933.

Securityholders                        Has the meaning set forth under "SUMMARY--Required Vote."

Special Meeting                        The special meeting of stockholders of IBAH at which the Merger will be considered.

Stock Option Agreement                 The Stock Option Agreement, dated March 30, 1998, between IBAH and
                                       Omnicare.

Sub                                    Impala Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Omnicare.

Surviving Corporation                  IBAH, the corporation surviving the Merger.

Termination Fee                        Has the meaning set forth in "SUMMARY--Termination Fees; Expenses of the
                                       Merger."

Total Profit                           Has the meaning set forth in "THE MERGER AGREEMENT AND RELATED
                                       AGREEMENTS--Stock Option Agreement."

Triggering Conditions                  Has the meaning set forth in "THE MERGER AGREEMENT AND RELATED
                                       AGREEMENTS--Stock Option Agreement."

Voting Agreement                       Has the meaning set forth in "SUMMARY--Required Vote."

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                                     among

                                 OMNICARE, INC.

                           (a Delaware corporation),

                            IMPALA ACQUISITION CORP.
                            (a Delaware corporation)

                                      and

                                   IBAH, INC.
                            (a Delaware corporation)

                                 MARCH 30, 1998

                               TABLE OF CONTENTS

SECTION                                                                                                       PAGE
----------------------------------------------------------------------------------------------------------  ---------
ARTICLE I DEFINITIONS.....................................................................................        A-1

ARTICLE II THE PLAN OF MERGER.............................................................................        A-7
  Section 2.1. The Merger.................................................................................        A-7
  Section 2.2. Effective Time.............................................................................        A-7
  Section 2.3. Effects of the Merger......................................................................        A-7
  Section 2.4. Certificate of Incorporation and Bylaws....................................................        A-7
  Section 2.5. Directors and Officers.....................................................................        A-7
  Section 2.6. Conversion or Cancellation of IBAH Shares..................................................        A-7
  Section 2.7. Exchange of IBAH Shares....................................................................        A-8
  Section 2.8. Options and Warrants.......................................................................        A-9
  Section 2.9. Adjustments................................................................................       A-10
  Section 2.10. Merger Subsidiary Capital Stock...........................................................       A-10
  Section 2.11. No Further Transfer of Shares.............................................................       A-10
  Section 2.12. Dissenting Shares.........................................................................       A-10

ARTICLE III THE CLOSING...................................................................................       A-11
  Section 3.1. Location, Date.............................................................................       A-11
  Section 3.2. Deliveries.................................................................................       A-11

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF IBAH.........................................................       A-11
  Section 4.1. Corporate..................................................................................       A-11
  Section 4.2. Authorization..............................................................................       A-11
  Section 4.3. Validity of Contemplated Transactions......................................................       A-11
  Section 4.4. Capitalization and Stock Ownership.........................................................       A-12
  Section 4.5. Board Recommendation.......................................................................       A-12
  Section 4.6. Proxy Statement............................................................................       A-12
  Section 4.7. IBAH Disclosure Documents; Financial Statements............................................       A-13
  Section 4.8. Absence of Undisclosed Liabilities.........................................................       A-13
  Section 4.9. Taxes......................................................................................       A-13
  Section 4.10. Title to Assets and Related Matters.......................................................       A-14
  Section 4.11. Real Property.............................................................................       A-14
  Section 4.12. Subsidiaries..............................................................................       A-15
  Section 4.13. Legal Proceedings; Compliance with Law; Governmental Permits..............................       A-15
  Section 4.14. Contracts and Commitments.................................................................       A-15
  Section 4.15. Employee Relations........................................................................       A-16
  Section 4.16. ERISA.....................................................................................       A-16
  Section 4.17. Patents, Trademarks, etc..................................................................       A-17
  Section 4.18. Absence of Certain Changes................................................................       A-17
  Section 4.19. Corporate Records.........................................................................       A-18
  Section 4.20. Finder's Fees.............................................................................       A-18
  Section 4.21. Compliance with Healthcare Laws...........................................................       A-18
  Section 4.22. Board Approval............................................................................       A-19
  Section 4.23. Pooling of Interests; Reorganization......................................................       A-19
  Section 4.24. Insurance.................................................................................       A-19

ARTICLE V REPRESENTATIONS AND WARRANTIES OF OMNICARE......................................................       A-20
  Section 5.1. Corporate..................................................................................       A-20
  Section 5.2. Authorization..............................................................................       A-20

SECTION                                                                                                       PAGE
----------------------------------------------------------------------------------------------------------  ---------
  Section 5.3. Validity of Contemplated Transactions......................................................       A-20
  Section 5.4. Capitalization and Stock Ownership.........................................................       A-20
  Section 5.5. Board Recommendation.......................................................................       A-21
  Section 5.6. Proxy Statement............................................................................       A-21
  Section 5.7. Omnicare Disclosure Documents; Financial Statements........................................       A-21
  Section 5.8. Absence of Undisclosed Liabilities.........................................................       A-21
  Section 5.9. Absence of Certain Changes.................................................................       A-21
  Section 5.10. Pooling of Interests; Reorganization......................................................       A-21
  Section 5.11. Ownership of Merger Subsidiary; No prior Activities.......................................       A-22
  Section 5.12. Compliance With Healthcare Laws...........................................................       A-22

ARTICLE VI COVENANTS OF THE OMNICARE PARTIES AND IBAH.....................................................       A-22
  Section 6.1. Proxy/Registration Statement...............................................................       A-22
  Section 6.2. HSR Act Filings............................................................................       A-23
  Section 6.3. No Solicitation............................................................................       A-23
  Section 6.4. Notification of Certain Matters............................................................       A-24
  Section 6.5. Access to Information......................................................................       A-24
  Section 6.6. Public Announcements.......................................................................       A-24
  Section 6.7. Cooperation................................................................................       A-25
  Section 6.8. Reorganization; Pooling....................................................................       A-25

ARTICLE VII COVENANTS OF IBAH.............................................................................       A-25
  Section 7.1. Operation of the Business..................................................................       A-25
  Section 7.2. IBAH Stockholder Meeting...................................................................       A-26
  Section 7.3. Maintenance of the Assets..................................................................       A-26
  Section 7.4. Employees and Business Relations...........................................................       A-26
  Section 7.5. Rule 145 Affiliates........................................................................       A-26
  Section 7.6. Expenses...................................................................................       A-27
  Section 7.7. Certain Tax Matters........................................................................       A-27
  Section 7.8. Employment Arrangements....................................................................       A-27
  Section 7.9. State Anti-Takeover Law....................................................................       A-27
  Section 7.10. Preferred and Warrant Consent.............................................................       A-27

ARTICLE VIII COVENANTS OF OMNICARE........................................................................       A-28
  Section 8.1. Appointment to the Board of Directors of Omnicare..........................................       A-28
  Section 8.2. Expenses...................................................................................       A-28
  Section 8.3. Indemnification, Directors' and Officers' Insurance........................................       A-28
  Section 8.4. Stock Exchange Listing.....................................................................       A-28
  Section 8.5. Interim Financial Report...................................................................       A-28
  Section 8.6. Registration...............................................................................       A-28
  Section 8.7. Employee Benefit Plans.....................................................................       A-28

ARTICLE IX CONDITIONS PRECEDENT TO OBLIGATIONS OF ALL PARTIES.............................................       A-29
  Section 9.1. Legality...................................................................................       A-29
  Section 9.2. Registration Statement.....................................................................       A-29
  Section 9.3. New York Stock Exchange....................................................................       A-29
  Section 9.4. Pooling....................................................................................       A-29
  Section 9.5. Approval by IBAH Stockholders..............................................................       A-29
  Section 9.6. Tax Opinions...............................................................................       A-29

ARTICLE X CONDITIONS PRECEDENT TO OBLIGATIONS OF IBAH.....................................................       A-29

SECTION                                                                                                       PAGE
----------------------------------------------------------------------------------------------------------  ---------
  Section 10.1. Representations and Warranties............................................................       A-29
  Section 10.2. Agreements, Conditions and Covenants......................................................       A-30
  Section 10.3. Certificates..............................................................................       A-30
  Section 10.4. Material Adverse Effect...................................................................       A-30
  Section 10.5. Ancillary Documents.......................................................................       A-30

ARTICLE XI CONDITIONS PRECEDENT TO OBLIGATIONS OF THE OMNICARE PARTIES....................................       A-30
  Section 11.1. Representations and Warranties............................................................       A-30
  Section 11.2. Agreements, Conditions and Covenants......................................................       A-30
  Section 11.3. Certificates..............................................................................       A-30
  Section 11.4. Required Consents.........................................................................       A-30
  Section 11.5. Material Adverse Effect...................................................................       A-30
  Section 11.6. Ancillary Documents.......................................................................       A-30
  Section 11.7. Consent of Holders of IBAH Preferred Shares and IBAH Warrants.............................       A-30
  Section 11.8. Employment Agreements.....................................................................       A-30

ARTICLE XII TERMINATION...................................................................................       A-31
  Section 12.1. Grounds for Termination...................................................................       A-31
  Section 12.2. Effect of Termination.....................................................................       A-32

ARTICLE XIII GENERAL MATTERS..............................................................................       A-33
  Section 13.1. Survival of Representations and Warranties................................................       A-33
  Section 13.2. Contents of Agreement.....................................................................       A-33
  Section 13.3. Amendment, Parties in Interest, Assignment, Etc...........................................       A-33
  Section 13.4. Interpretation............................................................................       A-33
  Section 13.5. Notices...................................................................................       A-33
  Section 13.6. Governing Law.............................................................................       A-34
  Section 13.7. Counterparts..............................................................................       A-34
  Section 13.8. Waivers...................................................................................       A-34
  Section 13.9. Modification..............................................................................       A-34
  Section 13.10. Enforcement of Agreement.................................................................       A-34
  Section 13.11. Waiver of Jury Trial.....................................................................       A-34
  Section 13.12. Severability.............................................................................       A-35

                          AGREEMENT AND PLAN OF MERGER

    THIS AGREEMENT AND PLAN OF MERGER is made as of March 30, 1998 by and among Omnicare, Inc., a Delaware corporation ("Omnicare"), IBAH Acquisition Corp., a Delaware corporation (the "Merger Subsidiary," and together with Omnicare, the "Omnicare Parties"), and IBAH, Inc., a Delaware corporation ("IBAH," and together with the Omnicare Parties, the "Parties"). Certain other terms are used herein as defined below in Article I or elsewhere in this Agreement.

BACKGROUND

    This Agreement sets forth the terms and conditions under which the Merger Subsidiary, which is a Wholly-Owned Subsidiary of Omnicare, will merge with and into IBAH (the "Merger"). The Parties intend that (a) upon completion of the Merger, IBAH will be a Wholly-Owned Subsidiary of Omnicare, (b) for federal income tax purposes, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and
(c) for accounting purposes, the Merger will be accounted for as a pooling of interests under United States generally accepted accounting principles ("GAAP").

    Concurrently with the execution of this Agreement, and as an inducement to Omnicare to enter into this Agreement, (i) certain stockholders of IBAH have entered into a Voting Agreement, dated as of the date hereof (the "Voting Agreement"), between IBAH and the respective stockholders named therein providing, among other things, that such stockholders will vote in favor of the Merger and (ii) IBAH and Omnicare have entered into the Option Agreement, dated as of the date hereof (the "Stock Option Agreement"), pursuant to which IBAH has granted Omnicare an option to purchase IBAH Common Shares under certain circumstances.

    Merger Subsidiary is a Wholly-Owned Subsidiary of Omnicare and has been formed solely to facilitate the Merger and has conducted and will conduct no business or activity other than in connection with the Merger.

WITNESSETH

    NOW, THEREFORE, in consideration of the respective covenants contained herein and intending to be legally bound hereby, the Parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

    For convenience, certain terms used in more than one part of this Agreement are listed in alphabetical order and defined or referred to below (such terms as well as any other terms defined elsewhere in this Agreement shall be equally applicable to both the singular and plural forms of the terms defined).

    "Acquisition Proposal" is defined in Section 6.3.

    "Affiliates" means, with respect to a particular Party, persons or entities controlling, controlled by or under common control with that Party, as well as any executive officers, directors and majority-owned entities of that Party and of its other Affiliates.

    "Agreement" means this Agreement and the Exhibits and Disclosure Schedules hereto.

    "Assets" means, with respect to Omnicare or IBAH, as shown by the context in which used, all of the assets, properties, goodwill and rights of every kind and description, real and personal, tangible and intangible, wherever situated and whether or not reflected in such Party's most recent financial statements, that are owned or possessed by such Party and its Subsidiaries, taken as a whole.

    "Assumed Option" is defined in Section 2.8(a).

    "Benefit Plan" means all employee benefit, health, welfare, supplemental unemployment benefit, bonus, pension, profit sharing, deferred compensation, severance, incentive, stock compensation, stock purchase, retirement, hospitalization insurance, medical, dental, legal, disability, fringe benefit and similar plans, programs, arrangements or practices, including, without limitation, each "employee benefit plan" as defined in Section 3(3) of ERISA.

    "Business" means with respect to Omnicare or IBAH, as shown by the context in which used, the entire business and operations of such Party and its Subsidiaries, taken as a whole.

    "Certificate of Merger" is defined in Section 2.2.

    "Certificates" is defined in Section 2.7(a).

    "Charter Documents" means an entity's certificate or articles of incorporation, certificate defining the rights and preferences of securities, articles of organization, general or limited partnership agreement, certificate of limited partnership, joint venture agreement or similar document governing the entity.

    "Closing" is defined in Section 3.1.

    "Closing Date" is defined in Section 3.1.

    "Code" is defined in Section 4.9(a).

    "Confidentiality Agreement" is defined in Section 6.5(b).

    "Contract" means any written or oral contract, agreement, letter of intent, agreement in principle, lease, instrument or other commitment that is binding on any Person or its property under applicable Law.

    "Conversion Number" is defined in Section 2.6(b).

    "Copyrights" means registered copyrights, copyright applications and unregistered copyrights.

    "Court Order" means any judgment, decree, injunction, order or ruling of any federal, state, local or foreign court or governmental or regulatory body or authority, or any arbitrator that is binding on any Person or its property under applicable Law.

    "Default" means (i) a breach, default or violation, (ii) the occurrence of an event that with or without the passage of time or the giving of notice, or both, would constitute a breach, default or violation or (iii) with respect to any Contract, the occurrence of an event that with or without the passage of time or the giving of notice, or both, would give rise to a right of termination, renegotiation or acceleration or a right to receive damages or a payment of penalties.

    "DGCL" means the Delaware General Corporation Law, as amended.

    "Disclosure Schedules" means the IBAH Disclosure Schedule.

    "Effective Time" is defined in Section 2.2.

    "Encumbrances" means any lien, mortgage, security interest, pledge, restriction on transferability, defect of title or other claim, charge or encumbrance of any nature whatsoever on any property or property interest.

    "Environmental Condition" means any condition or circumstance, including the presence of Hazardous Substances, whether created by any IBAH Company or by any third party, which does or would (i) require assessment, investigation, abatement, correction, removal or remediation under any Environmental Law, (ii) give rise to any civil or criminal Liability under any Environmental Law, (iii) create or constitute a public or private nuisance or (iv) constitute a violation of or non-compliance with any Environmental Law.

    "Environmental Law" means all Laws, Court Orders, principles of common law, and permits, licenses, registrations, approvals or other authorizations of any Governmental Authority relating to Hazardous Substances, pollution, protection of the environment or human health.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Exchange Agent" is defined in Section 2.7(a).

    "Existing Option" is defined in Section 2.8(a).

    "GAAP" is defined above in the Background.

    "Governmental Authority" means any federal, state, local, municipal or foreign or other government or governmental agency or body.

    "Governmental Permit" is defined in Section 4.13(c).

    "Hazardous Substances" means any material, waste or substance (including, without limitation, any product) that may or could pose a hazard to the environment or human health or safety including, without limitation, (i) any "hazardous substances" as defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. SectionSection 9601 ET SEQ. and its implementing regulations, (ii) any "extremely hazardous substance," "hazardous chemical" or "toxic chemical" as those terms are defined by the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. SectionSection 11001 ET SEQ. and its implementing regulations, (iii) any "hazardous waste," as defined under the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. SectionSection 6901 ET SEQ. and its implementing regulations (iv) any "pollutant," as defined under the Water Pollution Control Act, 33 U.S.C. SectionSection 1251 ET SEQ. and its implementing regulations as any of such Laws in clauses (i) through (iv) may be amended from time to time, and (v) any material, substance or waste regulated under any Laws or Court Orders that currently exist or that may be enacted, promulgated or issued in the future by any Governmental Authority concerning protection of the environment, pollution, health or safety or the public welfare.

    "Holder" means a recordholder, as of the Effective Time, of an outstanding certificate or certificates that immediately prior to the Effective Time represented IBAH Shares.

    "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

    "IBAH" is defined above in the Preamble.

    "IBAH Assets" means the Assets of IBAH.

    "IBAH Balance Sheet" is defined in Section 4.7.

    "IBAH Balance Sheet Date" is defined in Section 4.7.

    "IBAH Benefit Plan" is defined in Section 4.16(a).

    "IBAH Business" means the Business of IBAH.

    "IBAH Common Shares" is defined in Section 2.6(a).

    "IBAH Common Stock" means the common stock, par value $0.01 per share, of IBAH.

    "IBAH Companies" means IBAH and any IBAH Subsidiaries.

    "IBAH Convertible Preferred Stock" is defined in Section 4.4.

    "IBAH Disclosure Documents" is defined in Section 4.7.

    "IBAH Disclosure Schedule" means the Disclosure Schedule containing information relating to IBAH pursuant to Article IV and other provisions hereof that has been provided to the other Parties on the date hereof.

    "IBAH's knowledge" or "knowledge of IBAH" with reference to any item means that which an executive officer or director of IBAH actually knows or should have known given such person's office and industry standards.

    "IBAH Personnel" is defined in Section 4.21(a).

    "IBAH Preferred Shares" is defined in Section 2.6(a).

    "IBAH Required Consents" is defined in Section 4.3.

    "IBAH Shares" is defined in Section 2.6(a).

    "IBAH Stockholder Meeting" is defined in Section 7.2.

    "IBAH Subsidiary" means any Subsidiary of IBAH.

    "IBAH 10-K" is defined in Section 4.10.

    "IBAH Warrants" means any warrants to purchase IBAH Common Stock that are outstanding immediately prior to the Closing.

    "IBAH Welfare Plan" is defined in Section 4.16(f).

    "Intellectual Property" means any Copyrights, Patents, Trademarks, technology, licenses, trade secrets, computer software and other intellectual property.

    "Law" means any statute, law, ordinance, regulation, order, rule, common law principles or consent agreements of any Governmental Authority, including, without limitation, those covering environmental, energy, safety, health, transportation, bribery, recordkeeping, zoning, antidiscrimination, antitrust, wage and hour, and price and wage control matters.

    "Liability" means any direct or indirect liability, indebtedness, obligation, expense, claim, loss, damage, deficiency, guaranty or endorsement of or by any Person.

    "Litigation" means any lawsuit, action, arbitration, administrative or other proceeding, criminal prosecution or governmental investigation or inquiry.

    "Material Adverse Effect" means a fact or event which has had or is reasonably likely to have a material adverse effect on the Assets, Business, financial condition or results of operations of Omnicare and its Subsidiaries taken as a whole or IBAH and its Subsidiaries taken as a whole, as indicated by the context in which used, and when used with respect to representations, warranties, conditions, covenants or other provisions hereof means the individual effect of the situation to which it relates and also the aggregate effect of all similar situations unless the context indicates otherwise.

    "Merger" is defined above in the Background.

    "Merger Consideration" is defined in Section 2.6(g).

    "Merger Subsidiary" is defined above in the Preamble.

    "NYSE" means the New York Stock Exchange.

    "Omnicare" is defined above in the Preamble.

    "Omnicare Assets" means the Assets of Omnicare.

    "Omnicare Balance Sheet" is defined in Section 5.7.

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    "Omnicare Balance Sheet Date" is defined in Section 5.7.

    "Omnicare Business" means the Business of Omnicare.

    "Omnicare Common Stock" means the common stock, par value $1.00 per share, of Omnicare.

    "Omnicare Companies" mean Omnicare and any Omnicare Subsidiaries.

    "Omnicare Disclosure Documents" is defined in Section 5.7.

    "Omnicare's knowledge" or "knowledge of Omnicare" with reference to any item means that which an executive officer or director of Omnicare actually knows or should have known given such person's office and industry standards.

    "Omnicare Market Value" is defined in Section 2.6(f).

    "Omnicare Parties" is defined above in the Preamble.

    "Omnicare Shares" means shares of Omnicare Common Stock.

    "Omnicare Sub Common Stock" is defined in Section 5.4.

    "Omnicare Subsidiary" means any Subsidiary of Omnicare.

    "Omnicare Warrants" means warrants to purchase Omnicare Common Stock.

    "Ordinary course" or "ordinary course of business" means the ordinary course of business.

    "Parties" is defined above in the Preamble.

    "Party Representatives" is defined in Section 6.5(b).

    "Patents" means patents, patent applications, reissue patents, patents of addition, divisions, renewals, continuations, continuations-in-part, substitutions, additions and extensions of any of the foregoing.

    "Person" means any natural person, corporation, partnership, limited liability company, proprietorship, association, trust or other legal entity.

    "Post-Signing Returns" is defined in Section 7.7.

    "Proxy/Registration Statement" is defined in Section 6.1(a).

    "Proxy Statement" is defined in Section 6.1(a).

    "Registration Statement" is defined in Section 6.1(a).

    "Regulation" means any federal, state, local or foreign rule or regulation.

    "SEC" means the Securities and Exchange Commission.

    "Securities Act" means the Securities Act of 1933, as amended.

    "Securities Act Affiliates" is defined in Section 7.5.

    "Smith Barney" means Salomon Smith Barney Inc.

    "Stock Option Agreement" is defined in the Background section above.

    "Subsidiary" means any corporation or other legal entity of which Omnicare or IBAH, as the case may be (either above or through or together with any other Subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of directors or other governing body of such corporation or other entity.

    "Surviving Corporation" is defined in Section 2.1.

    "Taxes" is defined in Section 4.9(a).

    "Tax Return" is defined in Section 4.9(a).

    "Termination Date" means October 31, 1998.

    "Trademarks" means registered trademarks, registered service marks, trademark and service mark applications and unregistered trademarks and service marks.

    "Transaction Documents" means this Agreement, the Employment Agreements, the Voting Agreement and the Stock Option Agreement.

    "Transactions" means the Merger, the exchange of IBAH Shares for Omnicare Shares, the assumption by Omnicare of the Existing Options, the exchange of IBAH Warrants for Omnicare Warrants, and the other transactions contemplated by the Transaction Documents.

    "Voting Agreement" is defined above in the Background.

    "Wholly-Owned Subsidiary" means any Subsidiary in which all of the stock or other equity interests is owned, directly or indirectly, by Omnicare or IBAH, as the case may be.

                                   ARTICLE II
                               THE PLAN OF MERGER

    Section 2.1. THE MERGER. Upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of the DGCL, the Merger Subsidiary shall be merged with and into IBAH. Following the Merger, IBAH shall continue as the surviving corporation (the "Surviving Corporation") and shall continue its existence under the Laws of the State of Delaware, and the separate corporate existence of the Merger Subsidiary shall cease.

    Section 2.2. EFFECTIVE TIME. As soon as practicable, but in any event within one business day after the satisfaction or waiver of all conditions to the Merger, IBAH and the Merger Subsidiary shall file with the Secretary of State of the State of Delaware a certificate of merger (the "Certificate of Merger") in such form as is required by the DGCL. The Merger shall become effective at such time as the Certificate of Merger is so filed (the "Effective Time").

    Section 2.3. EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 259 of the DGCL.

    Section 2.4. CERTIFICATE OF INCORPORATION AND BYLAWS. The Certificate of Incorporation of the Merger Subsidiary as in effect immediately prior to the Effective Time shall be the initial Certificate of Incorporation of the Surviving Corporation. The bylaws of the Merger Subsidiary as in effect immediately prior to the Effective Time shall be the initial bylaws of the Surviving Corporation.

    Section 2.5. DIRECTORS AND OFFICERS. The directors of Merger Subsidiary as in office as of immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation. The officers of IBAH as in office as of immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation. Such persons shall hold such positions as directors and officers until their successors are elected or appointed in accordance with the Certificate of Incorporation and the bylaws of the Surviving Corporation.

    Section 2.6.  CONVERSION OR CANCELLATION OF IBAH SHARES.

    (a) Each share of IBAH Common Stock (an "IBAH Common Share") and each share of IBAH Convertible Preferred Stock (an "IBAH Preferred Share," and together with an IBAH Common Share, an "IBAH Share") that, immediately prior to the Effective Time, is held by IBAH as treasury stock shall be canceled, and no consideration shall be delivered with respect thereto.

    (b) Each IBAH Common Share outstanding immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the Holder thereof, be converted into the right to receive a number (the "Conversion Number") of Omnicare Shares as set forth below, except as otherwise provided in Sections 2.6(a), 2.6(e) or 2.7:

        (1) If the Omnicare Market Value is greater than $43.83, then the Conversion Number is equal to $6.50 divided by the Omnicare Market Value;

        (2) If the Omnicare Market Value is greater than $38.77 and less than or equal to $43.83, then the Conversion Number is equal to 0.1483;

        (3) If the Omnicare Market Value is greater than $34.85 and less than or equal to $38.77, then the Conversion Number is equal to $5.75 divided by the Omnicare Market Value;

        (4) If the Omnicare Market Value is greater than or equal to $30.30 and less than or equal to $34.85, then the Conversion Number is equal to 0.1650;

        (5) If the Omnicare Market Value is less than $30.30, then, subject to
    Section 2.6(c) below, the Conversion Number is equal to $5.00 divided by the Omnicare Market Value.

    (c) If the Omnicare Market Value is less than $30.30, then Omnicare shall have the right, by written notice to IBAH prior to the Effective Time, to adjust the Conversion Number to 0.1650; provided, however, that upon the receipt of such notice of adjustment, IBAH shall have the right, by written notice to Omnicare (the "Termination Notice"), to elect to abandon the Merger and terminate this Agreement by action of its Board of Directors, which termination shall occur at 5:00 p.m., Cincinnati, Ohio time, two business days after the Termination Notice.

    (d) Each IBAH Preferred Share outstanding immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the Holder thereof, be converted into the right to receive a number of Omnicare Shares equal to three times the Conversion Number, except as otherwise provided in Sections 2.6(a), 2.6(e), 2.7 or 2.12.

    (e) No fractional Omnicare Shares shall be issued in the Merger. Each Holder who would otherwise be entitled to receive a fractional share shall be entitled to receive, in lieu thereof, an amount in cash determined by multiplying the Omnicare Market Value by the fraction of an Omnicare Share to which such Holder would otherwise have been entitled.

    (f) For purposes of this Section 2.6, the term "Omnicare Market Value" shall mean the average of the closing prices of the Omnicare Shares on the New York Stock Exchange, as reported in The Wall Street Journal, for the 15 trading days immediately preceding the second trading day preceding the Closing Date.

    (g) The consideration to be received by the Holders in respect of each IBAH Share pursuant to this Section 2.6 is hereinafter referred to as the "Merger Consideration."

    Section 2.7.  EXCHANGE OF IBAH SHARES.

    (a) Prior to the Effective Time, Omnicare shall appoint an agent (the "Exchange Agent") for the purpose of exchanging certificates that immediately prior to the Effective Time represented IBAH Shares (the "Certificates") for the Merger Consideration. Promptly after the Effective Time, Omnicare will send, or will cause the Exchange Agent to send, to each Holder (other than IBAH and any Subsidiary of IBAH) a letter of transmittal for use in such exchange. Omnicare will make available to the Exchange Agent, as needed, the aggregate Merger Consideration to be paid in respect of the IBAH Shares.

    (b) Each Holder, upon surrender to the Exchange Agent of a Certificate or Certificates together with a properly completed letter of transmittal covering such Certificates, will be entitled to receive the Merger Consideration payable in respect of the IBAH Shares formerly represented thereby, after giving effect to any required withholding Tax. Until so surrendered, each Certificate shall, after the Effective Time, represent for all purposes, only the right to receive such Merger Consideration. In no event will a Holder be entitled to interest on the Merger Consideration.

    (c) If any portion of the Merger Consideration is to be paid to a Person other than the registered holder of the IBAH Shares formerly represented by the Certificate or Certificates surrendered in exchange for the Merger Consideration, it shall be a condition to such payment that the Certificate or Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other Taxes required as a result of such payment to a Person other than the registered holder of such IBAH Shares or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

    (d) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to this Section 2.7 that remains unclaimed by the Holders six months after the Effective Time shall be returned to Omnicare, upon demand, and any such Person who has not exchanged his Certificate or Certificates for the Merger Consideration in accordance with this Article II prior to that time shall thereafter look only to Omnicare for payment of the Merger Consideration. Notwithstanding the foregoing, Omnicare shall not be liable to any Person for any amount paid to a public official pursuant to applicable abandoned property Laws. Any amounts remaining unclaimed under this Article II two years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable Law, become the property of Omnicare free and clear of any claims or interest of any Person previously entitled thereto.

    (e) No dividends or other distributions with respect to securities of Omnicare constituting part of the Merger Consideration shall be paid to the Holder of any unsurrendered Certificates until such Certificates are surrendered as provided in this Article II. Upon such surrender, there shall be paid, without interest, to the Person in whose name the Certificates representing the securities of Omnicare into which such IBAH Shares were converted are registered, all dividends and other distributions payable in respect of such securities on a date subsequent to, and in respect of a record date after, the Effective Time, less the amount of withholding Taxes which may be required thereon.

    (f) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Omnicare, the posting by such person of a bond in such reasonable amount as Omnicare may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the consideration provided for, and in accordance with the procedures set forth, in this Article II and, if applicable, any unpaid dividends and distributions with respect to securities of Omnicare constituting part of the Merger Consideration deliverable with respect thereof and any cash in lieu of fractional shares, in each case pursuant to this Agreement.

    Section 2.8.  OPTIONS AND WARRANTS.

    (a) At the Effective Time, Omnicare shall assume IBAH's rights and obligations under each of the outstanding stock options previously granted by IBAH to certain of its employees, directors and consultants that are outstanding immediately prior to the Effective Time (each such stock option existing immediately prior to the Effective Time is referred to herein as an "Existing Option" and each such assumed stock option existing immediately after the Effective Time is referred to herein as an "Assumed Option"). Under each Assumed Option, the optionee shall have the right to receive from Omnicare, in accordance with the terms and subject to the conditions of the Existing Option, the Merger Consideration that such optionee would have been entitled to receive had the optionee exercised his or her Existing Option immediately prior to the Effective Time, but only in accordance with the terms and conditions of the Existing Option (including payment of the aggregate exercise price thereof). Except as provided in this Section 2.8(a), the Assumed Option shall not give the optionee any additional benefits that the holder thereof did not have under the Existing Option; provided, however, that the terms of such Existing Options shall govern the vesting thereof, including, if applicable, any vesting of Existing Options as a result of the Merger. Each Assumed Option shall constitute a continuation of the Existing Option, substituting Omnicare for IBAH and, in the case of employees, employment by an Omnicare Company for employment by an IBAH Company. Notwithstanding the foregoing, the terms of any Assumed Option shall be such that the substitution of the Assumed Option for the Existing Option would not constitute a modification of the Existing Option within the meaning of Section 424(h)(3) of the Code and the Regulations promulgated thereunder.

    (b) If and to the extent required by the terms of the plans governing the Existing Options or pursuant to the terms of any Existing Option granted thereunder, IBAH shall use reasonable efforts to obtain the consent of each holder of outstanding Existing Options to the treatment of the Existing Options provided in Section 2.8(a).

    (c) Each IBAH Warrant that is outstanding immediately prior to the Effective Time and that does not expire at the Effective Time by the terms thereof shall, by virtue of the Merger and pursuant to the terms of the IBAH Warrant or with the consent of the majority of the holders thereof, be converted into and exchanged for a Omnicare Warrant exercisable for the Conversion Number of Omnicare Shares for each share of IBAH Common Stock for which the IBAH Warrant is exercisable immediately prior to the

Effective Time, at an exercise price per Omnicare Share that has been adjusted in accordance with the terms of the IBAH Warrant converted hereunder as a result of the Merger. Except as provided in this Section 2.8(c), the Omnicare Warrants shall have the terms and conditions of the IBAH Warrants converted hereunder. At the Effective Time, the Omnicare Parties shall make available to any holders of IBAH Warrants converted hereunder a new warrant evidencing the Omnicare Warrant.

    Section 2.9. ADJUSTMENTS. If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of IBAH or Omnicare shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period or any similar event, this Article II shall be appropriately adjusted.

    Section 2.10. MERGER SUBSIDIARY CAPITAL STOCK. Each share of capital stock of the Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted, by virtue of the Merger, into one share of common stock of the Surviving Corporation.

    Section 2.11. NO FURTHER TRANSFER OF SHARES. After the Effective Time, there shall be no transfers of IBAH Shares that were outstanding immediately prior to the Effective Time on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Certificates are presented to the Surviving Corporation for transfer, they shall be canceled and exchanged for the respective Merger Consideration as provided in this Article II. At the Effective Time, the stock ledger of IBAH shall be closed.

    Section 2.12. DISSENTING SHARES. Notwithstanding Section 2.6, the IBAH Preferred Shares that are issued and outstanding immediately prior to the Effective Time and that are held by Holders who did not vote in favor of the Merger and who comply with all of the relevant provisions of Section 262 of the DGCL (the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration, unless and until such Holders shall have waived in writing or failed to perfect or shall have effectively withdrawn or lost their rights to appraisal under the DGCL; and any such Holder shall have only such rights in respect of the Dissenting Shares owned by them as are provided by
Section 262 of the DGCL. If any such Holder shall have waived in writing or failed to perfect or shall have effectively withdrawn or lost such right, such Holder's Dissenting Shares shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive the Merger Consideration without any interest thereon, pursuant to the terms of Section 2.6. Prior to the Effective Time, IBAH will not, except with the prior written consent of Omnicare, voluntarily make any payment with respect to, or settle or offer to settle, any claim made by the stockholders owning the Dissenting Shares.

                                  ARTICLE III
                                  THE CLOSING

    Section 3.1. LOCATION, DATE. The closing for the Transactions (the "Closing") shall be held at the offices of Dewey Ballantine LLP in New York, New York at 9:00 a.m. (local time) as promptly as practicable (and in any event within one business day) after satisfaction or waiver of the conditions to the consummation of the Transactions set forth in Articles IX, X and XI. The date on which the Closing occurs is referred to herein as the "Closing Date."

    Section 3.2.  DELIVERIES.  At the Closing,

    (a) the Merger Subsidiary and IBAH shall deliver or cause to be delivered to the Secretary of State of the State of Delaware a duly executed Certificate of Merger as required under Section 263 of DGCL and the Parties shall take all such other and further actions as may be required by the DGCL and any other applicable Law to make the Merger effective upon the terms and subject to the conditions hereof; and

    (b) the Parties shall also deliver to each other the respective agreements and other documents and instruments specified with respect to them in Articles IX, X and XI.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF IBAH

    IBAH hereby represents and warrants to the Omnicare Parties as follows, except as otherwise set forth in the IBAH DISCLOSURE SCHEDULE (items disclosed in one Section of such Schedule shall apply to all other Sections unless the context indicates otherwise):

    Section 4.1. CORPORATE. Each IBAH Company is a corporation duly organized, validly existing and in good standing under the Laws under which it was incorporated. Each IBAH Company is qualified to do business as a foreign corporation in any jurisdiction where it is required to be so qualified, except where the failure to so qualify would not have a Material Adverse Effect. The Charter Documents and bylaws of each IBAH Company (all of which have been delivered or made available to Omnicare) have been duly adopted and are current, correct and complete. Each IBAH Company has all necessary corporate power and authority to own, lease and operate its part of the IBAH Assets and to carry on its part of the IBAH Business as it is now being conducted.

    Section 4.2. AUTHORIZATION. IBAH has the requisite corporate power and authority to execute and deliver the Transaction Documents to which it is a party and to perform the Transactions to be performed by it. Such execution, delivery and performance by IBAH have been duly authorized by all necessary corporate action, other than that the consummation of the Merger is subject to the approval of the holders of a majority of the outstanding IBAH Shares, voting as a single class and the consent of the holders of a majority of the outstanding IBAH Preferred Shares to the conversion of the IBAH Preferred Shares into the right to receive Omnicare Shares as contemplated by Article II hereof, which are the only consents or approvals of holders of IBAH Shares required for the consummation of the Transactions. IBAH has received such consents from the holders of all outstanding IBAH Preferred Shares. IBAH has received all necessary consents from holders of IBAH Warrants to effect the transactions contemplated by Section 2.8(c) hereof (together with the consent contemplated by the prior sentence, the "Preferred and Warrant Consent"). IBAH has delivered to Omnicare a true and complete copy of the Preferred and Warrant Consent. Each Transaction Document executed and delivered by IBAH as of the date hereof has been duly executed and delivered by IBAH and constitutes a valid and binding obligation of IBAH, enforceable against IBAH in accordance with its terms. Any Transaction Document executed and delivered by IBAH after the date hereof will be duly executed and delivered by IBAH and will constitute a valid and binding obligation of IBAH, enforceable against IBAH in accordance with its terms.

    Section 4.3. VALIDITY OF CONTEMPLATED TRANSACTIONS. Except for compliance with (i) the HSR Act, (ii) the Securities Act and the Exchange Act and (iii) the filing of the Certificate of Merger with the

Secretary of State of the State of Delaware and for any items specified in the IBAH DISCLOSURE SCHEDULE (the "IBAH Required Consents"), neither the execution and delivery by IBAH of the respective Transaction Documents to which it is or will be a party, nor the performance of the Transactions to be performed by it, will require any filing, consent or approval under or constitute a Default, or result in a loss of material benefit under, (a) any Law or Court Order to which any IBAH Company is subject, (b) the Charter Documents or bylaws of any IBAH Company, (c) any customer Contract (other than letters of intent and agreements in principle) or any other Contract involving an amount in excess of $2,500,000 to which any IBAH Company is a party or by which any of the IBAH Assets may be subject or (d) any other Contracts to which any IBAH Company is a party or by which any of the IBAH Assets may be subject, except in the case of (b) and (d) for Defaults which would not have a Material Adverse Effect.

    Section 4.4. CAPITALIZATION AND STOCK OWNERSHIP. The total authorized capital stock of IBAH consists of (a) 50,000,000 shares of IBAH Common Stock, and (b) 2,000,000 shares of Preferred Stock, par value $0.01 per share, of which 999,554 shares have been designated Series A Convertible Preferred Stock (the "IBAH Convertible Preferred Stock"). Of such authorized capital stock, the only issued and outstanding shares on the date hereof are 23,544,312 IBAH Common Shares and 749,665 IBAH Preferred Shares. Except as listed in the IBAH DISCLOSURE SCHEDULE, there are no existing options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) relating to the acquisition of any issued or unissued capital stock or other securities of IBAH. The IBAH DISCLOSURE SCHEDULE sets forth, as of the date hereof, as to each option or warrant, the holder, date of grant, exercise price and number of shares subject thereto. All of the issued and outstanding IBAH Shares are validly issued, fully paid and non-assessable. Following the Effective Time, no options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) will entitle any Person to acquire any securities of the Surviving Corporation or any subsidiary thereof, except with respect to Wholly-Owned Subsidiaries of IBAH that have preemptive rights.

    Section 4.5. BOARD RECOMMENDATION. By a vote of the directors present at a meeting of IBAH's Board of Directors (which meeting was duly called and held and at which a quorum was present), the Board of Directors of IBAH unanimously (a) approved and adopted this Agreement, including the Merger and the other Transactions, and determined that the Merger is fair to the stockholders of IBAH, and (b) resolved to recommend approval and adoption of this Agreement, including the Merger and the other Transactions, by the stockholders of IBAH. Smith Barney has delivered to IBAH's Board of Directors its opinion dated the date of this Agreement to the effect that on such date the Merger Consideration is fair to the holders of IBAH Common Shares from a financial point of view. A complete and correct copy of such opinion has been delivered to Omnicare.

    Section 4.6. PROXY STATEMENT. None of the information supplied or to be supplied by or on behalf of any IBAH Company specifically for inclusion or incorporation by reference in the Registration Statement will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of any IBAH Company specifically for inclusion or incorporation by reference in the Proxy Statement will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the date it (or any such amendment or supplement) is mailed to the stockholders of IBAH and at the time of the IBAH Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statement (except for information relating solely to any Omnicare Company) will comply in all material respects with the requirements of the Securities Act and the Exchange Act and the Regulations promulgated thereunder.

    Section 4.7. IBAH DISCLOSURE DOCUMENTS; FINANCIAL STATEMENTS. IBAH has filed all required forms, reports, statements, schedules and other documents with the SEC since January 1, 1995, including its (a) Annual Reports on Form 10-K for the fiscal years ended December 31, 1996 and 1997, (b) all proxy statements relating to IBAH's meetings of stockholders (whether annual or special) held since January 1, 1995, and (c) all other reports or registration statements filed by IBAH with the SEC since January 1, 1995 (collectively, the "IBAH Disclosure Documents"). Each of such IBAH Disclosure Documents, at the time it was filed, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, and with the forms and Regulations of the SEC promulgated thereunder, and did not contain at the time filed any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The financial statements, including all related notes and schedules, contained in the IBAH Disclosure Documents (or incorporated by reference therein) fairly present the consolidated financial position of IBAH as at the respective dates thereof and the consolidated results of operations and cash flows of IBAH for the periods indicated in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and subject in the case of interim financial statements to normal year-end adjustments and the absence of notes. For purposes of this Agreement, the balance sheet of IBAH as of December 31, 1997 is referred to as the "IBAH Balance Sheet" and the date thereof is referred to as the "IBAH Balance Sheet Date."

    Section 4.8. ABSENCE OF UNDISCLOSED LIABILITIES. None of the IBAH Companies has any Liabilities except (a) to the extent reflected in the IBAH Balance Sheet, (b) those Liabilities described in this Agreement or set forth on
Section 4.8 of the IBAH DISCLOSURE SCHEDULE, (c) those Liabilities incurred in the ordinary course of business since the IBAH Balance Sheet Date which would not have a Material Adverse Effect and (d) those Liabilities not required under GAAP to be reflected in the IBAH Balance Sheet which would not have a Material Adverse Effect.

    Section 4.9.  TAXES.

    (a) Definitions:

    "CODE" means the Internal Revenue Code of 1986, as amended. All citations to provisions of the Code, or to the Treasury Regulations promulgated thereunder, shall include any amendments thereto and any substitute or successor provisions thereto.

    "TAXES" means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions, levies and liabilities, including, without limitation, taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, gains, franchise, withholding, payroll, recapture, employment, excise, unemployment, insurance, social security, business license, occupation, business organization, stamp, environmental and property taxes, together with all interest, penalties and additions imposed with respect to such amounts. For purposes of this Agreement, "Taxes" also includes any obligations under any agreements or arrangements with any Person with respect to the liability for, or sharing of, Taxes (including pursuant to Treas. Reg. Section 1.1502-6 or comparable provisions of state, local or foreign Tax Law) and including any liability for Taxes as a transferee or successor, by Contract or otherwise.

    "TAX RETURN" means any report, return, election, notice, estimate, declaration, information statement and other forms and documents (including all schedules, exhibits and other attachments thereto) relating to and filed or required to be filed with a taxing authority in connection with any Taxes (including, without limitation, estimated Taxes).

    (b) Except as set forth in the IBAH DISCLOSURE SCHEDULE, IBAH and each of its Subsidiaries (i) have timely filed (or, in the case of Tax Returns not yet due, will timely file) with the appropriate governmental agencies all material Tax Returns required to be filed on or before the Effective Time and all such Tax

Returns filed were true, correct and complete in all material respects, and (ii) have paid (or, in the case of Taxes not yet due, will pay), all Taxes shown on such Tax Returns.

    (c) Except as set forth in the IBAH DISCLOSURE SCHEDULE, each IBAH Company has (i) timely paid or caused to be paid all material Taxes and all Taxes shown on Tax Returns that are or were due, except to the extent that a sufficient reserve for Taxes has been reflected on the IBAH Balance Sheet and (ii) provided a sufficient reserve on the IBAH Balance Sheet for the payment of all Taxes not yet due and payable.

    (d) Except as set forth in the IBAH DISCLOSURE SCHEDULE, no deficiency in respect of any Taxes which has been assessed against an IBAH Company remains unpaid, except for Taxes being contested in good faith, and IBAH has no knowledge of any unassessed Tax deficiencies or of any audits or investigations pending or threatened against an IBAH Company with respect to any Taxes.

    (e) Except as set forth in the IBAH DISCLOSURE SCHEDULE, no IBAH Company has extended or waived the application of any applicable statute of limitations of any jurisdiction regarding the assessment or collection of any Tax or any Tax Return.

    (f) Except as set forth in the IBAH DISCLOSURE SCHEDULE, there are no liens for Taxes upon any assets of any IBAH Company except for liens for current Taxes not yet due.

    (g) Except as set forth in the IBAH DISCLOSURE SCHEDULE, each IBAH Company has (i) complied with all material provisions of the Code relating to the withholding and payment of Taxes and (ii) has timely made all deposits required by applicable Law to be made with respect to employees' withholding and other payroll, employment or other withholding or related Taxes.

    (h) Except as set forth in the IBAH DISCLOSURE SCHEDULE, no IBAH Company is a party to any contract, agreement, plan or arrangement that, individually or in the aggregate, or when taken together with any payment that may be made under this Agreement or any agreements contemplated hereby, could give rise to the payment of any "excess parachute payment" within the meaning of Section 280G of the Code. IBAH is not, and has not been within the past five years, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

    (i) Except as set forth in the IBAH DISCLOSURE SCHEDULE, no IBAH Company is a party to any agreement relating to the allocating or sharing of the payment of, or liability for, Taxes for any period (or portion thereof).

    (j) To IBAH's knowledge, except for the group of which IBAH is presently the ultimate parent, no IBAH Company has ever been a member of an affiliated group of corporations (within the meaning of Section 1504 of the Code).

    (k) No IBAH Company has distributed the stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code since April 16, 1997.

    Section 4.10. TITLE TO ASSETS AND RELATED MATTERS. Each IBAH Company has good and marketable title to its part of the IBAH Assets, free from any Encumbrances except (a) those Encumbrances specified on Section 4.10 of the IBAH DISCLOSURE SCHEDULE or any Encumbrance in favor of any IBAH Company, (b) items described in any notes to the consolidated financial statements of IBAH contained in IBAH's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "IBAH 10-K") included in the IBAH Disclosure Documents,
(c) minor matters that would not have a Material Adverse Effect, (d) constitutional and statutory liens arising from the obligation to pay for the provision of materials or services not yet in Default and Taxes not yet due and
(e) IBAH Assets transferred among the IBAH Companies.

    Section 4.11. REAL PROPERTY. Section 4.11 of the IBAH DISCLOSURE SCHEDULE describes all material real estate leased by any IBAH Company as of the date hereof and used in the operation of the IBAH Business as well as any other material real estate that is in the possession of or leased by any IBAH Company (as tenant or landlord) as of the date hereof. As of the date hereof, none of the IBAH Companies owns any real property.

    Section 4.12. SUBSIDIARIES. Except as set forth on Section 4.12 of the IBAH DISCLOSURE SCHEDULE and except for its subsidiaries set forth on exhibit
21.1 of the IBAH 10-K, as of the date hereof none of the IBAH Companies owns, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, business trust, joint venture or other legal entity. IBAH (or another IBAH Company) owns all of the issued and outstanding shares of capital stock of each IBAH Subsidiary, free and clear of any Encumbrances, other than as set forth in Section 4.12 of the IBAH DISCLOSURE SCHEDULE or Encumbrances in favor of any IBAH Company. Except with respect to Wholly-Owned Subsidiaries of IBAH that have preemptive rights, there are no existing options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) relating to the acquisition or voting of any issued or unissued capital stock or other securities of any IBAH Subsidiary. All of the shares of capital stock of each IBAH Subsidiary are duly and validly authorized and issued, fully paid and non-assessable.

    Section 4.13.  LEGAL PROCEEDINGS; COMPLIANCE WITH LAW; GOVERNMENTAL PERMITS.

    (a) Except as set forth on Section 4.13 of the IBAH DISCLOSURE SCHEDULE or in the IBAH 10-K, there is no Litigation that is pending or, to IBAH's knowledge, threatened against any IBAH Company that would have a Material Adverse Effect. IBAH is and has been in compliance with all applicable Laws, except where the failure to be in compliance would not have a Material Adverse Effect. There has been no Default under any Laws applicable to any IBAH Company, including Environmental Laws, except for any Defaults that would not have a Material Adverse Effect. There has been no Default with respect to any Court Order applicable to any IBAH Company. Except as set forth on Section 4.13 of the IBAH DISCLOSURE SCHEDULE, no IBAH Company has received any written notice and, to the knowledge of any IBAH Company, no other communication has been received to the effect that it is not in compliance with any applicable Laws, and IBAH has no reason to believe that any presently existing circumstances are likely to result in violations of any applicable Laws, except to the extent that such failures to comply or violations would not have a Material Adverse Effect.

    (b) Without limiting the generality of Section 4.13(a), there is no Environmental Condition at any property presently or formerly owned or leased by an IBAH Company which is reasonably likely to have a Material Adverse Effect.

    (c) The IBAH Companies have all material consents, permits, franchises, licenses, concessions, registrations, certificates of occupancy, approvals and other authorizations of Governmental Authorities (collectively, the "Governmental Permits") required in connection with the operation of their respective businesses as now being conducted, all of which are in full force and effect, except where the failure to obtain any such Governmental Permit or of any such Governmental Permit to be in full force and effect, would not have a Material Adverse Effect. Each IBAH Company has complied, in all material respects, with all of its Governmental Permits, except where the failure to so comply would not have a Material Adverse Effect.

    Section 4.14. CONTRACTS AND COMMITMENTS. Section 4.14 of the IBAH DISCLOSURE SCHEDULE sets forth a complete and accurate list of:

    (a) To IBAH's knowledge, customer Contracts (excluding letters of intent and agreements in principle) involving any IBAH Company in amounts in excess of $2,500,000; provided that the cumulative effect of all such Contracts over $2.5 million not disclosed will not have a Material Adverse Effect.

    (b) Other than Contracts listed as Exhibits to the IBAH 10-K, (i) all employment, consulting (other than physician investigators), management, severance or agency Contracts (y) with any executive officers or directors of IBAH, or (z) allowing the other party to terminate and receive payment based on the execution of this Agreement and consummation of the Transactions, and (ii) any employment agreements with any Person in the United States to whom any IBAH Company makes annual salary payments in excess of $150,000 and all employee country managers outside the United States.

    (c) All Contracts limiting the freedom of any IBAH Company to compete in any line of business, or with any Person, or in any geographic area or market.

    Each Contract to which any IBAH Company is a party (i) is legal, valid, binding and enforceable against IBAH or the applicable Subsidiary, and to IBAH's knowledge, against each other party thereto, and is in full force and effect and
(ii) neither IBAH nor the applicable Subsidiary, nor to IBAH's knowledge, any other party, is in Default under any such Contract, other than in the case of
(i) and (ii) above where the failure to be so would not have a Material Adverse Effect.

    Section 4.15. EMPLOYEE RELATIONS. No IBAH Company is (a) a party to, involved in or, to IBAH's knowledge, threatened by, any labor dispute or unfair labor practice charge, or (b) currently negotiating any collective bargaining agreement, and no IBAH Company has experienced any work stoppage during the last three years.

    Section 4.16.  ERISA.

    (a) The IBAH DISCLOSURE SCHEDULE contains a complete list of all Benefit Plans sponsored or maintained by any IBAH Company or under which any IBAH Company may be obligated for its employees, directors or independent contractors ("IBAH Benefit Plans"). IBAH has delivered or made available to Omnicare (i) accurate and complete copies of all IBAH Benefit Plan documents and of any summary plan descriptions, summary annual reports and insurance contracts relating thereto, (ii) accurate and complete detailed summaries of all unwritten IBAH Benefit Plans, (iii) accurate and complete copies of the most recent financial statements and actuarial reports with respect to all IBAH Benefit Plans for which financial statements or actuarial reports are required or have been prepared and (iv) accurate and complete copies of all annual reports for all IBAH Benefit Plans (for which annual reports are required) prepared within the last two years.

    (b) All IBAH Benefit Plans conform in all material respects to, and are being administered and operated in material compliance with, the requirements of ERISA, the Code and all other applicable Laws, including applicable Laws of foreign jurisdictions. There have not been any "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA involving any of the IBAH Benefit Plans, that could subject any IBAH Company to any material penalty or tax imposed under the Code or ERISA.

    (c) Except as set forth on Section 4.16(c) of the IBAH DISCLOSURE SCHEDULE, any IBAH Benefit Plan that is intended to be qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and such determination remains in effect and has not been revoked. Nothing has occurred since the date of any such determination that is reasonably likely to affect adversely such qualification or exemption, or result in the imposition of excise taxes or income taxes on unrelated business income under the Code or ERISA with respect to any IBAH Benefit Plan.

    (d) Except as set forth on Section 4.16(d) of the IBAH DISCLOSURE SCHEDULE,
(i) no IBAH Company has a current or contingent obligation to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA) and (ii) no IBAH Company, nor any entity that has been treated as a single employer with any IBAH Company under Sections 414(b), (c), (m) or (o) of the Code, has any liability, contingent or otherwise, under Title IV of ERISA or Section 412 of the Code.

    (e) There are no pending or, to the knowledge of IBAH, threatened claims by or on behalf of any IBAH Benefit Plans, or by or on behalf of any individual participants or beneficiaries of any IBAH Benefit Plans, alleging any breach of fiduciary duty on the part of any IBAH Company or any of the officers, directors or employees of any IBAH Company under ERISA or any other applicable Regulations, or claiming benefit payments other than those made in the ordinary operation of such plans, or alleging any violation of any other applicable Laws. To IBAH's knowledge, the IBAH Benefit Plans are not the subject of any investigation, audit or action by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC"). Each IBAH Company has made all required contributions under the IBAH Benefit Plans including the payment of any premiums payable to the PBGC and other insurance premiums.

    (f) With respect to any IBAH Benefit Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) (an "IBAH Welfare Plan"), (i) each IBAH Welfare Plan for which contributions are claimed as deductions under any provision of the Code is in material compliance with all applicable requirements pertaining to such deduction, (ii) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to an IBAH Welfare Plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under
Section 4976(a) of the Code, and (iii) any IBAH Benefit Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied, with all of the material requirements of Section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act and the applicable provisions of the Social Security Act.

    (g) Except as set forth on the IBAH DISCLOSURE SCHEDULE or for any IBAH Benefit Plan listed as an exhibit to the IBAH 10-K, the execution of this Agreement and the performance of the Transactions will not (either alone or in combination with the occurrence of any additional or subsequent events) constitute an event under any IBAH Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former employee, director or consultant of any IBAH Company.

    Section 4.17. PATENTS, TRADEMARKS, ETC. None of the IBAH Companies uses in the operation of the IBAH Business any material registered Patents, Trademarks or Copyrights, except for those described in Section 4.17 of the IBAH DISCLOSURE SCHEDULE or Trademarks which are names of IBAH Companies. To IBAH's knowledge, no IBAH Company infringes upon or unlawfully or wrongfully uses any Intellectual Property (other than computer software) owned or claimed by another Person and no Person infringes on or wrongfully uses any Intellectual Property (other than computer software) owned or claimed by IBAH, except for those situations that would not have a Material Adverse Effect. The IBAH Companies own or have valid rights to use all Intellectual Property used in the conduct of their business except where the failure to have valid rights to use such Intellectual Property will not have a Material Adverse Effect, free and clear of all Encumbrances, other than Encumbrances which would not have a Material Adverse Effect.

    Section 4.18. ABSENCE OF CERTAIN CHANGES. Since the IBAH Balance Sheet Date, the IBAH Companies have conducted the IBAH Business in the ordinary course, and except as described in the IBAH DISCLOSURE SCHEDULE, as of the date hereof, there has not been:

    (a) any Material Adverse Effect on the IBAH Business or in the aggregate Liabilities of the IBAH Companies;

    (b) any distribution or payment declared or made in respect of IBAH's capital stock by way of dividends, purchase or redemption of shares or otherwise, except redemptions pursuant to the IBAH Employee Stock Purchase Plan pursuant to the terms thereof;

    (c) any increase in the compensation payable or to become payable to any current director, officer or employee of any IBAH Company, except for merit and seniority increases for employees made in the ordinary course of business, nor any material change in any existing employment, severance, consulting arrangements or any IBAH Benefit Plan;

    (d) any sale, assignment or transfer of any IBAH Assets, or any additions to or transactions involving any IBAH Assets, other than those made in the ordinary course of business or those solely involving the IBAH Companies;

    (e) other than in the ordinary course of business, any waiver or release of any material claim or right or cancellation of any material debt held by any IBAH Company;

    (f) any change in practice with respect to Taxes, or any election, change of any election, or revocation of any election with respect to Taxes, or any settlement or compromise of any dispute involving a Tax liability;

    (g) (i) any creation, assumption or maintenance of any long-term debt or any short-term debt for borrowed money other than under existing notes payable, lines of credit or other credit facility or in the ordinary course of business or with respect to its Wholly-Owned Subsidiaries; (ii) any assumption, granting of guarantees, endorsements or otherwise becoming liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person except its Wholly-Owned Subsidiaries; or (iii) any loans, advances or capital contributions to, or investments in, any other Person except its Wholly-Owned Subsidiaries;

    (h) any material agreement, commitment or contract, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business;

    (i) other than in the ordinary course of business, any authorization, recommendation, proposal or announcement of an intention to authorize, recommend or propose, or enter into any Contract with respect to, any (i) plan of liquidation or dissolution, (ii) acquisition of a material amount of assets or securities, (iii) disposition or Encumbrance of a material amount of assets or securities, (iv) merger or consolidation or (v) material change in its capitalization;

    (j) any change in accounting or Tax procedure or practice; or

    (k) any compromise, settlement or modification to any material claim or litigation.

    Section 4.19. CORPORATE RECORDS. The minute books of IBAH contain accurate, complete and current copies of all Charter Documents and of all minutes of meetings, resolutions and other proceedings of its Board of Directors and stockholders. The stock record books of IBAH are also complete, correct and current.

    Section 4.20. FINDER'S FEES. Except for Smith Barney, the arrangements with which have been disclosed to Omnicare, no Person is or will be entitled to any commission, finder's or other payment in connection with the Transactions based on arrangements made by or on behalf of IBAH. A true and complete copy of each document reflecting such arrangements with Smith Barney has been delivered to Omnicare.

    Section 4.21.  COMPLIANCE WITH HEALTHCARE LAWS

    (a) As used herein, "IBAH Healthcare Laws" shall mean any Laws to which any IBAH Company is subject with respect to drug or medical device investigation or development regulation or other applicable healthcare regulatory matters, including, without limitation, the Federal Food, Drug and Cosmetic Act, 21 U.S.C. Section301 et seq.; the Controlled Substances Act, 21 U.S.C. Section801 et seq.; 18 U.S.C. Section287 (commonly referred to as the "Civil False Claims Act"), and implementing regulations related thereto. To IBAH's knowledge, there are no presently existing circumstances which could be reasonably likely to result in violations of any such IBAH Healthcare Laws, except where such violations would not have a Material Adverse Effect. To the knowledge of IBAH, no IBAH Company has been materially sanctioned as not being in compliance with any IBAH Healthcare Laws except where such sanctions would not have a Material Adverse Effect. No IBAH Company has received any written notice and, to the knowledge of any IBAH Company, no other communication has been received to the effect that it or any activity conducted by it is not in compliance with any applicable IBAH Healthcare Laws except where the failure to comply would not have a Material Adverse Effect. As used herein, "IBAH Personnel" shall mean the respective officers, directors and employees of the IBAH Companies.

    (b) No IBAH Company receives or to IBAH's knowledge has received payment either directly or indirectly from Medicare, Medicaid, the Civilian Health and Medical Program of the Uniformed Services or the Federal Employees Health Benefits Act.

    (c) No IBAH Company has made, and, to the knowledge of any IBAH Company, no IBAH Personnel have made, directly or indirectly, any bribes, kickbacks, or other illegal payments or illegal political contributions, illegal payments from corporate funds to governmental officials in their individual capacities, or illegal payments from corporate funds to obtain or retain business either within the United States or abroad.

    (d) No IBAH Company nor, to IBAH's knowledge, any of their IBAH Personnel have been debarred by the U.S. Food and Drug Administration (the "FDA") or by an analogous foreign governmental entity pursuant to the Generic Drug Enforcement Act ("Drug Enforcement Act") or an analogous foreign law or regulation; and to IBAH's knowledge, no IBAH Company or any of its IBAH Personnel are under investigation by the FDA or by an analogous foreign governmental entity for a debarment action pursuant to the Drug Enforcement Act or an analogous foreign law or regulation.

    (e) No IBAH Personnel of any IBAH Company are engaged as practicing physicians, nurses or pharmacists (billing patients for professional services directly and not through any IBAH Company) on behalf of any IBAH Company.

    Section 4.22. BOARD APPROVAL. The IBAH Board of Directors has approved this Agreement and the Transactions and such approval constitutes approval of the Merger and the other Transactions contemplated hereby, including approval of the Voting Agreement, the Stock Option Agreement and the other Transaction Documents, by the IBAH Board of Directors as contemplated by the DGCL.

    Section 4.23. POOLING OF INTERESTS; REORGANIZATION. No IBAH Company has or, as of the Closing Date, will have (a) taken any action or failed to take any action which action or failure would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes or (b) taken any action or failed to take any action which action or failure would result in the failure of the Merger to qualify as a reorganization within the meaning of Code Section 368(a). IBAH has no knowledge of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a pooling of interests for accounting purposes or a reorganization within the meaning of Code Section 368(a).

    Section 4.24. INSURANCE. IBAH carries insurance covering it and its Subsidiaries' assets, business, operations, employees, officers and directors of the type and in the amounts listed in Section 4.24 of the IBAH DISCLOSURE SCHEDULES. All such insurance policies are in full force and effect and all premiums have been paid to the extent they are due. To IBAH's knowledge, no claims have been made by any Person alleging liability in respect of drug trials on human beings by any IBAH Company.

                                   ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF OMNICARE

    Omnicare hereby represents and warrants to IBAH as follows:

    Section 5.1. CORPORATE. Each Omnicare Company is a corporation duly organized, validly existing and in good standing under the Laws under which it was incorporated. Each Omnicare Company is qualified to do business as a foreign corporation in any jurisdiction where it is required to be so qualified, except where the failure to so qualify would not have a Material Adverse Effect. The Charter Documents and bylaws of Omnicare (which have been delivered to IBAH) and of each Omnicare Company (which have been delivered or made available upon request to IBAH) have been duly adopted and are current, correct and complete. Each Omnicare Company has all necessary corporate power and authority to own, lease and operate its part of the Omnicare Assets and to carry on its part of the Omnicare Business as it is now being conducted.

    Section 5.2. AUTHORIZATION. Each Omnicare Party has the requisite corporate power and authority to execute and deliver the Transaction Documents to which it is a party and to perform the Transactions to be performed by it. Such execution, delivery and performance by each Omnicare Party have been duly authorized by all necessary corporate action. Each Transaction Document executed and delivered by any Omnicare Party as of the date hereof has been duly executed and delivered by such Omnicare Party and constitutes a valid and binding obligation of each Omnicare Party, enforceable against each Omnicare Party in accordance with its terms. Any Transaction Document executed and delivered by any Omnicare Party after the date hereof will be duly executed and delivered by such Omnicare Party and will constitute a valid and binding obligation of such Omnicare Party, enforceable against such Omnicare Party in accordance with its terms.

    Section 5.3. VALIDITY OF CONTEMPLATED TRANSACTIONS. Except for compliance with the (i) HSR Act, (ii) the Securities Act and the Exchange Act and (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, neither the execution and delivery by any Omnicare Party of the respective Transaction Documents to which it is or will be a party, nor the performance of the Transactions to be performed by it, will require any filing, consent or approval under or constitute a Default, or result in a loss of material benefit under, (a) any Law or Court Order to which any Omnicare Company is subject, (b) the Charter Documents or bylaws of any Omnicare Company or (c) any Contract or other document to which any Omnicare Company is a party or by which any of the Omnicare Assets may be subject, except in the case of (b) and
(c) for Defaults which would not have a Material Adverse Effect.

    Section 5.4. CAPITALIZATION AND STOCK OWNERSHIP. The total authorized capital stock of Omnicare consists of (a) 110,000,000 shares of Omnicare Common Stock, and (b) 1,000,000 shares of Omnicare preferred stock, no par value. Of such authorized capital stock, the only issued and outstanding shares as of March 27, 1998 are 82,730,691 shares of Omnicare Common Stock. As of March 27, 1998, there are no existing options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) relating to the acquisition of any issued or unissued capital stock or other securities of Omnicare, other than options, warrants and other rights to purchase an aggregate of 11,628,603 shares of Omnicare Common Stock. All of the issued and outstanding Omnicare Shares are validly issued, fully paid and non-assessable. The total authorized capital stock of the Merger Subsidiary consists of 1,000 shares of common stock, par value $.01 per share (the "Omnicare Sub Common Stock"). Of such authorized capital stock, the only issued and outstanding shares on the date hereof are held by Omnicare. All of the issued and outstanding shares of Omnicare Sub Common Stock are validly issued, fully paid and non-assessable. The shares of Omnicare Common Stock to be issued in connection with the Merger and this Agreement, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable.

    Section 5.5. BOARD RECOMMENDATION. By a vote of the directors present at a meeting of Omnicare's Board of Directors (which meeting was duly called and held and at which a quorum was present), the Board of Directors of Omnicare unanimously approved and adopted this Agreement, including the Merger and the other Transactions, and determined that the Merger is fair to Omnicare.

    Section 5.6. PROXY STATEMENT. None of the information supplied or to be supplied by or on behalf of any Omnicare Company specifically for inclusion or incorporation by reference in the Registration Statement will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of any Omnicare Company specifically for inclusion or incorporation by reference in the Proxy Statement will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the date it (or any such amendment of supplement) is mailed to the stockholders of IBAH and at the time of the IBAH Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statement (except for information relating solely to any IBAH Company) will comply in all material respects with the requirements of the Securities Act and the Exchange Act and the Regulations promulgated thereunder.

    Section 5.7. OMNICARE DISCLOSURE DOCUMENTS; FINANCIAL STATEMENTS. Omnicare has filed all required forms, reports, statements, schedules and other documents with the SEC since January 1, 1995 (collectively, the "Omnicare Disclosure Documents"). Each of such Omnicare Disclosure Documents, at the time it was filed, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, and with the forms and Regulations of the SEC promulgated thereunder, and did not contain at the time filed any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The financial statements, including all related notes and schedules, contained in the Omnicare Disclosure Documents (or incorporated by reference therein) fairly present the consolidated financial position of Omnicare as at the respective dates thereof and the consolidated results of operations and cash flows of Omnicare for the periods indicated in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and subject in the case of interim financial statements to normal year-end adjustments and the absence of notes. For purposes of this Agreement, the balance sheet of Omnicare as of December 31, 1997 is referred to as the "Omnicare Balance Sheet" and the date thereof is referred to as the "Omnicare Balance Sheet Date."

    Section 5.8. ABSENCE OF UNDISCLOSED LIABILITIES. None of the Omnicare Companies has any Liabilities except (a) to the extent reflected in the Omnicare Balance Sheet, (b) those Liabilities described in this Agreement, (c) those Liabilities incurred in the ordinary course of business since the Omnicare Balance Sheet Date which would not have a Material Adverse Effect and (d) those Liabilities not required under GAAP to be reflected in the Omnicare Balance Sheet which would not have a Material Adverse Effect.

    Section 5.9. ABSENCE OF CERTAIN CHANGES. Since the Omnicare Balance Sheet Date, there has not been any Material Adverse Effect on the Omnicare Business.

    Section 5.10. POOLING OF INTERESTS; REORGANIZATION. No Omnicare Company has or, as of the Closing Date, will have (a) taken any action or failed to take any action which action or failure would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes or (b) taken any action or failed to take any action which action or failure would result in the failure of the Merger to qualify as a reorganization within the meaning of Code Section 368(a). Omnicare has no knowledge of any fact or

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circumstance that is reasonably likely to prevent the Merger from qualifying as a pooling of interests for accounting purposes or a reorganization within the meaning of Code Section 368(a).

    Section 5.11. OWNERSHIP OF MERGER SUBSIDIARY; NO PRIOR ACTIVITIES. The Merger Subsidiary is a Wholly-Owned Subsidiary of Omnicare created solely for the purpose of effecting the Merger. As of the date hereof and the Effective Time, except for Liabilities incurred in connection with its incorporation or organization and the Transactions and except for this Agreement and the other Transaction Documents, the Merger Subsidiary has not and will not have incurred, directly or indirectly, through any Subsidiary or Affiliate of Omnicare, any material Liabilities, engaged in any material business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

    Section 5.12.  COMPLIANCE WITH HEALTHCARE LAWS.

    (a) As used herein, "Omnicare Healthcare Laws" shall mean any Laws to which any Omnicare Company is subject with respect to drug or medical device investigation or development regulation or other applicable healthcare regulatory matters, including, without limitation, the Controlled Substances Act, 21 U.S.C. Section801 et seq.; 18 U.S.C. Section287 (commonly referred to as the "Civil False Claims Act"); Section1128Bb(b) of the Social Security Act and 42 U.S.C. Section 1320a-7b(b) (commonly referred to as the "Federal Anti-Kickback Statute"); Section1877 of the Social Security Act and 42 U.S.C. Section1395nn (commonly referred to as the "Stark Statute"); the Animal Welfare Act, 7 U.S.C. Section2131 et. seq., and implementing regulations related thereto. To Omnicare's knowledge, there are no presently existing circumstances which could be reasonably likely to result in violations of any such Omnicare Healthcare Laws, except where such violations would not have a Material Adverse Effect. To the knowledge of Omnicare, no Omnicare Company has been sanctioned as not being in compliance with any Omnicare Healthcare Laws except where such sanctions would not have a Material Adverse Effect. Except as disclosed in Omnicare's Annual Report on Form 10-K for the year ended December 31, 1997, no Omnicare Company has received any written notice and, to the knowledge of any Omnicare Company, no other communication has been received to the effect that it or any activity conducted by it is not in compliance with any applicable Omnicare Healthcare Laws except where the failure to comply would not have a Material Adverse Effect.

    (b) Except as disclosed in Omnicare's Annual Report on Form 10-K for the year ended December 31, 1997, to Omnicare's knowledge, no Omnicare Company is presently the subject of an investigation by a Governmental Authority for a violation of any applicable Omnicare Healthcare Laws, except for such violations that would not have a Material Adverse Effect.

                                   ARTICLE VI
                   COVENANTS OF THE OMNICARE PARTIES AND IBAH

    Section 6.1. PROXY/REGISTRATION STATEMENT. Omnicare and IBAH will prepare and file with the SEC as soon as reasonably practicable after the date hereof a proxy statement to be filed under the Exchange Act by IBAH and to be distributed by IBAH in connection with the IBAH Stockholder Meeting (the "Proxy Statement" and, together with the Registration Statement, the "Proxy/Registration Statement"). Such filing will be a confidential filing unless Omnicare shall specify otherwise. No later than promptly following the clearance by the SEC of the Proxy Statement, Omnicare will file a Registration Statement on Form S-4 under the Securities Act in connection with the Merger for purposes of registering the Omnicare Shares and the Omnicare Warrants (and the shares of Omnicare Common Stock issuable upon exercise of the Omnicare Warrants) to be issued in the Merger pursuant to Article II hereof (the "Registration Statement") and IBAH shall cooperate with Omnicare to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing. Omnicare and IBAH shall also take such action as may be reasonably required to cause the Omnicare Shares and the Omnicare Warrants issuable pursuant to the Merger (and the shares of Omnicare Common Stock issuable upon exercise of the Omnicare Warrants) to be registered or to obtain an exemption from registration under applicable state "blue sky" or securities Laws. Each Party will furnish to the other Party all information

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
concerning itself and its Subsidiaries as the other Party or its counsel may reasonably request and that is required or customary for inclusion in the Proxy/Registration Statement.

    Section 6.2. HSR ACT FILINGS. Each Party shall prepare and cause to be filed with appropriate governmental authorities, as soon as reasonably practicable after the date hereof, any required Notification and Report Form for Certain Mergers and Acquisitions or responses thereto as required by the HSR Act and any necessary supplements and amendments thereto. Each Party shall use commercially reasonably efforts to cooperate in promptly preparing and filing such Notification and Report Form and seeking the prompt expiration of the applicable waiting period.

    Section 6.3. NO SOLICITATION. From and after the date hereof, IBAH, without the prior written consent of Omnicare, will not, and will not authorize or permit any of its Subsidiaries or its Party Representatives to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal (as defined below) from any Person, or engage in any discussion or negotiations relating thereto or accept any Acquisition Proposal; provided, however, that notwithstanding any other provision hereof, IBAH may (a) at any time prior to the time IBAH's stockholders shall have voted to approve this Agreement, engage in discussions or negotiations with a third party who (without any solicitation, initiation, encouragement, discussion or negotiation, directly or indirectly, by or with any IBAH Company or its Party Representatives after the date hereof) seeks to initiate such discussions or negotiations and may furnish such third party information concerning IBAH and its Business and Assets if, and only to the extent that, (i)(x) the third party has first made an Acquisition Proposal that is (as determined in good faith by the IBAH Board of Directors after consultation with its financial advisor) financially superior to the Transactions and has demonstrated that the funds necessary for the Acquisition Proposal are reasonably likely to be available and the Acquisition Proposal is reasonably capable of consummation in accordance with its terms (as determined in good faith in each case by IBAH's Board of Directors after consultation with its financial advisors) and (y) IBAH's Board of Directors shall conclude in good faith, after considering applicable provisions of applicable Law, on the basis of advice of its counsel, that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable Law and (ii) prior to furnishing such information to or entering into discussions or negotiations with such Person, IBAH (x) provides prompt notice to Omnicare to the effect that it is furnishing information to or entering into discussions or negotiations with such Person and
(y) receives from such Person an executed confidentiality agreement in reasonably customary form on terms not in the aggregate materially more favorable to such Person than the terms contained in the Confidentiality Agreement, (b) comply with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer, and/or (c) provided IBAH terminates this Agreement pursuant to Section 12.1(g), accept an Acquisition Proposal from a third party. IBAH shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any Persons conducted heretofore by IBAH or its Party Representatives with respect to the foregoing. IBAH shall not release any third party from, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another Person who has made an Acquisition Proposal, unless such Person has made an Acquisition Proposal meeting the criteria set forth in clause (a)(i)(x) above and IBAH's Board of Directors shall conclude in good faith, after considering applicable provisions of applicable Law, on the basis of advice of its counsel, that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable Law. IBAH shall immediately notify Omnicare orally (with a prompt written confirmation) of any such inquiries, offers or proposals (including the terms and conditions of any such proposal and the identity of the Person making it and shall provide copies of any such written inquiries, offers or proposals), shall keep Omnicare informed of the status and details of any such inquiry, offer or proposal (and agrees that any material modification of the terms of an inquiry or proposal shall constitute a new inquiry or proposal) , and shall give Omnicare five days' advance notice of any agreement to be entered into with, or any information to be supplied to, any Person making such inquiry, offer or proposal (no such agreement, other than a confidentiality agreement as set forth in this Section, to be executed or agreed prior to the termination of this Agreement in accordance with its terms). As used herein, "Acquisition Proposal" shall mean a bona fide proposal or offer (other than by Omnicare) for a tender or exchange offer, merger, consolidation or other business combination involving IBAH or any Subsidiary thereof, or any proposal to acquire in any manner a substantial equity interest in, or a substantial amount of the assets of, IBAH or any such Subsidiary.

    Section 6.4. NOTIFICATION OF CERTAIN MATTERS. Each of Omnicare and IBAH shall give prompt notice to the other of the following:

    (a) the occurrence or nonoccurrence of any event whose occurrence or nonoccurrence would be likely to cause either (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, or (ii) directly or indirectly, any Material Adverse Effect;

    (b) any material failure of such Party, or any officer, director, employee or agent of any thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; and

    (c) any facts relating to such Party which would make it necessary or advisable to amend the Proxy Statement or the Registration Statement in order to make the statements therein not misleading or to comply with applicable Law; provided, however, that the delivery of any notice pursuant to this Section 6.4 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

    Section 6.5.  ACCESS TO INFORMATION.

    (a) From the date hereof to the Effective Time, Omnicare and IBAH shall, and shall cause its respective Subsidiaries, and its and their officers, directors, employees, auditors, counsel and agents to afford the officers, employees, auditors, counsel, financial advisors and agents of the other Party complete access at all reasonable times to such Party's and its Subsidiaries' officers, employees, auditors, counsel, agents, properties, offices and other facilities and to all of their respective books and records, and shall furnish the other with all financial, operating and other data and information as such other Party may reasonably request.

    (b) All information so received from the other Party shall be deemed received pursuant to the confidentiality agreement, dated as of December 17, 1997, heretofore executed and delivered by Omnicare and IBAH (the "Confidentiality Agreement"), and each such Party shall, and shall cause its Subsidiaries and each of its and their respective officers, directors, employees, auditors, counsel, financial advisors and agents ("Party Representatives"), to comply with the provisions of the Confidentiality Agreement with respect to such information. The provisions of the Confidentiality Agreement are hereby incorporated herein by reference with the same effect as if fully set forth herein.

    Section 6.6. PUBLIC ANNOUNCEMENTS. Omnicare and IBAH (a) shall use all reasonable efforts to develop a joint communications plan and each Party shall use all reasonable efforts to ensure that all press releases and other public statements with respect to the Transactions shall be consistent with such joint communications plan or, to the extent inconsistent therewith, shall have received the prior written approval of the other and (b) before issuing any press release or otherwise making any public statements with respect to the Transactions, will consult with each other as to its form and substance and shall not issue any such press release or make any such public statement prior to such consultation, except for each of (a) and (b) above as may be required by Law (it being agreed that the Parties hereto are entitled to disclose all requisite information concerning the Transactions in any filings required with the SEC or pursuant to the HSR Act) or the rules and regulations of the Nasdaq National Market promulgated by the National Association of Securities Dealers, Inc. or the NYSE, as applicable.

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
    Section 6.7. COOPERATION. Upon the terms and subject to the conditions hereof, each of the Parties shall use its commercially reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable to consummate as promptly as practicable the Transactions and shall use its commercially reasonable efforts to obtain all IBAH Required Consents, and to effect all necessary filings, under the Securities Act, the Exchange Act and the HSR Act. Without limiting the generality of the foregoing, each Party shall use all commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to fulfill the conditions under Articles IX, X and XI to the extent that the fulfillment thereof is within a Party's control.

    Section 6.8. REORGANIZATION; POOLING. From and after the date hereof and until the Effective Time, neither Omnicare nor IBAH nor any of their respective Subsidiaries shall knowingly take any action, or knowingly fail to take any action, that would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code or as a pooling of interests under applicable accounting standards.

                                  ARTICLE VII
                               COVENANTS OF IBAH

    Section 7.1. OPERATION OF THE BUSINESS. Except as set forth on Section 7.1 of the IBAH DISCLOSURE SCHEDULE, as contemplated by this Agreement or as expressly agreed to in writing by Omnicare, during the period from the date of this Agreement to the Effective Time, IBAH and its Subsidiaries will conduct their operations only in the ordinary course of business consistent with sound financial, operational and regulatory practice (as used in Section 4.18 and 7.1, the "ordinary course of business"), and will take no action which would materially adversely affect their ability to consummate the Transactions. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or except as disclosed in the IBAH DISCLOSURE SCHEDULE, prior to the Effective Time, neither IBAH nor any of its Subsidiaries will, without the prior written consent of Omnicare:

    (a) amend its Charter Documents or bylaws (or similar organizational documents);

    (b) authorize for issuance, issue, sell, deliver, grant any options for, or otherwise agree or commit to issue, sell or deliver any shares of its capital stock or any other securities, other than pursuant to and in accordance with the terms of the IBAH Employee Stock Purchase Plan in the ordinary course of business, the Stock Option Agreement, any Existing Options, or outstanding IBAH Preferred Shares or IBAH Warrants listed on the IBAH DISCLOSURE SCHEDULE;

    (c) recapitalize, split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; or purchase, redeem or otherwise acquire any of its or its Subsidiaries' securities or modify any of the terms of any such securities;

    (d) (i) create, incur, assume, maintain or permit to exist any long-term debt or any short-term debt for borrowed money other than under existing notes payable, lines of credit or other credit facilities or in the ordinary course of business, or with respect to its Wholly-Owned Subsidiaries in the ordinary course of business; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person except its Wholly-Owned Subsidiaries in the ordinary course of business or as otherwise may be contractually required and disclosed in the IBAH DISCLOSURE SCHEDULE; or (iii) make any loans, advances or capital contributions to, or investments in, any other Person except its Wholly-Owned Subsidiaries;

    (e) (i) amend any IBAH Benefit Plan or (ii) except in the ordinary course of business consistent with usual practice or established policy (a) increase in any manner the rate of compensation of any of its directors, officers or other employees everywhere, except for increases that do not exceed 15%of the base salary or in the ordinary course of business; (b) pay or agree to pay any bonus, pension, retirement allowance, severance or other employee benefit except as required under currently existing IBAH Benefit Plans disclosed in the IBAH DISCLOSURE SCHEDULE; or (c) amend, terminate or enter into any employment, consulting, severance, change in control or similar agreements or arrangements with any of its directors, officers or other employees;

    (f) enter into any material agreement, commitment or contract, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business;

    (g) other than in the ordinary course of business, authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any Contract with respect to, any (i) plan of liquidation or dissolution,
(ii) acquisition of a material amount of assets or securities, (iii) disposition or Encumbrance of a material amount of assets or securities, (iv) merger or consolidation or (v) material change in its capitalization;

    (h) change any material accounting or Tax procedure or practice;

    (i) take any action the taking of which, or omit to take any action the omission of which, would cause any of the representations and warranties herein to fail to be true and correct in all material respects as of the date of such action or omission as though made at and as of the date of such action or omission;

    (j) compromise, settle or otherwise modify any material claim or litigation not identified in the IBAH DISCLOSURE SCHEDULE; or

    (k) commit or agree to do any of the foregoing.

    Section 7.2. IBAH STOCKHOLDER MEETING. IBAH shall cause a meeting of its stockholders (the "IBAH Stockholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the adoption of this Agreement and the Merger as required by the DGCL. Subject to their fiduciary duties, the directors of IBAH shall recommend such adoption of this Agreement and the Merger by IBAH's stockholders. In connection with such meeting, IBAH (a) will mail to its stockholders as promptly as practicable the Proxy Statement and all other proxy materials for such meeting, (b) will use all reasonable efforts to obtain the necessary approvals by its stockholders of this Agreement and the Transactions, and (c) will otherwise comply with all legal requirements applicable to such meeting.

    Section 7.3. MAINTENANCE OF THE ASSETS. IBAH shall, and shall cause each other IBAH Company to, continue to maintain and service the IBAH Assets consistent with past practice. IBAH shall not, and shall cause each other IBAH Company not to, directly or indirectly, sell or encumber all or any part of the IBAH Assets, other than sales in the ordinary course of business or sales to or Encumbrances in favor of any other IBAH Company, or initiate or participate in any discussions or negotiations or enter into any agreement to do any of the foregoing.

    Section 7.4. EMPLOYEES AND BUSINESS RELATIONS. IBAH shall, and shall cause each other IBAH Company to, use commercially reasonable efforts to keep available the services of its current employees and agents and to maintain its relations and goodwill with its suppliers, customers, distributors and any others having business relations with it.

    Section 7.5. RULE 145 AFFILIATES. No later than 45 days prior to the Effective Time, IBAH shall identify in a letter to Omnicare all Persons who might, at the time of the IBAH Stockholder Meeting, be deemed to be "affiliates" of Omnicare for the purposes of Rule 145 under the Securities Act or applicable pooling standards (the "Securities Act Affiliates"). IBAH shall use commercially reasonable efforts to cause each Person who is identified as a possible Securities Act Affiliate to enter into at least 30 days prior to the Effective Time an agreement in the form of Exhibit A hereto.

    Section 7.6. EXPENSES. Subject to Section 8.2, IBAH shall pay all of the legal, accounting and other expenses incurred by any IBAH Company in connection with the Transactions, including any amounts payable to Smith Barney.

    Section 7.7. CERTAIN TAX MATTERS. From the date hereof until the Effective Time, (a) IBAH and each of its Subsidiaries will prepare and file, in the manner required by applicable Law, all Tax Returns (the "Post-Signing Returns") required to be filed under applicable Law; (b) IBAH and each of its Subsidiaries will timely pay all Taxes shown as due and payable on such Post-Signing Returns that are so filed; (c) IBAH and each of its Subsidiaries will make provision for all Taxes payable by IBAH and/or any such Subsidiary under applicable Law for which no Post-Signing Return is due prior to the Effective Time; and (d) IBAH will promptly notify Omnicare in writing of any action, suit, proceeding, claim or audit pending against or with respect to IBAH or any of its Subsidiaries in respect of any Tax that is not disclosed on the IBAH Disclosure Schedule.

    Section 7.8. EMPLOYMENT ARRANGEMENTS. IBAH will use commercially reasonable efforts to cause the Persons listed in Section 7.8 of the IBAH DISCLOSURE SCHEDULE to enter into employment agreements in substantially the form set forth in Exhibit B hereto, containing the terms set forth opposite such Person's name in such Section 7.8 of the IBAH Disclosure Schedule.

    Section 7.9. STATE ANTI-TAKEOVER LAW. If any "business combination," "moratorium," "control share," "fair price," "interested shareholder," "affiliated transaction" or other anti-takeover statute or regulation (including
Section 203 of the DGCL) (i) prohibits or restricts IBAH's ability to perform its obligations under this Agreement (or any party's ability to perform its obligations under the Voting Agreement or Stock Option Agreement) or any party's ability to consummate the Merger or the other transactions contemplated hereby or thereby, or (ii) would have the effect of invalidating or voiding this Agreement, the Voting Agreement, Stock Option Agreement or any provision hereof or thereof, then IBAH shall use its best efforts to obtain any necessary consents or approvals so that the foregoing shall not apply.

    Section 7.10. PREFERRED AND WARRANT CONSENT. At Omnicare's request, IBAH will enforce the Preferred and Warrant Consent against the parties thereto. IBAH will not waive any provisions of such consent. Omnicare may enforce such consents against the parties thereto to the extent IBAH fails to do so.

                                  ARTICLE VIII
                             COVENANTS OF OMNICARE

    Section 8.1. APPOINTMENT TO THE BOARD OF DIRECTORS OF OMNICARE. At the Effective Time, Omnicare shall include Geraldine A. Henwood in its program under which certain nominations for membership on the Omnicare Board of Directors are on occasion rotated among senior operating executives of the Omnicare Companies. Subject to the prior consummation of the Merger, Omnicare shall nominate Geraldine A. Henwood for election as a director at its 1999 Annual Meeting of shareholders.

    Section 8.2. EXPENSES. Omnicare shall pay all of the legal, accounting and other expenses incurred by any Omnicare Company in connection with the Transactions, including any amounts payable to Morgan Stanley, fees of Omnicare's transfer agent, fees of the Exchange Agent and fees related to listing the Omnicare Shares on securities exchanges. The following shall be paid 50% by IBAH and 50% by Omnicare: SEC filing fees and printing and mailing costs payable with respect to the Proxy/Registration Statement.

    Section 8.3. INDEMNIFICATION, DIRECTORS' AND OFFICERS' INSURANCE. For a period of six years after the Effective Time, Omnicare shall cause the Surviving Corporation to (a) maintain in effect the current provisions regarding indemnification of officers and directors contained in the Charter Documents and bylaws of IBAH and in any indemnification agreements of IBAH and (b) indemnify the directors and officers of IBAH to the fullest extent to which IBAH is permitted to indemnify such officers and directors under its Charter Documents and bylaws and applicable Law. For a period of six years after the Effective Time, Omnicare shall cause the Surviving Corporation to maintain in effect the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by IBAH (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured in any material respect) with respect to claims arising from facts or events which occurred on or before the Effective Time, provided that in no event shall Surviving Corporation be required to pay more than 150% of the current annual premium (which IBAH represents is no more than $125,000).

    Section 8.4. STOCK EXCHANGE LISTING. Omnicare shall use commercially reasonable efforts to obtain, prior to the Effective Time, the approval for listing on the NYSE, effective upon official notice of issuance, of the Omnicare Shares into which the IBAH Shares will be converted pursuant to Article II hereof and of the Omnicare Shares which will be issuable upon exercise of the Assumed Options and the Omnicare Warrants to be outstanding at the Effective Time in accordance with Section 2.8 hereof.

    Section 8.5. INTERIM FINANCIAL REPORT. Omnicare shall provide within 20 days after the end of the first full monthly period following the Closing a financial report regarding the combined operation of Omnicare and IBAH that satisfies the requirements of Financial Reporting Release No. 1, ASR 135.

    Section 8.6. REGISTRATION. Omnicare shall take any actions required to be taken by it following the Effective Time pursuant to the registration rights provisions contained in the Preferred Stock and Warrant Purchase Agreement dated August 10, 1995. Within 20 days of the date hereof, IBAH shall deliver to Omnicare a true and complete list of all agreements which may require Omnicare to register any securities of IBAH or any Omnicare securities issued in respect thereof.

    Section 8.7. EMPLOYEE BENEFIT PLANS. Omnicare presently intends to cause the IBAH Companies to provide employee benefit plans which are, in the aggregate, no less favorable to the employees than current plans.

                                   ARTICLE IX
               CONDITIONS PRECEDENT TO OBLIGATIONS OF ALL PARTIES

    The respective obligations of each Party to consummate the Merger and the other Transactions shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

    Section 9.1. LEGALITY. All required governmental approvals shall have been obtained and any applicable waiting periods, including those under the HSR Act, shall have expired. No Law or Court Order shall have been enacted, entered, promulgated or enforced by any court or governmental entity that is in effect and that has the effect of making the Merger illegal or otherwise prohibiting the consummation of the Merger and no legal action shall be pending or threatened which is reasonably likely to have a Material Adverse Effect on either Party.

    Section 9.2. REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities Act, no stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall have been instituted.

    Section 9.3. NEW YORK STOCK EXCHANGE. The Omnicare Shares issuable in connection with the Transactions shall have been duly approved for listing on the NYSE, subject to official notice of issuance.

    Section 9.4. POOLING. IBAH shall receive a poolability letter from Arthur Andersen LLP dated as of the Closing Date to the effect that IBAH qualifies as a combining company, as the term is used in Accounting Principles Board Opinion No. 16 ("APB 16") to describe the criteria necessary for the use of the pooling of interest method of accounting. Omnicare shall receive a pooling letter from Price Waterhouse LLP dated as of the Closing Date to the effect that Omnicare and the Transactions qualify for pooling of interest accounting treatment as defined in APB 16.

    Section 9.5. APPROVAL BY IBAH STOCKHOLDERS. This Agreement shall have been approved and adopted by the stockholders of IBAH in accordance with the DGCL and its Charter Documents.

    Section 9.6. TAX OPINIONS. Omnicare shall have received an opinion of Omnicare's counsel, in form and substance reasonably satisfactory to Omnicare, and IBAH shall have received an opinion of IBAH's counsel, in form and substance reasonably satisfactory to IBAH, each dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Code Section 368(a) and that Omnicare, Merger Subsidiary and IBAH shall each be a party to that reorganization within the meaning of Code Section 368(b). In rendering such tax opinions, such counsel may require and rely upon reasonably requested representations contained in certificates of Omnicare, IBAH and Merger Subsidiary.

                                   ARTICLE X
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF IBAH

    The obligations of IBAH to consummate the Merger and the Transactions shall be subject to the satisfaction or waiver, on or before the Effective Time, of each of the following conditions:

    Section 10.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Omnicare Parties contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing Date, except for changes contemplated by this Agreement, with the same force and effect as if made on and as of the Closing Date; provided, however, that for purposes of this Section 10.1 only, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct (without regard to materiality qualifiers contained therein), individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on Omnicare.

    Section 10.2. AGREEMENTS, CONDITIONS AND COVENANTS. The Omnicare Parties shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Effective Time.

    Section 10.3. CERTIFICATES. IBAH shall have received a certificate of an executive officer of Omnicare to the effect set forth in Sections 10.1 and 10.2.

    Section 10.4. MATERIAL ADVERSE EFFECT. There shall have been no Material Adverse Effect on the Omnicare Companies taken as a whole.

    Section 10.5. ANCILLARY DOCUMENTS. Each Omnicare Party shall have tendered executed copies of the respective Transaction Documents to which it is intended to be a party, including the Employment Agreements, Voting Agreements and the Stock Option Agreement

                                   ARTICLE XI
          CONDITIONS PRECEDENT TO OBLIGATIONS OF THE OMNICARE PARTIES

    The obligations of the Omnicare Parties to consummate the Merger and the Transactions shall be subject to the satisfaction or waiver, on or before the Effective Time, of each of the following conditions:

    Section 11.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of IBAH contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing Date, except for changes contemplated by this Agreement, with the same force and effect as if made on and as of the Closing Date; provided, however, that for purposes of this Section 11.1 only, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct (without regard to materiality qualifiers contained therein), individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on IBAH.

    Section 11.2. AGREEMENTS, CONDITIONS AND COVENANTS. IBAH shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by it on or before the Effective Time.

    Section 11.3. CERTIFICATES. Omnicare shall have received a certificate of an executive officer of IBAH to the effect set forth in Sections 11.1 and 11.2.

    Section 11.4. REQUIRED CONSENTS. IBAH shall have obtained all consents from third parties listed in Section 4.3 of the IBAH Disclosure Schedule and all other consents the absence of which would result in a Material Adverse Effect.

    Section 11.5. MATERIAL ADVERSE EFFECT. There shall have been no Material Adverse Effect on the IBAH Companies taken as a whole.

    Section 11.6. ANCILLARY DOCUMENTS. IBAH shall have tendered executed copies of the Transaction Documents to which it is intended to be a party.

    Section 11.7. CONSENT OF HOLDERS OF IBAH PREFERRED SHARES AND IBAH WARRANTS. The consents of the Holders of IBAH Preferred Shares and IBAH Warrants described in Sections 2.8 and 4.2 shall have been received by IBAH prior to the Effective Time, or if such consents have not been received at or prior to the Effective Time, all such Holders shall have approved the Transactions.

    Section 11.8. EMPLOYMENT AGREEMENTS. Each Person listed in Section 7.8 of the IBAH Disclosure Schedule shall have entered into an Employment Agreement as contemplated by Section 7.8.

                                  ARTICLE XII
                                  TERMINATION

    Section 12.1. GROUNDS FOR TERMINATION. This Agreement may be terminated at any time before the Effective Time, in each case as authorized by the respective Boards of Directors of Omnicare and IBAH:

    (a) By mutual written consent of each of Omnicare and IBAH;

    (b) By either Omnicare or IBAH if the Merger shall not have been consummated on or before the Termination Date; provided, however, that the right to terminate this Agreement under this Section 12.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

    (c) By either Omnicare or IBAH if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a Court Order (which Court Order the Parties shall use commercially reasonable efforts to lift) that permanently restrains, enjoins or otherwise prohibits the Transactions, and such Court Order shall have become final and nonappealable;

    (d) By Omnicare if IBAH shall have breached, or failed to comply with, in any material respect, any of its obligations under this Agreement or any representation or warranty made by IBAH shall have been incorrect in any material respect when made, and such breach, failure or misrepresentation is not cured within 20 days after notice thereof, and in either case, any such breaches, failures or misrepresentations, individually or in the aggregate, results or would reasonably be expected to result in a failure to satisfy a condition to IBAH's obligations to consummate the transactions contemplated hereby;

    (e) By IBAH if any Omnicare Party shall have breached, or failed to comply with, in any material respect, any of its obligations under this Agreement or any representation or warranty made by it shall have been incorrect in any material respect when made, and such breach, failure or misrepresentation is not cured within 20 days after notice thereof, and in either case, any such breaches, failures or misrepresentations, individually or in the aggregate, results or would reasonably be expected to result in a failure to satisfy a condition to Omnicare's obligations to consummate the transactions contemplated hereby;

    (f) By IBAH if at the IBAH Stockholder Meeting (including any adjournment thereof) this Agreement and the Merger shall fail to be approved and adopted by the affirmative vote of the stockholders of IBAH as required under the DGCL;

    (g) By IBAH, prior to the approval of this Agreement by the stockholders of IBAH, upon five days notice to Omnicare, if, as a result of an Acquisition Proposal received by IBAH from a Person other than a Party to this Agreement or any of its Affiliates, the Board of Directors of IBAH determines in good faith that its fiduciary obligations under applicable Law require that such Acquisition Proposal be accepted; provided, however, that (i) immediately following such termination IBAH executes with such third party a definitive agreement to implement such Acquisition Proposal, (ii) the Board of Directors of IBAH shall have concluded in good faith, after considering applicable provisions of applicable Law and after giving effect to all concessions which may be offered by Omnicare pursuant to clause (iii) below, on the basis of advice of counsel, that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable Law, (iii) prior to any such termination, (x) IBAH shall have provided Omnicare with five days' notice of the terms of the proposal and otherwise complied with Section 6.3 hereof (including making the finding contemplated by Section 6.3(i)(x) hereof) and (y) IBAH shall, and shall cause its financial and legal advisors to, negotiate with Omnicare to make such adjustments in the terms and conditions of this Agreement as would enable IBAH to proceed with the Transactions and (iv) IBAH shall have paid Omnicare the Termination Fee; or

    (h) By Omnicare if the Board of Directors of IBAH shall withdraw, modify or change its recommendation of this Agreement or the Merger or shall have failed to reaffirm its recommendation within five business days of Omnicare's request that it do so or shall have recommended or issued a neutral recommendation (or taken no position) with respect to any Acquisition Proposal.

    (i) By IBAH, pursuant to Section 2.6(c) hereof.

    Section 12.2.  EFFECT OF TERMINATION.

    (a) If this Agreement is terminated pursuant to Section 12.1, this Agreement shall forthwith become void and there shall be no liability on the part of any of the Parties; notwithstanding the foregoing, nothing herein shall relieve any Party from liability for any willful breach hereof; provided that the provisions of Sections 6.3, 6.5(b), 7.6, 7.10, 8.2 and this Section 12.2 shall survive the termination hereof.

    (b) If following an Acquisition Proposal, this Agreement is terminated by either Omnicare or IBAH pursuant to Section 12.1(b), and within 12 months after such termination IBAH executes with a third party a definitive agreement to implement an Acquisition Proposal, then IBAH shall pay to Omnicare a Termination Fee within two business days after the execution of such agreement.

    (c) If this Agreement is terminated by Omnicare pursuant to Section 12.1(d), then IBAH shall reimburse Omnicare for its reasonable out-of-pocket expenses in connection with the Transactions, including, without limitation, attorneys', accountants' and investment bankers' fees and expenses ("Transaction Fees") up to an aggregate of $1,500,000. If within 12 months after such termination IBAH executes with a third party a definitive agreement to implement an Acquisition Proposal, then IBAH shall pay to Omnicare a Termination Fee (less any Transaction Fees previously paid to Omnicare) within two business days after the execution of such agreement.

    (d) If this Agreement is terminated by IBAH pursuant to Section 12.1(e), then Omnicare shall reimburse IBAH for its Transaction Fees up to an aggregate of $1,500,000.

    (e) If following an Acquisition Proposal, this Agreement is terminated by either Omnicare or IBAH pursuant to Section 12.1(f), and within 12 months after such termination IBAH executes with a third party a definitive agreement to implement an Acquisition Proposal, then IBAH shall pay to Omnicare a Termination Fee within two business days after the execution of such agreement.

    (f) If this Agreement is terminated by IBAH pursuant to Section 12.1(g), then IBAH shall pay to Omnicare a Termination Fee prior to such termination.

    (g) If this Agreement is terminated by Omnicare pursuant to Section 12.1(h), then IBAH shall pay to Omnicare a Termination Fee within two business days after the execution of such agreement.

    (h) For purposes of this Section 12.2(b), "Termination Fee" shall mean $5 million for the period from the termination of the Agreement until the Option Termination Date (as defined in the Stock Option Agreement) and $8.366 million for the period, if any, after the Option Termination Date until 12 months after the termination of the Agreement.

    IBAH acknowledges that the agreements contained in this Section 12.2 are an integral part of the Transactions, and that, without these agreements, Omnicare would not enter into this Agreement; accordingly, if IBAH fails to promptly pay the amount due pursuant to this Section 12.2, and, in order to obtain such payment, Omnicare commences a suit which results in a judgment against IBAH for the fee set forth in this Section 12.2, IBAH shall pay to Omnicare its costs and expenses (including reasonable attorneys' fees) in connection with such suit, together with interest on the amount of the fee at a rate equal to the prime rate of First Chicago NBD at the time of payment from the date such fee was required to be paid.

                                  ARTICLE XIII
                                GENERAL MATTERS

    Section 13.1. Survival of Representations and Warranties. The representations and warranties in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 12.1.

    Section 13.2.  CONTENTS OF AGREEMENT.  This Agreement and the
Confidentiality Agreement, together with the other Transaction Documents, set forth the entire understanding of the Parties hereto with respect to the Transactions and supersede all prior agreements or understandings among the Parties regarding those matters.

    Section 13.3. AMENDMENT, PARTIES IN INTEREST, ASSIGNMENT, ETC. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by each of the Parties hereto. If any provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the Parties hereto. No Party hereto shall assign this Agreement or any right, benefit or obligation hereunder. Any term or provision of this Agreement may be waived at any time by the Party entitled to the benefit thereof by a written instrument duly executed by such Party. The Parties hereto shall execute and deliver any and all documents and take any and all other actions that may be deemed reasonably necessary by their respective counsel to complete the Transactions. Nothing in this Agreement is intended or will be construed to confer on any Person other than the Parties hereto any rights or benefits hereunder.

    Section 13.4. INTERPRETATION. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) "or" has the inclusive meaning frequently identified with the phrase "and/or," (d) "including," "includes" or similar words has the inclusive meaning frequently identified with the phrase "but not limited to" and (e) references to "hereunder" or "herein" relate to this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, Disclosure Schedule and Exhibit references are to this Agreement unless otherwise specified. The Exhibits and Schedules referred to in this Agreement will be deemed to be a part of this Agreement. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP.

    Section 13.5. NOTICES. All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by mail, facsimile message or Federal Express or other delivery service. Any notices shall be deemed given upon receipt at the address or fax number set forth below, unless such address or fax number is changed by notice to the other Party hereto:

    If to Omnicare or Merger Subsidiary:

       Omnicare, Inc.
       2800 Chemed Center
       255 East Fifth Street
       Cincinnati, Ohio 45203
       FAX: 513-762-6678
       Attention: Cheryl D. Hodges
        with a required copy to:

       Dewey Ballantine LLP
       1301 Avenue of the Americas
       New York, New York 10019
       FAX: 212-259-6333
       Attention: Morton A. Pierce and Richard D. Pritz

    If to IBAH:

       IBAH, Inc.
       Four Valley Square
       512 Township Line Road
       Blue Bell, PA 19422
       FAX: 215-542-2726
       Attention: Jane Hollingsworth

        with a required copy to:

       Morgan, Lewis & Bockius LLP
       2000 One Logan Square
       Philadelphia, PA 19103-6993
       FAX: 215-963-5299
       Attention: Thomas J. Sharbaugh, Esquire

    Section 13.6. GOVERNING LAW. This Agreement shall be construed and interpreted in accordance with the Laws of the State of Delaware without regard to its provisions concerning conflict of laws.

    Section 13.7. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

    Section 13.8. WAIVERS. Compliance with the provisions of this Agreement may be waived only by a written instrument specifically referring to this Agreement and signed by the Party waiving compliance. No course of dealing, nor any failure or delay in exercising any right, will be construed as a waiver, and no single or partial exercise of a right will preclude any other or further exercise of that or any other right.

    Section 13.9. MODIFICATION. No supplement, modification or amendment of this Agreement will be binding unless made in a written instrument that is signed by all of the Parties hereto and that specifically refers to this Agreement.

    Section 13.10. ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Chancery Court, this being in addition to any other remedy to which they are entitled at law or equity. Notwithstanding the foregoing, if jurisdiction does not properly lie in the Delaware Chancery Court, the parties shall submit to the jurisdiction of Delaware federal courts. The parties agree that such courts shall have exclusive jurisdiction to consider any claims hereunder or relating hereto.

    Section 13.11. WAIVER OF JURY TRIAL. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the

Transactions contemplated by this Agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each party understands and has considered the implications of this waiver, (iii) each party makes this waiver voluntarily, and (iv) each party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 13.11.

    Section 13.12. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

    IN WITNESS WHEREOF, this Agreement has been executed by the Parties hereto as of the day and year first written above.

                                          OMNICARE, INC.

                                          By:  /s/ Joel F. Gemunder
                                              ----------------------------------
                                              Name: Joel F. Gemunder
                                              Title: President

                                          IMPALA ACQUISITION CORP.

                                          By:  /s/ L. Tracy Finn
                                              ----------------------------------
                                              Name: L. Tracy Finn
                                              Title: President

                                          IBAH, INC.

                                          By:  /s/ Geraldine A. Henwood
                                              ----------------------------------
                                              Name: Geraldine A. Henwood
                                              Title: Chief Executive Officer

                                                                      APPENDIX B

                             STOCK OPTION AGREEMENT

    STOCK OPTION AGREEMENT, dated as of March 30, 1998 (the "Agreement"), between Omnicare, Inc. a Delaware corporation ("Grantee"), and IBAH, Inc., a Delaware corporation ("Grantor").

    WHEREAS, Grantee and Grantor are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, for the merger of Grantor with and into a wholly owned subsidiary of Grantee (the "Merger");

    WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Grantee has requested that Grantor grant to Grantee an option to purchase up to 4,685,315 (the "Option Number") shares of Common Stock, par value $0.01 per share, of Grantor (the "Common Stock"), upon the terms and subject to the conditions hereof; and

    WHEREAS, in order to induce Grantee to enter into the Merger Agreement, Grantor is willing to grant Grantee the requested option.

    NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

    1. THE OPTION; EXERCISE; ADJUSTMENTS; PAYMENT OF SPREAD.

    (a) Subject to the other terms and conditions set forth herein, Grantor hereby grants to Grantee an irrevocable option (the "Option") to purchase up to the Option Number shares of Common Stock (the "Shares") at a cash purchase price equal to $5.75 per share (the "Purchase Price"). The Option may be exercised by Grantee, in whole or in part, at any time, or from time to time, following the occurrence of one of the events set forth in Section 2(c) hereof, and prior to the termination of the Option in accordance with the terms of this Agreement.

    (b) In the event Grantee wishes to exercise the Option, Grantee shall send a written notice to Grantor (the "Stock Exercise Notice") specifying a date (subject to the HSR Act, as defined below) not later than 10 business days and not earlier than three business days following the date such notice is given for the closing of such purchase. In the event of any change in the number of issued and outstanding shares of Common Stock by reason of any stock dividend, stock split, split-up, recapitalization, merger or other change in the corporate or capital structure of Grantor, the number of Shares subject to this Option and the purchase price per Share shall be appropriately adjusted to restore Grantee to its rights hereunder, including its right to purchase Shares representing 19.9% of the capital stock of Grantor entitled to vote generally for the election of the directors of Grantor which is issued and outstanding immediately prior to the exercise of the Option at an aggregate purchase price equal to the Purchase Price multiplied by the Option Number.

    (c) If at any time the Option is then exercisable pursuant to the terms of
Section 1(a) hereof, Grantee may elect, in lieu of exercising the Option to purchase Shares provided in Section 1(a) hereof, to send a written notice to Grantor (the "Cash Exercise Notice") specifying a date not later than 20 business days and not earlier than 10 business days following the date such notice is given on which date Grantor shall pay to Grantee an amount in cash equal to the Spread (as hereinafter defined) multiplied by all or such portion of the Shares subject to the Option as Grantee shall specify. As used herein "Spread" shall mean the excess, if any, over the Purchase Price of the higher of
(x) if applicable, the highest price per share of Common Stock (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid or proposed to be paid by any person pursuant to one of the transactions enumerated in Section 2(c) hereof (the "Alternative Purchase Price") or (y) the average of the closing prices (or the average of the closing bid and asked prices if closing prices are unavailable) of the shares of Common Stock as reported on Nasdaq on the last trading day immediately prior to the date of the Cash Exercise Notice (the "Closing Price"). If the Alternative Purchase Price includes any property other than cash, the Alternative Purchase Price shall be the sum of (i) the fixed cash amount, if any, included in the Alternative Purchase Price plus (ii) the fair market value of such other property. If such other property consists of securities with an existing public trading market, the average of the closing prices (or the average of the closing bid and asked prices if closing prices are unavailable) for such securities in their principal public trading market on the five trading days ending five days prior to the date of the Cash Exercise Notice shall be deemed to equal the fair market value of such property. If such other property consists of something other than cash or securities with an existing public trading market and, as of the payment date for the Spread, agreement on the value of such other property has not been reached, the Alternative Purchase Price shall be deemed to equal the Closing Price. Upon exercise of its right to receive cash pursuant to this Section 1(c), the obligations of Grantor to deliver Shares pursuant to Section 3 shall be terminated with respect to such number of Shares for which Grantee shall have elected to be paid the Spread.

    2. CONDITIONS TO DELIVERY OF SHARES. The Grantor's obligation to deliver Shares upon exercise of the Option is subject only to the conditions that:

        (a) No preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction in the United States prohibiting the delivery of the Shares shall be in effect; and

        (b) Any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") shall have expired or been terminated; and

        (c) (i) any person (other than Grantee or any of its subsidiaries) shall have commenced (as such term is defined in Rule 14d-2 under the Securities Exchange Act of 1934 (the "Exchange Act")) a tender offer, or shall have filed a registration statement under the Securities Act of 1933 (the "Securities Act") with respect to an exchange offer, to purchase any shares of Common Stock such that, upon consummation of such offer, such person or a "group" (as such term is defined under the Exchange Act) of which such person is a member shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 of the Exchange Act), or the right to acquire beneficial ownership, of 25% or more of the then outstanding Common Stock;
    (ii) any person (other than Grantee or any of its subsidiaries) shall have publicly announced or delivered to Grantor a proposal, or disclosed publicly or to Grantor an intention to make a proposal, to purchase 25% or more of the assets or any equity securities of, or to engage in a merger, reorganization, tender offer, share exchange, consolidation or similar transaction involving the Grantor or any of its subsidiaries (an "Acquisition Transaction"); (iii) Grantor or any of its subsidiaries shall have authorized, recommended, proposed or publicly announced an intention to authorize, recommend or propose, or entered into, an agreement, including without limitation, an agreement in principle, with any person (other than Grantee or any of its subsidiaries) to effect or provide for an Acquisition Transition; (iv) any person (other than Grantee or any of its subsidiaries) shall solicit proxies or consents or announce a bona fide intention to solicit proxies or consents from Grantor's stockholders (y) in opposition to the Merger, the Merger Agreement or any related transactions or (z) relating to an Acquisition Transaction (other than solicitations of stockholders seeking approval of the Merger, the Merger Agreement or any related transactions), and the stockholders of the Company shall have failed to approve the Merger; or (v) any person (other than Grantee or any of its subsidiaries) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, shares of Common Stock (other than trust account shares) aggregating 25% or more of the then outstanding Common Stock. As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

    3. THE CLOSING. (a) Any closing hereunder shall take place on the date specified by Grantee in its Stock Exercise Notice or Cash Exercise Notice, as the case may be, at 9:00 a.m., local time, at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York, or, if the conditions set forth in Section 2(a) or (b) have not then been satisfied, on the second business day following the satisfaction of such conditions, or at such other time and place as the parties hereto may agree (the "Closing Date"). On the Closing Date, (i) in the event of a closing pursuant to Section 1(b) hereof, Grantor will deliver to Grantee a certificate or certificates, representing the Shares in the denominations designated by Grantee in its Stock Exercise Notice and Grantee will purchase such Shares from Grantor at the price per Share equal to the Purchase Price or (ii) in the event of a closing pursuant to Section 1(c) hereof, Grantor will deliver to Grantee cash in an amount determined pursuant to
Section 1(c) hereof. Any payment made by Grantee to Grantor, or by Grantor to Grantee, pursuant to this Agreement shall be made by certified or official bank check or by wire transfer of immediately available funds to a bank designated by the party receiving such funds.

    (b) The certificates representing the Shares shall bear an appropriate legend relating to the fact that such Shares have not been registered under the Securities Act.

    4. REPRESENTATIONS AND WARRANTIES OF GRANTOR. The Grantor represents and warrants to Grantee that (a) Grantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to enter into and perform this Agreement; (b) the execution and delivery of this Agreement by Grantor and the consummation by it of the transactions contemplated hereby have been duly authorized by the Board of Directors of Grantor and this Agreement has been duly executed and delivered by a duly authorized officer of Grantor and constitutes a valid and binding obligation of Grantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; (c) Grantor has taken all necessary corporate action to authorize and reserve the Shares issuable upon exercise of the Option and the Shares, when issued and delivered by Grantor upon exercise of the Option and paid for by Grantee as contemplated hereby, will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights; (d) except as otherwise required by the HSR Act, the execution and delivery of this Agreement by Grantor and the consummation by it of the transactions contemplated hereby do not require the consent, waiver, approval or authorization of or any filing with any person or public authority and will not violate, result in a breach of or the acceleration of any obligation under, or constitute a default under, any provision of Grantor's charter or by-laws, or any material indenture, mortgage, lien, lease, agreement, contract, instrument, order, law, rule, regulation, judgment, ordinance, or decree, or restriction by which Grantor or any of its subsidiaries or any of their respective properties or assets is bound; (e) Grantor (i) will not, through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Grantor and (ii) will promptly take all action provided herein to protects the rights of Grantee against dilution as set forth in Section 1(b) hereof and (f) no "fair price", "moratorium", "control share acquisition," "interested shareholder" or other form of antitakeover statute or regulation, including without limitation, Section 203 of the Delaware General Corporation Act, or similar provision contained in the charter or by-laws of Grantor, is or shall be applicable to the acquisition of Shares pursuant to this Agreement.

    5. REPRESENTATIONS AND WARRANTIES OF GRANTEE. The Grantee represents and warrants to Grantor that (a) the execution and delivery of this Agreement by Grantee and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee and this Agreement has been duly executed and delivered by a duly authorized officer of Grantee and constitutes a valid and binding obligation of Grantee; and (b) Grantee is acquiring the Option and, if and when it exercises the Option, will be acquiring the Shares issuable upon the exercise thereof for its own account and not with a view to distribution or resale in any manner which would be in violation of the Securities Act.

    6. LISTING OF SHARES; FILINGS; GOVERNMENTAL CONSENTS. Grantor will promptly file an application to list the Shares on the Nasdaq National Market ("Nasdaq") and will use its reasonable best efforts to obtain approval of such listing and to effect all necessary filings by Grantor under the HSR Act; provided, however, that if Grantor is unable to effect such listing on Nasdaq by the Closing Date, Grantor will nevertheless be obligated to deliver the Shares upon the Closing Date. Each of the parties hereto will use its reasonable best efforts to obtain consents of all third parties and governmental authorities, if any, necessary to the consummation of the transactions contemplated.

    7. SALE OF SHARES. At any time prior to the first anniversary of the termination of the Merger Agreement in accordance with its terms (such anniversary, the "Merger Termination Date"), Grantee shall have the right to sell (the "Sale Right") to Grantor all, but not less than all, of the Shares at the average of the last sales prices for shares of Common Stock on the ten trading days ending five days prior to the date Grantee gives written notice of its intention to exercise the Sale Right. If Grantee does not exercise the Sale Right prior to the first anniversary of the Merger Termination Date, the Sale Right terminates. In the event Grantee wishes to exercise the Sale Right, Grantee shall send a written notice to Grantor specifying a date not later than 20 business days and not earlier than 10 business days following the date such notice is given for the closing of such sale.

    8. REGISTRATION RIGHTS. (a) In the event that Grantee shall desire to sell any of the Shares, Grantor will cooperate with Grantee and any underwriters in registering such Shares for resale, including, without limitation, promptly filing a registration statement which complies with the requirements of applicable federal and state securities laws, and entering into an underwriting agreement with such underwriters upon such terms and conditions as are customarily contained in underwriting agreements with respect to secondary distributions; provided that Grantor shall not be required to have declared effective more than two registration statements hereunder and shall be entitled to delay the filing or effectiveness of any registration statement for up to 60 days if the offering would, in the judgment of the Board of Directors of Grantor, require premature disclosure of any material corporate development or material transaction involving Grantor or interfere with any previously planned securities offering by the Company. Grantee shall use reasonable efforts to cause, and to cause any underwriters of any sale or other disposition to use reasonable efforts to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis.

    (b) If the Common Stock is registered pursuant to the provisions of this
Section 8, Grantor agrees (i) to furnish copies of the registration statement and the prospectus relating to the Shares covered thereby in such numbers as Grantee may from time to time reasonably request and (ii) if any event shall occur as a result of which it becomes necessary to amend or supplement any registration statement or prospectus, to prepare and file under the applicable securities laws such amendments and supplements as may be necessary to keep available for at least 45 days a prospectus covering the Common Stock meeting the requirements of such securities laws, and to furnish Grantee such numbers of copies of the registration statement and prospectus as amended or supplemented as may reasonably be requested. The Grantor shall bear the cost of the registration, including, but not limited to, all registration and filing fees, printing expenses, and fees and disbursements of counsel and accountants for Grantor, except that Grantee shall pay the fees and disbursements of its counsel, and the underwriting fees and selling commissions applicable to the shares of Common Stock sold by Grantee. The Grantor shall indemnify and hold harmless (i) Grantee, its affiliates and its officers and directors and (ii) each underwriter and each person who controls any underwriter within the meaning of the Securities Act or the Exchange Act (collectively, the "Underwriters") ((i) and (ii) being referred to as "Indemnified Parties") against any losses, claims, damages, liabilities or expenses, to which the Indemnified Parties may become subject, insofar as such losses, claims, damages, liabilities (or actions in respect thereof) and expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any registration statement filed pursuant to this paragraph, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that Grantor will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any such documents in reliance upon and in conformity with written information furnished to Grantor by the Indemnified Parties expressly for use or incorporation by reference therein.

    (c) The Grantee and the Underwriters shall indemnify and hold harmless Grantor, its affiliates and its officers and directors against any losses, claims, damages, liabilities or expenses to which Grantor, its affiliates and its officers and directors may become subject, insofar as such losses, claims, damages, liabilities (or actions in respect thereof) and expenses arise out of or are based upon any untrue statement of any material fact contained or incorporated by reference in any registration statement filed pursuant to this paragraph, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Grantor by Grantee or the Underwriters, as applicable, specifically for use or incorporation by reference therein.

    9. EXPENSES. Each party hereto shall pay its own expenses incurred in connection with this Agreement, except as otherwise specifically provided herein.

    10. SPECIFIC PERFORMANCE. The Grantor acknowledges that if Grantor fails to perform any of its obligations under this Agreement immediate and irreparable harm or injury would be caused to Grantee for which money damages would not be an adequate remedy. In such event, Grantor agrees that Grantee shall have the right, in addition to any other rights it may have, to specific performance of this Agreement.

    11. NOTICE. All notices, requests, demands and other communications hereunder shall be in writing deemed to have been duly given upon receipt by the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

    If to Grantee:

       Omnicare, Inc.
       2800 Chemed Center
       255 East Fifth Street
       Cincinnati, Ohio 45202-4728
       Attn: Cheryl D. Hodges
       Telecopy: (513) 762-6678

    With a copy to:

       Dewey Ballantine LLP
       1301 Avenue of the Americas
       New York, New York 10019
       Attn: Morton A. Pierce and Richard D. Pritz
       Telecopy: (212) 259-6333

    If to Grantor:

       IBAH, Inc.
       Four Valley Square
       512 Township Line Road
       Blue Bell, PA 19422
       Attn: Jane Hollingsworth
       Telecopy: (215) 542-2726

    With a copy to:

       Morgan, Lewis & Bockius LLP
       2000 One Logan Square
       Philadelphia, Pennsylvania 19103
       Attn: Thomas J. Sharbaugh
       Telecopy: (215) 963-5299

    12. PARTIES IN INTEREST. This Agreement shall inure to the benefit of and be binding upon the parties named herein and their respective successors and assigns; provided, however, that such successor in interest or assigns shall agree to be bound by the provisions of this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any person other than Grantor or Grantee, or their successors or assigns, any rights or remedies under or by reason of this Agreement.

    13. ENTIRE AGREEMENT; AMENDMENTS. This Agreement, together with the Merger Agreement and the other documents referred to therein, contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to such transactions. This Agreement may not be changed, amended or modified orally, but may be changed only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge may be sought.

    14. ASSIGNMENT. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto, except that Grantee may assign its rights and obligations hereunder to any of its direct or indirect wholly owned subsidiaries, but no such transfer shall relieve Grantee of its obligations hereunder if such transferee does not perform such obligations.

    15. HEADINGS. The section headings herein are for convenience only and shall not affect the construction of this Agreement.

    16. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

    17. GOVERNING LAW; WAIVER OF JURY TRIAL. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law). Each of the parties hereto waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

    THE GRANTOR AGREES THAT, IN CONNECTION WITH ANY LEGAL SUIT OR PROCEEDING ARISING WITH RESPECT TO THIS AGREEMENT, IT SHALL SUBMIT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE AND AGREES TO VENUE IN SUCH COURTS. THE GRANTOR HEREBY APPOINTS THE SECRETARY OF THE GRANTOR AS ITS AGENT FOR SERVICE OF PROCESS FOR PURPOSES OF THE FOREGOING SENTENCE ONLY.

    18. TERMINATION. The right to exercise the Option granted pursuant to this Agreement shall terminate (the "Option Termination Date") at the earlier of (i) the Effective Time (as defined in the Merger Agreement), (ii) 90 days after the Merger Termination Date, (iii) six months from the latest date a shareholder vote occurs or is scheduled and (iv) the termination of the Merger Agreement under Section 12.1(i); provided that, if the Option cannot be exercised or the Shares cannot be delivered to Grantee upon such exercise because the conditions set forth in Section 2(a) or (b) hereof have not yet been satisfied, the Option Termination Date shall be extended until thirty days after such impediment to exercise or delivery has been removed.

    All representations and warranties contained in this Agreement shall survive delivery of and payment for the Shares.

    19. PROFIT LIMITATION. (a) Notwithstanding any other provision of this Agreement, in no event shall Grantee's Total Profit (as hereinafter defined) exceed $8.366 million (the "Cap") and, if it otherwise would exceed such amount, Grantee, at its sole election, shall either (a) deliver to Grantor for cancellation Shares previously purchased by Grantee, (b) pay cash or other consideration to Grantor or (c) undertake any combination thereof, so that Grantee's Total Profit shall not exceed the Cap after taking into account the foregoing actions.

    Notwithstanding any other provision of this Agreement, this Option may not be exercised for a number of Shares as would, as of the date of the Stock Exercise Notice, result in a Notional Total Profit (as defined below) of more than the Cap and, if exercise of the Option otherwise would exceed such amount, Grantee, at its discretion, may increase the Purchase Price for that number of Shares set forth in the Stock Exercise Notice so that the Notional Total Profit shall not exceed the Cap; provided, that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date at the Purchase Price set forth in Section 1(a) hereof.

    As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount of cash received by Grantee pursuant to Section 12.2(b) of the Merger Agreement and Section 1(c) hereof,
(ii) (x) the amount received by Grantee pursuant to Grantor's repurchase of Shares pursuant to Section 7 hereof, less (y) Grantee's purchase price for such Shares, and (iii) (x) the net cash amounts received by Grantee pursuant to the sale of Shares (or any other securities into which such Shares are converted or exchanged) to any unaffiliated party, less (y) Grantee's purchase price for such Shares.

    As used herein, the term "Notional Total Profit" with respect to any number of Shares as to which Grantee may propose to exercise this Option shall be the Total Profit determined as of the date of the Stock Exercise Notice assuming that this Option were exercised on such date for such number of Shares and assuming that such Shares, together with all other Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

    20. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

    21. PUBLIC ANNOUNCEMENT. The Grantee will consult with Grantor and Grantor will consult with Grantee before issuing any press release with respect to the initial announcement of this Agreement, the Option or the transactions contemplated hereby and neither party shall issue any such press release prior to such consultation except as may be required by law or the applicable rules and regulations of Nasdaq or the NYSE.

    IN WITNESS WHEREOF, Grantee and Grantor have caused this Agreement to be duly executed and delivered on the day and year first above written.

                                          OMNICARE, INC.

                                          By:  /s/ Joel F. Gemunder
                                              ----------------------------------
                                              Name: Joel F. Gemunder
                                              Title: President

                                          IBAH, INC.

                                          By:  /s/ Geraldine A. Henwood
                                              ----------------------------------
                                              Name: Geraldine A. Henwood
                                              Title: Chief Executive Officer

                                                                      APPENDIX C

                                VOTING AGREEMENT

    VOTING AGREEMENT, dated as of March 30, 1998, between Omnicare, Inc. a Delaware corporation ("Omnicare"), and the persons listed on Schedule A hereto (collectively, the "Securityholders").

    WHEREAS, Omnicare and IBAH, Inc., a Delaware corporation (the "Company"), propose to enter into an Agreement and Plan of Merger, dated the date hereof (as the same may be amended or supplemented, the "Merger Agreement") providing for the merger of a subsidiary of Omnicare with the Company (the "Merger");

    WHEREAS, each Securityholder is the record and beneficial owner of the number of (i) shares of common stock, par value $.01 per share, of the Company (the "Common Shares"), (ii) shares of preferred stock, par value $.01 per share, of the Company (the "Preferred Shares") or (iii) warrants to purchase Common Shares (the "Warrants") set forth opposite such Securityholder's name on Schedule A hereto; such securities, as they may be adjusted by stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by the Company, together with securities that may be acquired after the date hereof by such Securityholder, including Common Shares issuable upon the exercise of options to purchase Common Shares (as the same may be adjusted as aforesaid), being collectively referred to herein as the "Securities"; and

    WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Omnicare has requested that the Securityholders enter into this Agreement (capitalized terms not otherwise defined herein shall have the meanings set forth in the Merger Agreement);

    NOW, THEREFORE, to induce Omnicare to enter into, and in consideration of it entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

    1. COVENANTS OF THE SECURITYHOLDERS. Each Securityholder, severally and not jointly, agrees as follows:

    (a) The Securityholder shall not, except as contemplated by the terms of this Agreement, (i) sell, transfer, pledge, assign or otherwise dispose of, or enter into any Contract (as defined below), option or other arrangement (including any profit sharing arrangement) or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, the Securities to any person other than Omnicare or Omnicare's designee, (ii) enter into any voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney or otherwise, with respect to the Securities or (iii) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby; provided, however, that any Securityholder that is an individual may transfer all or any part of his or her Securities to any sibling or any other member of his or her immediate family, any of his or her lineal descendants or any trust for the benefit of any of them, if the recipient of the Securities agrees in advance in writing delivered to Omnicare to be bound by this Agreement; provided, further, however that Vector Later-Stage Equity Fund, L.P. may exercise any of its Warrants and sell the underlying Common Stock at any time prior to 30 days preceding the Effective Date of the Merger (as such term is defined in the Merger Agreement).

    (b) Until the Merger is consummated or the Merger Agreement is terminated, the Securityholder shall not, nor shall the Securityholder permit any investment banker, financial adviser, attorney, accountant or other representative or agent of the Securityholder to, directly or indirectly (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed or reasonably likely to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined in the Merger Agreement) or (ii) participate in any discussions or negotiations regarding any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by an investment banker, financial advisor, attorney, accountant or other representative or agent of the Securityholder shall be deemed to be a violation of this Section 1(b) by the Securityholder.

    (c) At any meeting of Securityholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger and the Merger Agreement is sought, each Securityholder shall, including by initiating a written consent solicitation if requested by Omnicare, vote (or cause to be voted) such Securityholder's Securities in favor of the Merger, the adoption of the Merger Agreement and the approval of the other transactions contemplated by the Merger Agreement. At any meeting of Securityholders of the Company or at any adjournment thereof or in any other circumstances upon which the Securityholder's vote, consent or other approval is sought, such Securityholder shall vote (or cause to be voted) such Securityholder's Securities against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other Acquisition Proposal (collectively, "Alternative Transactions") or (ii) any amendment of the Company's Certificate of Incorporation or by-laws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify, the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement including any consent to the treatment of any Securities in or in connection with such transaction (collectively, "Frustrating Transactions"). The Securityholder hereby consents to the transactions contemplated by Section 2.8 of the Merger Agreement.

    2.  GRANT OF IRREVOCABLE PROXY COUPLED WITH AN INTEREST; APPOINTMENT OF
PROXY.

    (a) Each Securityholder hereby irrevocably grants to, and appoints, any individual who shall be designated by Omnicare, and each of them, such Securityholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Securityholder, to vote such Securityholder's Securities, or grant a consent or approval in respect of such Securities, at any meeting of Securityholders of the Company or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, (i) in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the other transactions contemplated by the Merger Agreement, and (ii) against any Alternative Transaction or Frustrating Transaction.

    (b) Each Securityholder represents that any proxies heretofore given in respect of such Securityholder's Securities are not irrevocable, and that any such proxies are hereby revoked.

    (c) EACH SECURITYHOLDER HEREBY AFFIRMS THAT THE PROXY SET FORTH IN THIS
SECTION 2 IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE UNTIL SUCH TIME AS THIS AGREEMENT TERMINATES IN ACCORDANCE WITH ITS TERMS. Such Securityholder hereby further affirms that the irrevocable proxy is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Securityholder under this Agreement. Such Securityholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212 of the DGCL. Such irrevocable proxy shall be valid until the later to occur of (i) one year from the date hereof or (ii) the termination of this Agreement in accordance with its terms.

    3. REPRESENTATIONS AND WARRANTIES OF THE SECURITYHOLDERS. Each Securityholder hereby, severally and not jointly, represents and warrants to Omnicare as follows:

    (a) AUTHORITY. The Securityholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Securityholder. This Agreement has been duly executed and delivered by the

Securityholder and, assuming this Agreement constitutes a valid and binding obligation of Omnicare, constitutes a valid and binding obligation of the Securityholders enforceable against the Securityholder in accordance with its terms. Except for the informational filings with the Securities and Exchange Commission, neither the execution, delivery or performance of this Agreement by the Securityholder nor the consummation by the Securityholder of the transactions contemplated hereby will (i) require any filing with, or permit, authorization, consent or approval of, any federal, state, local or municipal foreign or other government or subdivision, branch, department or agency thereof or any governmental or quasi-governmental authority of any nature, including any court or other tribunal, (a "Governmental Entity"), (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancellation or acceleration under, or result in the creation of any Lien upon any of the properties or assets of the Securityholder under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, permit, concession, franchise, contract, agreement or other instrument or obligation (a "Contract") to which the Securityholder is a party or by which the Securityholder or any of the Securityholder's properties or assets, including the Securityholder's Securities, may be bound or (iii) violate any judgment, order, writ, preliminary or permanent injunction or decree (an "Order") or any statute, law, ordinance, rule or regulation of any Governmental Entity (a "Law") applicable to the Securityholder or any of the Securityholder's properties or assets, including the Securityholder's Securities.

    (b) THE SECURITIES. The Securityholder's Securities and the certificates representing such Securities are now, and at all times during the term hereof will be, held by such Securityholder, or by a nominee or custodian for the benefit of such Securityholder, and the Securityholder has good and marketable title to such Securities, free and clear of any Liens, proxies, voting trusts or agreements, understandings or arrangements, except for any such Liens or proxies arising hereunder. The Securityholder owns of record or beneficially no securities of the Company, or any options, warrants or rights exercisable for securities of the Company, other than such Securityholder's Securities and shares of Company Common Stock issuable upon the exercise of Existing Options (as defined in the Merger Agreement), in each case as set forth on Schedule A hereto.

    (c) BROKERS. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Securityholder.

    (d) MERGER AGREEMENT. The Securityholder understands and acknowledges that Omnicare is entering into, the Merger Agreement in reliance upon the Securityholder's execution and delivery of this Agreement.

    4. BOARD APPROVAL. The Board of Directors of the Company has duly and validly authorized and approved by all necessary corporate action, this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, so that by the execution and delivery hereof no restrictive provision of any "fair price," "moratorium," "control-share acquisition," "interested shareholders" or other similar anti-takeover statute or regulation (including, without limitation, Section 203 of the DGCL) or restrictive provision of any applicable anti-takeover provision in the Articles of Incorporation or by-laws of the Company is, or at the closing of the transactions contemplated hereby will be, applicable to the Company, Omnicare, the Securities, the Merger or any other transaction contemplated by this Agreement.

    5. REPRESENTATIONS AND WARRANTIES OF OMNICARE. Omnicare hereby represents and warrants to the Securityholders as follows:

    (a) AUTHORITY. Omnicare has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Omnicare and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Omnicare. This Agreement has been duly executed and delivered by Omnicare and, assuming this Agreement constitutes a valid and binding obligation of the Securityholders, constitutes a valid and binding obligation of Omnicare enforceable in accordance with its terms.

    (b) SECURITIES ACT. The Securities will be acquired in compliance with, and Omnicare will not offer to sell or otherwise dispose of any Securities so acquired by it in violation of any of, the Securities Exchange Act of 1934, or the registration requirements of the Securities Act of 1933.

    6. FURTHER ASSURANCES. Each Securityholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as Omnicare may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and to vest the power to vote such Securityholder's Securities as contemplated by Section 2. Omnicare agrees to use reasonable efforts to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements that may be imposed with respect to the transactions contemplated by this Agreement.

    7. ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

    8. TERMINATION. This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the first anniversary of the date of any termination of the Merger Agreement in accordance with its terms. Nothing in this Section 8 shall relieve any party from liability for willful breach of this Agreement.

    9. STOP TRANSFER. The Company agrees with, and covenants to, Omnicare that the Company shall not register the transfer of any certificate representing any Securityholder's Securities unless such transfer is made in accordance with the terms of this Agreement.

    10.  GENERAL PROVISIONS.

    (a) EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

    (b) AMENDMENTS. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

    (c) NOTICE. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (i) if to Omnicare, to

       Cheryl D. Hodges
       Omnicare, Inc.
       2800 Chemed Center
       255 East Fifth Street
       Cincinnati, Ohio 45202-4728

       Facsimile: (513) 762-6678
       with a copy to:
       Morton A. Pierce and Richard D. Pritz
       Dewey Ballantine LLP
       1301 Avenue of the Americas
       New York, New York 10019
       Facsimile: (212) 259-6333
           and

    (ii) if to a Securityholder, to the address set forth under the name of such Securityholder on Schedule A hereto with a copy to:
       Thomas J. Sharbaugh
       Morgan, Lewis & Bockius LLP
       2000 One Logan Square
       Philadelphia, Pennsylvania 19103
       Facsimile: (215) 963-5299

    (d) INTERPRETATION. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

    (e) COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

    (f) ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

    (g) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law.

    (h) PUBLICITY. Except as otherwise required by law, court process or the rules of a national securities exchange or the Nasdaq National Market or as contemplated or provided in the Merger Agreement, for so long as this Agreement is in effect, neither any Securityholder nor Omnicare shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement or the Merger Agreement without the consent of the other parties, which consent shall not be unreasonably withheld.

    11. SECURITYHOLDER CAPACITY. No person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his or her capacity as such director or officer. Each Securityholder signs solely in his or her capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Securityholder's Securities and nothing herein shall limit or affect any actions taken by a Securityholder in its capacity as an officer or director of the Company to the extent specifically permitted by the Merger Agreement.

    12. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in a court of the United States. This being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

    EACH SECURITYHOLDER AGREES THAT, IN CONNECTION WITH ANY LEGAL SUIT OR PROCEEDING ARISING WITH RESPECT TO THIS AGREEMENT, IT SHALL SUBMIT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE AND AGREES TO VENUE IN SUCH COURTS. EACH SECURITYHOLDER HEREBY APPOINTS THE SECRETARY OF THE COMPANY AS ITS AGENT FOR SERVICE OF PROCESS FOR PURPOSES OF THE FOREGOING SENTENCE ONLY. EACH PARTY HERETO WAIVES ANY RIGHT TO JURY TRIAL IN CONNECTION WITH ANY SUCH SUIT OR PROCEEDING.

    IN WITNESS WHEREOF, Omnicare has caused this Agreement to be signed by its officer thereunto duly authorized and each Securityholder has signed this Agreement, all as of the date first written above.

                                OMNICARE, INC.

                                By:  /s/ DAVID W. FROESEL, JR.
                                     ------------------------------------------
                                     Name: David W. Froesel, Jr.
                                     Title: Senior Vice President and
                                          Chief Financial Officer

                                SECURITYHOLDER

                                By:  /s/ WINSTON J. CHURCHILL
                                     ------------------------------------------
                                     Name: Winston J. Churchill,
                                           Individual
                                           Churchill Foundation
                                           CIP Capital, L.P.

                                SECURITYHOLDER

                                By:  /s/ SIDNEY JEVONS, PH.D.
                                     ------------------------------------------
                                     Name: Sidney Jevons, Ph.D.

                                SECURITYHOLDER

                                By:  /s/ SANDRA PANEM, PH.D.
                                     ------------------------------------------
                                     Name: Sandra Panem, Ph.D.,
                                           Individual
                                           Vector Later-Stage Equity
                                           Fund, L.P.

                                SECURITYHOLDER

                                By:  /s/ THOMAS F. HENWOOD
                                     ------------------------------------------
                                     Name: Thomas F. Henwood

                                SECURITYHOLDER

                                By:  /s/ RICHARD L. SHERMAN
                                     ------------------------------------------
                                     Name: CIP Capital, L.P.

                                SECURITYHOLDER

                                By:  /s/ THOMAS J. SHARBAUGH
                                     ------------------------------------------
                                     Name: Thomas J. Sharbaugh, Trustee
                                           for the Son of Winston J. Churchill

                                SECURITYHOLDER

                                By:  /s/ GERALDINE A. HENWOOD
                                     ------------------------------------------
                                     Name: Geraldine A. Henwood

                                                                      SCHEDULE A

                                                                      COMMON     PREFERRED
NAME AND ADDRESS                                                      SHARES      SHARES      WARRANTS    OPTIONS
------------------------------------------------------------------  ----------  -----------  ----------  ---------
Winston J. Churchill(1)...........................................   1,277,917                             106,000
Trust for Son of Winston J. Churchill.............................     159,750
Churchill Foundation..............................................     171,000
Geraldine A. Henwood..............................................   2,670,058                              92,500
Thomas F. Henwood.................................................     378,055
Vector Later-Stage Equity Fund....................................                 356,984    1,070,952
Sandra Panem, Ph.D................................................                                          20,000
Sidney Jevons, Ph.D...............................................     540,399                              23,760

------------------------

(1) Includes 673,371 Common Shares owned by CIP Capital, L.P.

                                                                      APPENDIX D

                        DELAWARE GENERAL CORPORATION LAW

SECTION 262. APPRAISAL RIGHTS

    (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation, and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to SectionSection 251 (other than a merger effected pursuant to Section251(g) of this title), 252, 254, 257, 258, 263 or 264 of this title:

        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

        (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to SectionSection 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

           a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

           b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders;

           c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

           d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2) If the merger of consolidation was approved pursuant to Section228 or Section253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                      APPENDIX E

March 30, 1998

The Board of Directors
IBAH, Inc.
Four Valley Square
512 Township Line Road
Blue Bell, Pennsylvania 19422

Members of the Board:

    You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock, par value $.01 per share ("IBAH Common Stock"), of IBAH, Inc. ("IBAH"), of the consideration to be received by such holders pursuant to the terms of and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of March 30, 1998 (the "Merger Agreement"), by and among Omnicare, Inc. ("Omnicare"), a wholly owned subsidiary of Omnicare ("Merger Sub"), and IBAH. As more fully described in the Merger Agreement, (A) Merger Sub will be merged with and into IBAH (the "Merger") and
(B) each then outstanding share of IBAH Common Stock will be converted into the right to receive the number of shares of common stock, par value $1.00 per share, of Omnicare ("Omnicare Common Stock"), calculated, as set forth below, based on the average closing price of Omnicare Common Stock for the 15 trading days immediately preceding the second trading day before the closing date of the Merger (the "Omnicare Market Value") (such number of shares of Omnicare Common Stock, the "Merger Consideration"). The Merger Agreement provides that the Merger Consideration will be calculated as follows: (1) if the Omnicare Market Value is greater than $43.83, the number of shares of Omnicare Common Stock will equal $6.50 divided by the Omnicare Market Value; (2) if the Omnicare Market Value is greater than $38.77 and less than or equal to $43.83, such number will equal 0.1483; (3) if the Omnicare Market Value is greater than $34.85 and less than or equal to $38.77, such number will equal $5.75 divided by the Omnicare Market Value; (4) if the Omnicare Market Value is greater than or equal to $30.30 and less than or equal to $34.85, such number will equal 0.1650; and (5) if the Omnicare Market Value is less than $30.30, such number will equal $5.00 divided by the Omnicare Market Value unless Omnicare exercises its right to adjust such consideration to 0.1650.

    In arriving at our opinion, we reviewed the Merger Agreement and held discussions with certain senior officers, directors and other representatives and advisors of IBAH and certain senior officers and other representatives and advisors of Omnicare concerning the businesses, operations and prospects of IBAH and Omnicare. We examined certain publicly available business and financial information relating to IBAH and Omnicare as well as certain financial forecasts for IBAH and other information and data for IBAH and Omnicare which were provided to or otherwise discussed with us by the respective managements of IBAH and Omnicare, including information relating to certain strategic implications and operational benefits anticipated to result from the Merger. We reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of the IBAH Common Stock and the Omnicare Common Stock; the historical and projected earnings and other operating data of IBAH and Omnicare; and the capitalization and financial condition of IBAH and Omnicare. We considered, to the extent publicly available, the financial terms of certain other transactions recently effected which we considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of IBAH and Omnicare. We also evaluated the potential pro forma financial impact of the Merger on Omnicare. In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

    In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with us. We have also assumed with your consent, that the final terms of the Merger Agreement reviewed by us in draft form will not vary materially from the draft reviewed by us. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have been advised by the management of IBAH that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of IBAH and Omnicare as to the future financial performance of IBAH and Omnicare and the strategic implications and operational benefits anticipated to result from the Merger. We have assumed with your consent that the Merger will qualify as a tax-free reorganization for federal income tax purposes and will be accounted for as a "pooling of interests" for financial accounting purposes. Our opinion, as set forth herein, relates to the relative values of IBAH and Omnicare. We are not expressing any opinion as to what the value of the Omnicare Common Stock actually will be when issued pursuant to the Merger or the price at which the Omnicare Common Stock will trade subsequent to the Merger. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of IBAH or Omnicare nor have we made any physical inspection of the properties or assets of IBAH or Omnicare. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

    Smith Barney Inc. and Salomon Brothers Inc, collectively doing business as Salomon Smith Barney, have acted as financial advisors to IBAH in connection with the proposed Merger and will receive a fee for such services, a significant portion of which is contingent upon the consummation of the Merger. We also will receive a fee in connection with the delivery of this opinion. We have in the past provided investment banking services to Omnicare, for which services we have received compensation. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of IBAH and Omnicare for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Travelers Group Inc. and its affiliates) may maintain relationships with IBAH and Omnicare.

    Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of IBAH in its evaluation of the proposed Merger, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Merger. Our opinion may not be published or otherwise used or referred to, nor shall any public reference to Salomon Smith Barney be made, without our prior written consent.

    Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of IBAH Common Stock.

Very truly yours,
SALOMON SMITH BARNEY

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Omnicare Certificate provides that a director of Omnicare will not be liable to Omnicare or its stockholders for monetary damages for breach of fiduciary duty as a director, to the full extent permitted by the Delaware General Corporation Law (the "DGCL"), as amended or interpreted from time to time.

    In addition, the Omnicare Certificate states that Omnicare shall, to the full extent permitted by the DGCL, as amended or interpreted from time to time, indemnify all directors, officers and employees whom it may indemnify pursuant thereto and in addition, Omnicare may, to the extent permitted by the DGCL, indemnify agents of Omnicare or other persons.

    Section 145 of the DGCL permits indemnification against expenses, fines, judgments and settlements incurred by any director, officer or employee of a company in the event of pending or threatened civil, criminal, administrative or investigative proceedings, if such person was, or was threatened to be made, a party by reason of the fact that he or she is or was a director, officer, or employee of the company. Section 145 also provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled. In addition, Omnicare maintains a directors' and officers' liability insurance policy.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (A) EXHIBITS

        See Exhibit Index.

    (B) FINANCIAL STATEMENTS SCHEDULES

        All financial statement schedules of the Registrant which are required to be included herein are incorporated herein by reference to Registrant's Annual Report on Form 10-K for the year ended December 31, 1997.

    (C) OPINIONS

        The opinion of Salomon Smith Barney is included as Appendix E to the Proxy Statement/ Prospectus.

ITEM 22. UNDERTAKINGS.

    1. The undersigned registrant hereby undertakes:

    (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    4. The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    6. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    7. The undersigned registrant hereby undertakes to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on this 27th day of May, 1998.

May 27, 1998.                   OMNICARE, INC.

                                     /s/ JOEL F. GEMUNDER
                                     -----------------------------------------
                                     Joel F. Gemunder
                                     PRESIDENT

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Edward L. Hutton, Joel F. Gemunder and Cheryl D. Hodges, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                    TITLE                    DATE
-------------------------  --------------------------  ------------------

/s/ EDWARD L. HUTTON       Chairman and Director
-------------------------  (Principal Executive           May 27, 1998
Edward L. Hutton           Director)

/s/ JOEL F. GEMUNDER       President and Director
-------------------------  (Principal Executive           May 27, 1998
Joel F. Gemunder           Officer)

                           Senior Vice President and
/s/ DAVID W. FROESEL,      Chief Financial Officer
JR.                        (Principal Financial
-------------------------  Officer and                    May 27, 1998
David W. Froesel, Jr.      Principal Accounting
                           Officer)

/s/ RONALD K. BAUR         Director
-------------------------                                 May 27, 1998
Ronald K. Baur

/s/ KENNETH W.             Director
CHESTERMAN
-------------------------                                 May 27, 1998
Kenneth W. Chesterman

/s/ CHARLES H. ERHART,     Director
JR.
-------------------------                                 May 27, 1998
Charles H. Erhart, Jr.

        SIGNATURE                    TITLE                    DATE
-------------------------  --------------------------  ------------------
/s/ MARY LOU FOX           Director
-------------------------                                 May 27, 1998
Mary Lou Fox

/s/ CHERYL D. HODGES       Director
-------------------------                                 May 27, 1998
Cheryl D. Hodges

/s/ THOMAS C. HUTTON       Director
-------------------------                                 May 27, 1998
Thomas C. Hutton

/s/ PATRICK E. KEEFE       Director
-------------------------                                 May 27, 1998
Patrick E. Keefe

/s/ SANDRA E. LANEY        Director
-------------------------                                 May 27, 1998
Sandra E. Laney

/s/ ANDREA R. LINDELL      Director
-------------------------                                 May 27, 1998
Andrea R. Lindell

/s/ SHELDON MARGEN,        Director
M.D.
-------------------------                                 May 27, 1998
Sheldon Margen, M.D.

/s/ KEVIN J. MCNAMARA      Director
-------------------------                                 May 27, 1998
Kevin J. Mcnamara

/s/ JOHN M. MOUNT          Director
-------------------------                                 May 27, 1998
John M. Mount

/s/ D. WALTER ROBBINS,     Director
JR.
-------------------------                                 May 27, 1998
D. Walter Robbins, Jr.

                                 EXHIBIT INDEX

  EXHIBIT
    NO.                                                             DESCRIPTION
-----------             ----------------------------------------------------------------------------------------------------

       2.1          --  Agreement and Plan of Merger, dated as of March 30, 1998, by and among Omnicare, Impala Acquisition
                        Corp. and IBAH (attached as Appendix A to the Proxy Statement/ Prospectus included in this
                        Registration Statement).

       3.1          --  Restated Certificate of Incorporation of Omnicare (incorporated herein by reference to Registrant's
                        Annual Report on Form 10-K for the year ended December 31, 1996).

       3.2          --  Certificate of Amendment of Registrant's Restated Certificate of Incorporation (incorporated herein by reference to Registrant's Registration Statement on Form S-4, dated May 27, 1998).

       3.3          --  Amended Bylaws of Omnicare (incorporated herein by reference to Registrant's Annual Report on Form
                        10-K for the year ended December 31, 1992).

       4.1          --  Credit Agreement among Omnicare, The First National Bank of Chicago, agent, and certain banks, dated as of October 22, 1996 (incorporated herein by reference to Registrant's Annual Report on Form 10-K for the year ended December 31, 1996).

       4.2          --  Indenture, dated as of December 10, 1997, between Omnicare and The First National Bank of Chicago, as trustee (incorporated herein by reference to Registrant's Registration Statement on Form S-3,
                        dated February 6, 1998).

       5.1          --  Opinion of Dewey Ballantine LLP.*

       8.1          --  Opinion of Morgan, Lewis & Bockius LLP as to certain federal income tax matters.*

      10.1          --  Executive Salary Protection Plan, as amended, dated May 22, 1981 (incorporated herein by reference to Registrant's Annual Report on Form 10-K for the year ended
                        December 31, 1995).

      10.2          --  1981 Stock Incentive Plan, as amended (incorporated herein by reference to Registrant's Annual
                        Report on Form 10-K for the year ended December 31, 1987).

      10.3          --  1989 Stock Incentive Plan (incorporated herein by reference to Registrant's Proxy Statement dated
                        April 10, 1989 for Registrant's 1989 Annual Meeting of Stockholders).

      10.4          --  1992 Long-Term Stock Incentive Plan (incorporated herein by reference to Registrant's Proxy
                        Statement dated March 31, 1997 for Registrant's 1997 Annual Meeting of Stockholders).

      10.5          --  1995 Premium-Priced Stock Option Plan (incorporated herein by reference to Registrant's Proxy
                        Statement dated April 10, 1995 for Registrant's 1995 Annual Meeting of Stockholders).

      10.6          --  Excess Benefits Plan (incorporated herein by reference to Registrant's Annual Report on Form 10-K for the year ended December 31, 1987).

      10.7          --  Form of Indemnification Agreement with Directors and Officers (incorporated herein by reference to
                        Registrant's Proxy Statement dated April 14, 1987 for Registrant's 1987 Annual Meeting of
                        Stockholders).

      10.8          --  Employment Agreements with J.F. Gemunder and C.D. Hodges, dated August 4, 1988 (incorporated herein by reference to Registrant's Annual Report on Form 10-K for the year ended December 31, 1988).

      10.9          --  Amendment to Employment Agreements with J.F. Gemunder and C.D. Hodges, dated May 17, 1993
                        (incorporated herein by reference to Registrant's Annual Report on
                        Form 10-K for the year ended December 31, 1993).

  EXHIBIT
    NO.                                                             DESCRIPTION
-----------             ----------------------------------------------------------------------------------------------------
      10.10         --  Employment Agreement with T.R. Marsh dated August 4, 1988 and Amendment, dated May 17, 1993
                        (incorporated herein by reference to Registrant's Annual Report on
                        Form 10-K for the year ended December 31, 1993).

      10.11         --  Employment Agreement with P.E. Keefe, dated March 4, 1993 (incorporated herein by reference to
                        Registrant's Annual Report on Form 10-K for the year ended December 31, 1993).

      10.12         --  Amendment to Employment Agreements with J.F. Gemunder, P.E. Keefe, C.D. Hodges and T.R. Marsh, dated
                        May 16, 1994 (incorporated herein by reference to Registrant's Annual Report on Form 10-K for the year ended December 31, 1994).

      10.13         --  Amendment to Employment Agreements with J.F. Gemunder, P.E. Keefe and C.D. Hodges, dated May 15,
                        1995 (incorporated herein by reference to Registrant's Annual Report on Form 10-K for the year ended
                        December 31, 1995).

      10.14         --  Split Dollar Agreement with E.L. Hutton, dated June 1, 1995 (Agreement in the same form exists with
                        J.F. Gemunder) (incorporated herein by reference to Registrant's Annual Report on Form 10-K for the year ended December 31, 1995).

      10.15         --  Split Dollar Agreement, dated June 1, 1995 (Agreements in the same form exists with the following
                        Executive Officers: C.D. Hodges, P.E. Keefe and T.E. Bien) (incorporated herein by reference to
                        Registrant's Annual Report on Form 10-K for the year ended December 31, 1995).

      10.16         --  Annual Incentive Plan for Senior Executive Officers (incorporated herein by reference to
                        Registrant's Proxy Statement dated May 20, 1996 for Registrant's 1996 Annual Meeting of
                        Stockholders).

      10.17         --  Employment Agreement with T.E. Bien, dated January 1, 1994 (incorporated herein by reference to
                        Registrant's Annual Report on Form 10-K for the year ended December 31, 1996).

      10.18         --  Employment Agreement with D.W. Froesel, dated February 17, 1996 (incorporated herein by reference to
                        Registrant's Annual Report on Form 10-K for the year ended
                        December 31, 1996).

      10.19         --  Employment Agreement with M.L. Fox, dated April 4, 1996 (incorporated herein by reference to
                        Registrant's Annual Report on Form 10-K for the year ended December 31, 1996).

      10.20         --  Consulting Agreement with MLF Co., dated April 4, 1996 (incorporated herein by reference to
                        Registrant's Annual Report on Form 10-K for the year ended December 31, 1996).

      10.21         --  Amendment to Employment Agreement with J.F. Gemunder, dated May 20, 1996 (Amendments in the same form exist with the following Executive Officers: P.E. Keefe and C.D. Hodges) (incorporated herein by reference to Registrant's Annual Report on Form 10-K for the year ended December 31, 1996).

      10.22         --  Amendment to Employment Agreement with J.F. Gemunder, dated May 19, 1997 (Amendments in the same form exist with the following Executive Officers: P.E. Keefe and C.D. Hodges) (incorporated herein by reference to Registrant's Annual Report on Form 10-K for the year ended December 31, 1997).

      11.1          --  Statement of Computation of Earnings per common shares of Omnicare (incorporated herein by reference to Registrant's Annual Report on Form 10-K for the year ended December 31, 1997).

      12.1          --  Statement of Computation of Ratio of Earnings to Fixed Charges (incorporated herein by reference to
                        Registrant's Annual Report on Form 10-K for the year ended December 31, 1997).

  EXHIBIT
    NO.                                                             DESCRIPTION
-----------             ----------------------------------------------------------------------------------------------------
      21.1          --  Subsidiaries of Omnicare (incorporated herein by reference to Registrant's Annual Report on Form
                        10-K for the year ended December 31, 1997).

      23.1          --  Consent of Dewey Ballantine LLP (included as part of its opinion filed as Exhibit 5.1 hereto).

      23.2          --  Consent of Morgan, Lewis & Bockius LLP (included as part of its opinion filed as Exhibit 8.1 hereto).

      23.3          --  Consent of Arthur Anderson LLP.*

      23.4          --  Consent of Price Waterhouse LLP.*

      24.1          --  Power of Attorney, included as part of the Signature page in this Registration Statement.

      99.1          --  Form of Proxy for holders of IBAH Shares.*

      99.2          --  Fairness Opinion of Salomon Smith Barney (attached as Appendix E to the Proxy Statement/Prospectus included in this Registration Statement).

      99.3          --  Consent of Salomon Smith Barney.*

------------------------

*   Filed herewith